                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                          BAY VIEW DEPOSIT CORPORATION
                                   Transferor

                         BAY VIEW ACCEPTANCE CORPORATION
                                    Servicer

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                Indenture Trustee

                        CENTERONE FINANCIAL SERVICES LLC
                                Back-up Servicer

                                       and

                            WILMINGTON TRUST COMPANY
                                  Owner Trustee

                          TRUST AND SERVICING AGREEMENT

                          Dated as of November 1, 2005

                           Bay View 2005-3 Owner Trust

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I AMENDMENT AND RESTATEMENT OF TRUST AGREEMENT..........................      1
   SECTION 1.01    Name.........................................................      1
   SECTION 1.02    Office.......................................................      1
   SECTION 1.03    Purposes and Powers..........................................      1
   SECTION 1.04    Appointment of Owner Trustee.................................      2
   SECTION 1.05    Initial Capital Contribution of Trust Estate.................      2
   SECTION 1.06    Declaration of Trust.........................................      2
   SECTION 1.07    Title to Trust Property......................................      3
   SECTION 1.08    Situs of Trust...............................................      3
   SECTION 1.09    Separateness Covenants.......................................      3
   SECTION 1.10    Restrictions on Trust Activities.............................      4
   SECTION 1.11    Liability of Residual Interest Holders and
                   Certificateholders...........................................      4
   SECTION 1.12    Termination of the Indenture.................................      4

ARTICLE II DEFINITIONS..........................................................      4
   SECTION 2.01    Definitions..................................................      4
   SECTION 2.02    Usage of Terms...............................................     21
   SECTION 2.03    Record Date..................................................     21
   SECTION 2.04    Section References...........................................     21
   SECTION 2.05    Compliance Certificates......................................     21
   SECTION 2.06    Directions...................................................     22
   SECTION 2.07    Calculations.................................................     22
   SECTION 2.08    Action by or Consent of Noteholders..........................     22
   SECTION 2.09    Material Adverse Effect......................................     22

ARTICLE III CONVEYANCE OF RECEIVABLES...........................................     22
   SECTION 3.01    Conveyance of Receivables and other Trust Property...........     22

ARTICLE IV ACCEPTANCE BY OWNER TRUSTEE..........................................     24
   SECTION 4.01    Acceptance by Owner Trustee..................................     24

ARTICLE V INFORMATION DELIVERED TO THE RATING AGENCIES..........................     24
   SECTION 5.01    Information Delivered to the Rating Agencies.................     24

ARTICLE VI AGENT FOR SERVICE....................................................     25
   SECTION 6.01    Agent for Service............................................     25

ARTICLE VII THE RECEIVABLES.....................................................     25
   SECTION 7.01    Representations and Warranties of Transferor.................     25
   SECTION 7.02    Repurchase Upon Breach.......................................     27
   SECTION 7.03    Custody of Receivable Files..................................     27
   SECTION 7.04    Duties of Servicer as Custodian on behalf of the Trust.......     28
   SECTION 7.05    Instructions; Authority to Act...............................     28

ARTICLE VIII ADMINISTRATION AND SERVICING OF RECEIVABLES........................     29
   SECTION 8.01    Duties of Servicer...........................................     29
   SECTION 8.02    [Reserved]...................................................     30
   SECTION 8.03    The Back-up Servicer.........................................     30
   SECTION 8.04    Retention and Termination of Servicer........................     32
   SECTION 8.05    Collection of Receivable Payments............................     33
   SECTION 8.06    Realization Upon Receivables.................................     34
   SECTION 8.07    Physical Damage Insurance....................................     35
   SECTION 8.08    Maintenance of Security Interests in Financed Vehicles.......     36
   SECTION 8.09    Covenants of Servicer........................................     37
   SECTION 8.10    Purchase of Receivables Upon Breach..........................     38
   SECTION 8.11    Servicing Fee................................................     39
   SECTION 8.12    Servicer's Certificate.......................................     39
   SECTION 8.13    Annual Statement as to Compliance; Notice of Default.........     40
   SECTION 8.14    Annual Independent Certified Public Accountant's Report......     40
   SECTION 8.15    Access to Certain Documentation and Information Regarding
                   Receivables..................................................     41
   SECTION 8.16    Servicer Expenses............................................     41
   SECTION 8.17    Reports to Noteholders.......................................     42
   SECTION 8.18    Fidelity Bond................................................     42
   SECTION 8.19    Delegation of Duties.........................................     42
   SECTION 8.20    Derivatives..................................................     42
   SECTION 8.21    Receivables Sales............................................     43

ARTICLE IX COLLECTIONS; DISTRIBUTIONS TO NOTEHOLDERS, RESIDUAL INTEREST HOLDERS
              AND CERTIFICATEHOLDERS............................................     43
   SECTION 9.01    Lock-Box Account.............................................     43
   SECTION 9.02    Collection Account...........................................     45
   SECTION 9.03    Collections..................................................     47
   SECTION 9.04    Additional Deposits..........................................     47
   SECTION 9.05    Application of Funds.........................................     48
   SECTION 9.06    Reserve Account..............................................     48
   SECTION 9.07    Advances.....................................................     48
   SECTION 9.08    No Segregation of Moneys; No Interest........................     49
   SECTION 9.09    Accounting and Reports to the Residual Interest Holders, the
                   Certificateholders, the Internal Revenue Service and Others..     49
   SECTION 9.10    [Reserved]...................................................     50
   SECTION 9.11    Certain Reimbursements to the Servicer.......................     50
   SECTION 9.12    Securities Accounts..........................................     50

ARTICLE X VOTING RIGHTS AND OTHER ACTIONS.......................................     51
   SECTION 10.01   Prior Notice with Respect to Certain Matters.................     51
   SECTION 10.02   Action with Respect to Certain Matters.......................     51
   SECTION 10.03   Restrictions on Residual Interest Holders' and the
                   Certificateholders' Power....................................     52
   SECTION 10.04   Control......................................................     53

   SECTION 10.05   [Reserved]...................................................     53
   SECTION 10.06   Registration of Transfer and Exchange of the Certificates....     53

ARTICLE XI THE RESIDUAL INTEREST AND THE CERTIFICATES...........................     53
   SECTION 11.01   Initial Ownership............................................     53
   SECTION 11.02   The Residual Interest and the Certificates...................     53
   SECTION 11.03   Authentication of Certificates...............................     53
   SECTION 11.04   Registration of Transfer and Exchange of Residual Interest or
                   Certificates.................................................     54
   SECTION 11.05   Mutilated, Destroyed, Lost, or Stolen Certificates...........     55
   SECTION 11.06   Persons Deemed Certificateholders............................     55
   SECTION 11.07   Covenants of the Residual Interest Holders and the
                   Certificateholders...........................................     56
   SECTION 11.08   Certificate Transfer Restrictions............................     56

ARTICLE XII THE TRANSFEROR......................................................     58
   SECTION 12.01   Representations and Undertakings of Transferor...............     58
   SECTION 12.02   Liability of Transferor; Indemnities.........................     62
   SECTION 12.03   Merger or Consolidation of, or Assumption of the Obligations
                   of Transferor................................................     63
   SECTION 12.04   Limitation on Liability of Transferor and Others.............     64
   SECTION 12.05   Transferor May Own Notes, the Residual Interest and
                   Certificates.................................................     64

ARTICLE XIII THE SERVICER AND BACK-UP SERVICER..................................     64
   SECTION 13.01   Representations and Warranties...............................     64
   SECTION 13.02   Indemnities of Servicer and Back-up Servicer.................     69
   SECTION 13.03   Merger or Consolidation of, or Assumption of the Obligations
                   of the Servicer and Back-up Servicer.........................     71
   SECTION 13.04   Limitation on Liability of Servicer and Others...............     72
   SECTION 13.05   Servicer and Back-up Servicer Not to Resign..................     73
   SECTION 13.06   Delegation of Duties.........................................     73

ARTICLE XIV SERVICER AND BACK-UP SERVICER DEFAULTS..............................     74
   SECTION 14.01   Events of Servicer Default...................................     74
   SECTION 14.02   Back-up Servicer Default.....................................     77
   SECTION 14.03   Appointment of Successors....................................     80
   SECTION 14.04   Notice of Events of Servicer Default.........................     83
   SECTION 14.05   Waiver of Past Defaults......................................     83

ARTICLE XV THE OWNER TRUSTEE....................................................     84
   SECTION 15.01   Duties of Owner Trustee......................................     84
   SECTION 15.02   Action upon Instruction......................................     84
   SECTION 15.03   Accounting and Records to the Residual Interest Holders, the
                   Certificateholders, the Internal Revenue Service and Others..     87
   SECTION 15.04   Signature on Returns; Tax Matters Partner....................     88
   SECTION 15.05   Owner Trustee's Certificate..................................     88

   SECTION 15.06   Trust's Assignment of Purchased Receivables..................     88
   SECTION 15.07   Certain Matters Affecting the Owner Trustee..................     89
   SECTION 15.08   Owner Trustee Not Liable for the Residual Interest,
                   Certificates or Receivables..................................     90
   SECTION 15.09   Owner Trustee May Own Notes..................................     91
   SECTION 15.10   Owner Trustee's and Indenture Trustee's Fees and Expenses;
                   Indemnification..............................................     91
   SECTION 15.11   Eligibility Requirements for Owner Trustee...................     92
   SECTION 15.12   Resignation or Removal of Owner Trustee......................     92
   SECTION 15.13   Successor Owner Trustee......................................     93
   SECTION 15.14   Merger or Consolidation of Owner Trustee.....................     93
   SECTION 15.15   Appointment of Co-Trustee or Separate Owner Trustee..........     94
   SECTION 15.16   Representations and Warranties of Owner Trustee..............     95

ARTICLE XVI TERMINATION.........................................................     96
   SECTION 16.01   Termination of the Trust.....................................     96
   SECTION 16.02   Optional Disposition of All Receivables......................     97

ARTICLE XVII MISCELLANEOUS PROVISIONS...........................................     97
   SECTION 17.01   Amendment....................................................     97
   SECTION 17.02   Protection of Title to Trust.................................     99
   SECTION 17.03   Limitation on Rights of Noteholders, the Residual Interest
                   Holders and the Certificateholders...........................    102
   SECTION 17.04   Governing Law................................................    103
   SECTION 17.05   Notices......................................................    103
   SECTION 17.06   Severability of Provisions...................................    104
   SECTION 17.07   Assignment...................................................    104
   SECTION 17.08   [Reserved]...................................................    104
   SECTION 17.09   Nonpetition Covenants........................................    104
   SECTION 17.10   No Recourse..................................................    104
   SECTION 17.11   No Legal Title to Trust Property in Residual Interest Holders
                   or Certificateholders........................................    105
   SECTION 17.12   Further Assurances...........................................    105
   SECTION 17.13   No Waiver; Cumulative Remedies...............................    105
   SECTION 17.14   Third-Party Beneficiaries....................................    105
   SECTION 17.15   Actions by  Noteholders, Residual Interest Holders or
                   Certificateholders...........................................    106
   SECTION 17.16   Corporate Obligation.........................................    106
   SECTION 17.17   Covenant Not File a Bankruptcy Petition......................    106
   SECTION 17.18   Independence of the Servicer and Back-up Servicer............    107
   SECTION 17.19   No Joint Venture.............................................    107
   SECTION 17.20   Headings.....................................................    107
   SECTION 17.21   Entire Agreement.............................................    107
   SECTION 17.22   Limitation of Liability of Owner Trustee.....................    107
   SECTION 17.23   [Reserved]...................................................    107
   SECTION 17.24   Counterparts.................................................    107
   SECTION 17.25   Consent to Jurisdiction......................................    108

   SECTION 17.26   Trial by Jury Waived.........................................   108
   SECTION 17.27   Sarbanes-Oxley Certifications................................   109
   SECTION 17.28   Amendment and Restatement of Existing Trust Agreement........   109

EXHIBIT A  -- Owner Trustee's Certificate Pursuant to Section 15.05 (Assignment
              to BVAC)
EXHIBIT B  -- Owner Trustee's Certificate Pursuant to Section 15.05 (Assignment
              to Servicer)
EXHIBIT C  -- Servicer's Certificate
EXHIBIT D  -- Form of Certificate of Trust
EXHIBIT E  -- Form of Certificate
EXHIBIT F  -- Confirmation of Computer Tape (Back-up Servicer)

SCHEDULE A -- Schedule of Receivables
SCHEDULE B -- Location of Receivables
SCHEDULE C -- Back-up Servicer Schedule
SCHEDULE D -- Delivery Requirements
SCHEDULE E -- Exception List for CenterOne

     This TRUST AND SERVICING AGREEMENT, dated as of November 1, 2005, is made with respect to the Bay View 2005-3 Owner Trust, among BAY VIEW DEPOSIT CORPORATION, a Delaware corporation, as transferor (the "Transferor"), BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation, as servicer (the "Servicer"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the "Indenture Trustee"), CENTERONE FINANCIAL SERVICES LLC, a Delaware limited liability company (the "Back-up Servicer"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

     WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  AMENDMENT AND RESTATEMENT OF TRUST AGREEMENT

     Upon the execution of this Agreement by the parties hereto the Trust Agreement, dated August 26, 2005 of the Bay View 2005-3 Owner Trust is hereby amended and restated in its entirety and replaced by this Agreement.

     SECTION 1.01 Name. The Trust, known as "Bay View 2005-3 Owner Trust", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust constitutes a statutory trust within the meaning of
Section 3801(a) of the Delaware Statutory Trust Act for which the Owner Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

     SECTION 1.02 Office. The office of the Trust shall be in care of the Owner Trustee at its Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Residual Interest Holder, the Noteholders, the Servicer, the Transferor, the Back-up Servicer, and the Indenture Trustee.

     SECTION 1.03 Purposes and Powers. The purpose of the Trust is, and the Issuer shall have the power and authority to engage in the following activities:

               (i) to issue the Notes pursuant to the Indenture and the Certificates and the Residual Interests pursuant to this Agreement and to sell or transfer the Notes, the Certificates and the Residual Interests in one or more transactions;

               (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Receivables pursuant to this Agreement;

               (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust estate pursuant to the Indenture and to hold, manage and distribute to the Residual Interest Holders pursuant to the terms of this Agreement any portion of the Trust estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

               (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Basic Documents to which it is a party and the other documents related thereto, to engage in such other activities as may be required in connection with conservation of the Trust estate and the making of distributions to the Residual Interest Holders, the Certificateholder, the Noteholders and the others specified in this Agreement and the Indenture.

     The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. Without limitation of the foregoing, except for such activities as are referenced in paragraphs (i) through (vi) of this Section 1.03, the Trust is subject to the restrictions set forth in Section 1.10 hereof.

     SECTION 1.04 Appointment of Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

     SECTION 1.05 Initial Capital Contribution of Trust Estate. The Transferor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the Trust Property. The Owner Trustee on behalf of the Trust hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which Trust Property shall constitute the initial Trust estate. The Transferor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION 1.06 Declaration of Trust. The Owner Trustee hereby declares that it will hold such Trust estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Residual Interest Holders and the Certificateholders, subject to the obligations of the Trust under the Basic Documents and the other related documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under Delaware law and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that solely for federal, State and local income, single business and franchise tax purposes (i) so long as there is a sole Residual Interest Holder and no Certificateholder, the Trust shall be disregarded as a separate entity, with the assets of the Trust being treated as the assets of such sole Residual Interest Holder, and the Notes being non-recourse debt of the sole Residual Interest Holder, and (ii) if there is more than one Residual Interest Holder, or one or more Residual Interest Holders and one or more Certificateholders, the Trust shall be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, with the assets of the partnership being the Trust estate, the partners of the partnership being the Residual Interest Holders and the Certificateholders and the Notes being non-recourse debt of the partnership. The Trust shall not elect to be treated as an association under Treasury Regulations

Section 301.7701-3(a) for federal income tax purposes. The parties agree that unless otherwise required by appropriate tax authorities, the Transferor (or successor Residual Interest Holder pursuant to Section 9.09 below) or the Administrator or the Owner Trustee on behalf of the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as provided in the second preceding sentence for such tax purposes. The Owner Trustee, the initial Residual Interest Holder, each successor the Residual Interest Holder, the initial Certificateholders and each successor Certificateholder (as a condition to acquiring its Residual Interest or Certificate) agree to disregard the Trust as a separate entity (if there is only one Residual Interest Holder) or to treat it as a partnership (if there are two or more Residual Interest Holders or one or more Residual Interest Holders and one or more Certificateholders) and to treat the Notes as indebtedness for purposes of federal, State, and local income, single business or franchise taxes.

     SECTION 1.07 Title to Trust Property. Legal title to all of the Trust estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 1.08 Situs of Trust. The Trust will be located and administered in the State of Delaware. Any bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments, if any, will be received by the Trust only in Delaware, and payments, if any, will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION 1.09 Separateness Covenants. The Trust shall (a) maintain the Trust's books and records separate from any other person or entity; (b) maintain the Trust's bank accounts separate from any other person or entity; (c) not commingle the Trust's assets with those of any other person or entity; (d) conduct the Trust's own business in its own name; (e) other than as contemplated by the Basic Documents and related documentation, pay the Trust's own liabilities and expenses only out of its own funds; (f) observe all formalities required under the Delaware Trust Statute; (g) enter into transactions with Affiliates or the Transferor only if each such transaction is on the same terms as would be available in the arm's length transaction with a person or entity that is not an Affiliate; (h) not guarantee or become obligated for the debts of any other entity or person; (i) not hold out the Trust's credit as being available to satisfy the obligation of any other person or entity; (j) not acquire the obligations or securities of the Trust's Affiliates or the Transferor; (k) other than as contemplated by the Basic Documents and related documentation, not make any loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity; (l) other than as contemplated by the Basic Documents and related documentation, not pledge the Trust's assets for the benefit of any other person or entity; (m) hold the Trust out as a separate entity and conduct any business only in its own name; (n) correct any known misunderstanding regarding the Trust's separate identity; (o) not identify the Trust as a division of any other person or entity; (p) maintain appropriate minutes or other records of appropriate actions; and (q) maintain its office separate from the office of the Transferor, BVAC, BVDC and the Servicer.

     SECTION 1.10 Restrictions on Trust Activities. Other than as contemplated by the Basic Documents and related documentation, the Trust shall abide by the following restrictions (a) the Trust shall not borrow money, issue other debt or incur any indebtedness; (b) the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets; (c) the Trust shall not engage in any business activity in which it is not currently engaged; (d) the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset; and (e) the Trust shall not follow the directions or instructions of the Transferor, BVAC, BVDC or the Servicer.

     SECTION 1.11 Liability of Residual Interest Holders and Certificateholders. No Residual Interest Holder or Certificateholder shall have any personal liability for any liability or obligation of the Issuer.

     SECTION 1.12 Termination of the Indenture. Upon termination of the Indenture following payment of the Notes in full, (a) this Agreement shall continue in full force in effect until all of the Receivables have been paid in full, (b) the Indenture Trustee shall no longer have a lien on the Trust estate,
(c) Certificateholders representing more than 50% in Certificate Balance will provide any direction, consent or approval otherwise provided by the Noteholders, (d) all Available Funds in the Collection Account shall be applied by the Owner Trustee in the same manner as applied by the Indenture Trustee as set forth in Article 8 of the Indenture, accounting for the fact that the Notes have been paid in full, and (e) when the amount on deposit in the Reserve Account equals an amount sufficient to pay the Certificate Balance and all accrued and unpaid interest thereon in full (after taking into account any payments higher in priority), such amounts will be released from the Reserve Account and so applied.

                                   ARTICLE II

                                   DEFINITIONS

     SECTION 2.01 Definitions. Capitalized terms which are used in this Agreement but are not defined herein shall have the meanings provided in the Indenture. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "Accrual Period" means, with respect to each Receivable and the related due date, the immediately preceding calendar month. For purposes of making calculations pursuant to this Agreement and the Indenture, interest shall be computed on each Receivable on the basis of a 365-day year over the actual number of days elapsed for purposes of this definition.

          "Accrued Interest" means all interest accrued on the Receivables prior to the opening of business on the day following the Cut-off Date.

          "Administration Agreement" means the Administration Agreement dated as of November 1, 2005 between the Trust and the Administrator and acknowledged by the Indenture Trustee.

          "Administrator" means the Administrator under the Administration Agreement, which is initially BVAC, and its successors and assigns thereunder.

          "Advance" means, with respect to a Receivable and with respect to a Collection Period, the amount that the Servicer is required to advance pursuant to Section 9.07.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly controls, or is under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means the Trust Agreement as amended and restated by this Trust and Servicing Agreement executed by the Transferor, the Servicer, the Indenture Trustee, the Back-up Servicer and the Owner Trustee, as the same may be further amended, restated and supplemented from time to time in accordance with the terms hereof.

          "Amount Available" means with respect to any Payment Date, the sum of Available Funds for such Payment Date.

          "Amount Financed" means, with respect to a Receivable, the aggregate amount originally advanced under the Receivable toward the purchase price of the Financed Vehicle.

          "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable exclusive of prepaid finance charges. If after the Closing Date, the annual rate with respect to such Receivable as of the Closing Date, is reduced as a result of (i) an insolvency proceeding involving the related Obligor or (ii) pursuant to the Servicemembers' Civil Relief Act, the Annual Percentage Rate or APR shall refer to such reduced rate.

          "Assignment" means the assignment dated as of November 1, 2005 by BVAC to the Transferor substantially in the form of Annex A to the Purchase Agreement, pursuant to which the Receivables are conveyed to the Transferor.

          "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Available Funds" means with respect to any Payment Date, each of the following then on deposit in any Trust Accounts with respect to the related Collection Period, (i) Scheduled Receivable Payments (including Modified Scheduled Receivable Payments) and prepayments on Receivables received by the Servicer; (ii) interest earned on funds held in the Collection Account; (iii) Liquidation Proceeds; (iv) Advances; (v) Purchase Amounts and/or any indemnity payments made in lieu of or otherwise relating to such Purchase Amounts in accordance with the terms of Sections 7.02, 8.08 and 8.10 of this Agreement, (vi) proceeds from any Insurance Policies related to the Receivables or Financed Vehicles,
          (vii) Recoveries with respect to Charged-off Receivables and (viii) the Redemption Price if the Servicer exercise its rights pursuant to
          Section 16.02.

          "Back-up Servicer" means CenterOne in its capacity as Back-up Servicer or such Person as shall have been appointed as a successor Back-up Servicer pursuant to Section 14.03 hereof.

          "Back-up Servicer Default" has the meaning ascribed thereto in Section 14.02.

          "Back-up Servicer Fee" means, for any Collection Period, the fee, costs and expenses payable to the Back-up Servicer for services rendered during such Collection Period, which shall be equal to the amount determined in accordance with Schedule C attached hereto. If the Back-up Servicer shall have taken on the role as Servicer hereunder, it shall be entitled to the Back-up Servicer Fee for any portion of a Collection Period occurring prior to the date Back-up Servicer becomes successor Servicer, and its compensation as successor Servicer for any Collection Period or portion thereof after such date shall be equal to the amount determined in accordance with Schedule C attached hereto as successor Servicer, and it shall not be entitled to a Back-up Servicer Fee.

          "Bank" means Bay View Bank, N.A. and its successors and assigns.

          "Basic Documents" means this Agreement, the Indenture, the Purchase Agreement, the Assignment, the Lock-Box Agreement, the Administration Agreement, the Custodian Agreement, the Transfer and Contribution Agreement, the organizational documents of the Transferor and other documents and certificates delivered in connection therewith.

          "Business Day" means, unless otherwise specified, any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware, New York, New York, Houston, Texas or San Mateo, California or any other location of the Servicer, any successor Servicer, successor Back-up Servicer, successor Owner Trustee, or successor Indenture Trustee, shall be authorized or obligated by law, executive order, or governmental decree to be closed.

          "BVAC" means Bay View Acceptance Corporation, a Nevada corporation, and its successors and assigns, other than in its capacity as Servicer.

          "BVDC" means Bay View Deposit Corporation, a Delaware corporation, and its successors and assigns, other than in its capacity as Transferor.

          "Casualty" means, with respect to any Financed Vehicle, the total loss or destruction of such Financed Vehicle.

          "CenterOne" means CenterOne Financial Services LLC and its successors and assigns.

          "Certificates" means, individually and collectively, the certificate or certificates executed on behalf of the Trust and authenticated by the Owner Trustee, substantially in the forms attached hereto as Exhibit E.

          "Certificate of Trust" means the Certificate of Trust of the Trust in substantially the form of Exhibit D hereto.

          "Certificate Register" means the register maintained by the Owner Trustee pursuant to Section 11.04(c) hereof.

          "Certificateholder" means, individually and collectively, the Person or Persons in whose name(s) the Certificates shall be registered in the Certificate Register.

          "Charged-Off Receivable" means, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment, or part thereof, is 120 days or more delinquent as of the last day of such Collection Period (without giving effect to any Advances); provided, however, that with respect to any Cram Down Remainder, any such delinquency shall be determined with respect to the date on which the payments with respect to such Cram Down Remainder are required to begin pursuant to an order of the bankruptcy court or court of appropriate jurisdiction confirming the related Obligor's bankruptcy plan, (ii) the Financed Vehicle that secures the Receivable has been sold by the Servicer or repossessed for at least 90 days, or (iii) the Servicer has determined that the Receivable is uncollectible in accordance with the Servicer's customary practices on or before the last day of such Collection Period; provided, however, that "Charged-Off Receivable" shall not include any Receivable that is to be repurchased pursuant to Section 7.02 hereof or purchased pursuant to Section 8.10 hereof; provided further, that any Advances made with respect to a Receivable shall not be considered in the determination of the delinquency status of such Receivable.

          "Closing Date" means December 6, 2005.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "Collateral Agent" shall mean JPMorgan Chase Bank, National Association, in its capacity as collateral agent, including its successors in interest, until and unless a successor Person shall become the Collateral Agent pursuant to the Indenture and thereafter, "Collateral Agent" shall mean such successor Person.

          "Collected Interest" on a Receivable, as of the last day of a Collection Period, means the portion of all payments received by the Servicer allocable to interest relating to such Collection Period.

          "Collection Account" means the account designated as such, established and maintained pursuant to Section 9.02 hereof.

          "Collection Period" means, with respect to a Payment Date or a Redemption Date, the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs, until the Trust shall terminate pursuant to Article XVI.

          "Computer Tape" means a computer tape or diskette (or other means of electronic transmission acceptable to the Back-up Servicer) in a format acceptable to the Back-up Servicer.

          "Corporate Trust Office" means the office of the Owner Trustee at which its corporate trust business shall, at any particular time, be administered, which office at the date of the execution of this Agreement is located at Plaza Building, 1st Floor, 301 West 11th Street, Wilmington, Delaware 19890-0001; Attention: Corporate Trust Department; Telecopy (302) 636-6000 or at such other address as the Owner Trustee may designate from time to time by notice to the Residual Interest Holders, the Certificateholders, the Transferor, the Servicer, the Back-up Servicer, and the Indenture Trustee.

          "Cram Down Remainder" means, for any Receivable subject to a Cram Down Loss, the amount equal to the Principal Balance of such Receivable after giving effect to the Cram Down Loss.

          "Custodian" means initially BVAC or any successor Custodian, in each case, in accordance with the terms of the Custodian Agreement.

          "Custodian Agreement" means the Custodian Agreement, dated as of November 1, 2005, among BVAC, as custodian, the Trust and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Cut-off Date" means, October 31, 2005.

          "Dealer" means the seller of a Financed Vehicle, who originated and assigned the related Receivable to BVAC under an existing agreement with BVAC, the Bank, or the successor-in-interest to the Bank, as applicable, who arranged for a loan from BVAC, the Bank, or the successor-in-interest to the Bank, as applicable, to the purchaser of a Financed Vehicle under an existing agreement with BVAC, the Bank, or the successor-in-interest to the Bank, as applicable.

          "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act. 12 Del. C. Sections 3801 et seq.

          "Delivery" means with respect to assets held in the Trust Accounts:

          (1) (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities), transfer thereof:

                    (i) by physical delivery of such instrument to the Indenture Trustee, endorsed by an effective indorsement to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank by an effective indorsement;

                    (ii) by the Indenture Trustee continuously maintaining
                         possession of such instrument; and

                    (iii) by the Indenture Trustee continuously indicating by
                         book-entry that such instrument is credited to the related Trust Account;

               (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                    (i) by physical delivery of such certificated security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed by an effective indorsement to, or registered in the name of, the Indenture Trustee or indorsed in blank by an effective indorsement;

                    (ii) by the Indenture Trustee continuously maintaining
                         possession of such certificated security; and

                    (iii) by the Indenture Trustee continuously indicating by
                         book-entry that such certificated security is credited to the related Trust Account;

               (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC, transfer thereof:

                    (i) by book-entry credit of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "participant" pursuant to applicable federal regulations, the making by such securities intermediary of entries in its books and records to a "securities account" (as defined in Section 8-501(a) of the UCC) the Indenture Trustee is the holder of the "security entitlement" (as defined in Section 8-102(a)(17) of the UCC); and

                    (ii) by the Indenture Trustee continuously indicating by
                         book-entry that property is credited to the related Trust Account;

               (d) with respect to any asset in the Trust Accounts that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause
                    (c) above or clause (e) below:

                    (i)  transfer thereof:

                         (A) by registration to the Indenture Trustee as the registered owner thereof, on the books and records of the issuer thereof; or

                         (B) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

                    (ii) the issuer thereof has agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; or

               (e) in the case of each security in the custody of or maintained on the books of a clearing corporation (as defined in Section 8-102(a)(5) of the UCC) or its nominee, by causing:

                    (i) the relevant clearing corporation to credit such security to a securities account of the Indenture Trustee at such clearing corporation; and

                    (ii) the Indenture Trustee to continuously indicate by
                         book-entry that such security is credited to the related Trust Account;

               (f) with respect to the security entitlement (as defined in clause (c)(i) above) to be transferred to or for the benefit of the Indenture Trustee and not otherwise governed by clauses (c) or (e) above: if a securities intermediary (A) indicates by book entry that the underlying "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Indenture Trustee's securities account, (B) receives a financial asset from the Indenture Trustee or acquires the underlying financial asset for the Indenture Trustee, and in either case, accepts it for credit to the Indenture Trustee's securities account (as defined in clause (c)(i) above) or (C) becomes obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account, the making by the securities intermediary of entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such security entitlement is credited to the Indenture Trustee's securities account; and by the Indenture Trustee continuously indicating by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Trust Account; and/or

          (2) In the case of any such asset, such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over any such assets in the Trust Accounts to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

In each case of delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

          "Determination Date" means, for each Collection Period, the twentieth calendar day of the immediately succeeding month, or if such day is not a Business Day, the first Business Day thereafter. The first Determination Date shall be December 20, 2005.

          "Eligible Account" shall mean a segregated non-interest bearing trust account or accounts maintained with (a) an institution whose deposits are insured by the Federal Deposit Insurance Corporation, the unsecured and uncollateralized long term debt obligations of which institution shall be rated AA- or higher by Standard & Poor's and Aa3 or higher by Moody's and in the highest short term rating category by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any State, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved by each of the Rating Agencies by written notice to the Indenture Trustee and the Collateral Agent, (b) a chartered depository institution acceptable to each Rating Agency, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity or (c) the initial Indenture Trustee.

          "Eligible Bank" means any depository institution with trust powers (including the Owner Trustee and the Indenture Trustee), organized under the laws of the United States or any State having a net worth in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and which (i) has a long-term unsecured debt rating of at least A2 from Moody's and A from Standard & Poor's or (ii) is approved by each Rating Agency. The initial Indenture Trustee is deemed an Eligible Bank.

          "Eligible Investment" means any of the following:

          (a) (i) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and (ii) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated AAA by Standard & Poor's and Aaa by Moody's;

          (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities); provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated A-l+ by Standard & Poor's and P-1 by Moody's;

          (c) repurchase obligations pursuant to a written agreement (1) with respect to any obligation described in clause (a)(i) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation, and (2) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated A-l+ by Standard & Poor's and P-1 by Moody's (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in its commercial capacity);

          (d) securities bearing interest or sold at a discount that, in each case, mature within 365 days of the date of issuance and that are issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated AAA by Standard & Poor's and Aaa by Moody's at the time of such investment or contractual commitment providing for such investment; provided, however, that such securities will not be Eligible Investments to the extent (i) that investments therein will cause the then outstanding principal amount of such securities (held as part of the related Trust Account) to exceed 5% of the Eligible Investments in such account (only to the extent of such overage) or (ii) investments therein with respect to any particular corporation will cause the then outstanding principal amount of such securities issued by such corporation and held as part of the related Trust Account to exceed 1% of the Eligible Investments in such account (only to the extent of such overage), in each case, with Eligible Investments in the related Trust Account valued at par;

          (e) commercial paper that (1) is payable in United States dollars, (2) is rated at least A-1+ by Standard & Poor's and P-1 by Moody's and (3) matures within 365 days of the date of issuance;

          (f) any money market fund (including those owned, operated or managed by the Indenture Trustee) that has been rated Aaa by Moody's and AAAm or AAAm-G (without an "r" script) by Standard & Poor's and numerical gradations within such rating category (or the equivalent long-term rating of such Rating Agency) for such money market funds; and

          (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and has been rated Aaa by Moody's and AAA by Standard & Poor's or rated P-1 by Moody's and A-l+ by Standard & Poor's).

          Any of the foregoing Eligible Investments may be purchased from, by or through the Owner Trustee or the Indenture Trustee, or any of their respective Affiliates.

          "Eligible Servicer" means BVAC, CenterOne or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Servicer Default" means an event specified in Section 14.01 hereof.

          "Financed Vehicle" means a new or used automobile, light-duty truck, sport utility vehicle or van, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements that are described in Statement on Auditing Standards No. 69 "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles in the Independent Auditor's Report" that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

          "Holder" means any Residual Interest Holder or Certificateholder, as the context requires.

          "Indenture" means the Indenture dated as of November 1, 2005 between the Trust and the Indenture Trustee, which provides for the issuance of the Notes as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Indenture Trustee" means JPMorgan Chase Bank, National Association in its role as Indenture Trustee under the Indenture and its permitted successors and assigns.

          "Indenture Trustee Fee" means the fees and expenses payable on each Payment Date to the Indenture Trustee in consideration for the performance of its duties as Indenture Trustee and Collateral Agent as set forth in the fee letter agreement dated November 1, 2005.

          "Indenture Trustee Office" means the office of the Indenture Trustee at which its business as Indenture Trustee under the Indenture shall be administered, which office is presently located at 600 Travis St., 9th Floor, Houston, Texas 77002, Attention: Structured Finance-Bay View 2005-2, telecopy (713) 216-4880 or at such other address as the Indenture Trustee may designate from time to time by notice to the Owner Trustee, the Servicer, the Back-up Servicer and the Noteholders.

          "Independent Accountants" means a firm of certified public accountants that is Independent and is not objected to by the Majority Controlling Noteholders.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition, decree or order remaining unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such person of any general assignment for the benefit of creditors, or the failure by such person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against BVAC, the Transferor or the Issuer, as applicable, the commencement, after the date hereof, of any proceedings by or against BVAC, the Transferor or the Issuer, as applicable, for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings of or relating to BVAC, the Transferor or the Issuer.

          "Instructing Party" has the meaning specified in Section 10.02 hereof.

          "Insurance Policies" means any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor's single interest physical damage insurance policy relating to the Receivables, the Financed Vehicles or the Obligors.

          "Interest Advance Amount" with respect to a Receivable as to which an Advance is required to be made on the last day of a Collection Period, shall mean an amount equal to 30 days of interest upon the Principal Balance of such Receivable as of such date.

          "Interest Shortfall" means, as to any Receivable as of the last day of any Collection Period, the amount, if any, by which (a) interest due on such Receivable exceeds (b) the Collected Interest on such Receivable.

          "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable or related Financed Vehicle by operation of law.

          "Liquidation Proceeds" means (i) the monies collected, during a Collection Period from whatever source, including, but not limited to, insurance proceeds and tax rebates/refunds, with respect to a Charged-Off Receivable and (ii) the Sale Amount related to any Sold Receivable, net, in the case of (i) and (ii) of the sum of (A) any reasonable out-of-pocket expenses incurred by the Servicer in enforcing such Charged-Off Receivable plus (B) any amounts required by law to be remitted to the related Obligor.

          "Lock-Box" means the post-office box or boxes, to be established by the Lock-Box Processor on behalf of BVAC, as the initial Servicer, and maintained pursuant to this Agreement and the Lock-Box Agreement, into which the initial Servicer shall direct each Obligor under each Receivable to forward all payments in respect of such Receivable.

          "Lock-Box Account" means the segregated account or accounts designated as such, established and maintained by the initial Servicer in accordance with this Agreement and the Lock-Box Agreement.

          "Lock-Box Agreement" means the Lock-Box and Deposit Account Control Agreement, dated as of December ___, 2005, among BVAC, BVDC, the Trust, the Indenture Trustee, the Lock-Box Bank and the Lock-Box Processor, as amended, modified or supplemented from time to time in accordance with the terms thereof, unless such agreement shall be terminated in accordance with its terms or the terms hereof or unless a replacement Lock-Box Agreement has been entered into in accordance with the terms hereof, in which event "Lock-Box Agreement" shall mean such other agreement among BVAC, the Transferor, the Trust, the Lock-Box Bank, the Lock-Box Processor and the Indenture Trustee that is either substantially identical to the Original Lock-Box Agreement or that satisfies the Rating Agency Condition.

          "Lock-Box Bank" means, initially, Union Bank of California, or any replacement or additional depository institution named by the initial Servicer, at which a Lock-Box Account is established and maintained in accordance with the terms of this Agreement and the Lock-Box Agreement.

          "Lock-Box Collection Percentage" has the meaning ascribed in Section 9.01(c).

          "Lock-Box Processor" means, initially, Union Bank of California, or any replacement or subcontracted Lock-Box Processor named by the initial Servicer that is an Eligible Bank or that satisfies the Rating Agency Condition, who acts as the processor of the payments received in respect of the Receivables in the Lock-Box in accordance with the Lock-Box Agreement.

          "Majority Certificateholders" means, Certificateholders representing more than 50% of the Certificate Balance.

          "Modified Scheduled Receivable" means any Receivable which is not a Charged-Off Receivable and as to which the related Obligor shall have been declared bankrupt with the result that such Obligor's periodic Scheduled Receivable Payment amount has been reduced pursuant to an order of the bankruptcy court.

          "Modified Scheduled Receivable Payment" means, with respect to any Modified Scheduled Receivable, the amount of such reduced periodic Scheduled Receivable Payment.

          "Moody's" means Moody's Investors Service, Inc., and its successor and assigns.

          "Notes" mean the Notes issued by the Trust pursuant to the Indenture.

          "Obligor" on a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable. The phrase "payment made on behalf of an Obligor" shall mean all payments made with respect to a Receivable except payments made by BVAC, the Transferor or the Servicer.

          "Officers' Certificate" with respect to BVAC, the Transferor, the Back-up Servicer or the Servicer, means a certificate signed by any two of the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, or the controller of BVAC, the Transferor, Back-up Servicer or the Servicer, as the case may be; provided that no individual shall sign in a dual capacity and, with respect to the Indenture Trustee, shall have the meaning set forth in the Indenture.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Transferor and/or Servicer, which counsel shall be reasonably acceptable to the Owner Trustee.

          "Original Pool Balance" means $220,107,132.54.

          "Outstanding Advances" as of any date, with respect to a Receivable, means the total amount of Advances made on such Receivable for which the Servicer has not been reimbursed.

          "Owner Trustee" means Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware and its successors or any corporation resulting from or surviving any merger or consolidation to which it or its successors may be a party or any successor trustee at the time serving as successor trustee hereunder.

          "Owner Trustee's Certificate" means a certificate completed and executed by the Owner Trustee by a Responsible Officer pursuant to
          Section 15.05, substantially in the form of, in the case of an assignment to BVAC, Exhibit A, and in the case of an assignment to the Servicer, Exhibit B.

          "Owner Trustee Fee" means the fees and expenses payable on each Payment Date to the Owner Trustee in consideration for the performance of its duties as Owner Trustee and as the back-up administrator and/or the administrator under the Administration Agreement, all as set forth in the fee letter agreement dated December ___, 2005.

          "Payment Date" means, for each Collection Period, the twenty-fifth calendar day of the immediately succeeding month or, if such day is not a Business Day, the first Business Day thereafter. The first Payment Date shall be December 27, 2005.

          "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Pool Balance" as of any date means the aggregate Principal Balance of the Receivables as of such date; provided, however, that for purposes of determining Noteholders Principal Distribution Amount, the Principal Balance of a Charged-Off Receivable or a Purchased Receivable (if actually purchased by the Servicer or repurchased by BVAC) shall be deemed to be zero on and after the close of business on the last day of the Collection Period in which the Receivable becomes a Charged-Off Receivable or a Purchased Receivable that is actually purchased or repurchased.

          "Purchase Agreement" means the Purchase Agreement dated as of the date hereof by and between the Transferor and BVAC, as amended, supplemented or modified from time to time in accordance with the terms thereof.

          "Purchase Amount" of any Receivable, as of the close of business on the last day of any Collection Period, means the amount equal to the sum of the Principal Balance of such Receivable plus any unpaid interest accrued and due during or prior to such Collection Period on such Receivable.

          "Purchased Receivable" means a Receivable purchased by the Servicer pursuant to Sections 7.02 or 8.10 hereof or repurchased by BVAC pursuant to Sections 7.02 or 8.08 hereof not later than the respective dates required thereby.

          "Rating Agency" means each of Moody's and Standard & Poor's and their successors and assigns.

          "Receivable" means any simple interest installment sales contract or installment loan and security agreement which shall appear on Schedule A to this Agreement.

          "Receivable Files" means the documents specified in the Custodian Agreement.

          "Receivables" means those Receivables conveyed to the Trust by the Transferor listed as of the Cut-off Date in Schedule A hereto.

          "Recoveries" means, with respect to a Charged-off Receivable and for any Collection Period occurring after the Collection Period during which such Receivable becomes a Charged-off Receivable, all payments, including insurance proceeds, that the Servicer received from or on behalf of an Obligor regarding such Charged-off Receivable, or from liquidation of the related Financed Vehicle, net of any reasonable out-of-pocket expenses incurred by the Servicer in enforcing such Charged-off Receivable.

          "Reserve Account" means the account designated as such, established and maintained pursuant to the terms of the Indenture.

          "Reserve Account Initial Deposit" is equal to $1,650,803.49.

          "Residual Interest" means the residual interest in the Trust after payment of the sum owed by the Trust pursuant to the Agreement and the Indenture.

          "Residual Interest Holder" means, individually and collectively, the Person or Persons in whose name(s) the Residual Interest shall be registered in the Residual Interest Register.

          "Residual Interest Register" means the register maintained by the Owner Trustee pursuant to Section 11.04(c) hereof.

          "Responsible Officer" means, when used with respect to the Owner Trustee, any officer within the Corporate Trust Office (or any successor group of the Owner Trustee) including any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Owner Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Sale Amount" means with respect to any Sold Receivable, the amount received from the applicable third-party purchaser as payment for such Sold Receivable, which amount shall be determined in accordance with
          Section 8.05(a).

          "Scheduled Receivable Payment" on any Receivable (other than a Modified Scheduled Receivable) means that portion of the payment required to be made by the Obligor during the respective Collection Period sufficient to amortize the Principal Balance over the term of the Receivable and to provide interest at the APR based on a 365-day year over the actual number of days elapsed, and with respect to a Modified Scheduled Receivable, the applicable Modified Scheduled Receivable Payment.

          "Secured Parties" means each of the Indenture Trustee and the Noteholders pursuant to the Indenture.

          "Securities" means the Notes and the Certificates.

          "Servicer" means Bay View Acceptance Corporation, a Nevada corporation, in its capacity as the servicer of the Receivables and each successor to Bay View Acceptance Corporation (in the same capacity) pursuant to Sections 13.03 or 14.03 hereof; provided that, if the Servicer has been removed pursuant to

          Sections 8.04 or 14.03 hereof, "Servicer" shall mean the Back-up Servicer or such other Person appointed as the successor Servicer pursuant to Section 14.03 hereof. If the Back-up Servicer has been removed as Servicer pursuant to Section 14.03 hereof, "Servicer" shall mean such other Person appointed as the successor Servicer pursuant to
          Section 14.03 hereof.

          "Servicer Fee" means the sum of the Servicing Fee and the Supplemental Servicing Fee and all reasonable out-of-pocket expenses of the Servicer.

          "Servicer Fee Rate" shall be 1/12th of 1.0% payable monthly.

          "Servicer Procedures" has the meaning specified in Section 8.09 hereof.

          "Servicer's Certificate" means a certificate completed and executed by the chairman of the board, the vice chairman, the president, any vice president, the treasurer, any assistant treasurer, the chief financial officer, the secretary, any assistant secretary, the controller, or any assistant controller of the Servicer pursuant to Section 8.12 hereof.

          "Servicing Fee" means, for any Collection Period, a fee payable to the Servicer for services rendered during such Collection Period, which shall be the product of (i) the Servicer Fee Rate and (ii) the Pool Balance as of the first day of such Collection Period; provided, however, the Servicing Fee with respect to the Back-up Servicer as successor Servicer shall be calculated in accordance with Schedule C attached hereto.

          "Sold Receivable" means a Receivable that was sold to an unaffiliated third party by the Issuer, at the Servicer's direction, pursuant to
          Section 8.05(a) hereof.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc.

          "State" means (i) any state of the United States of America or (ii) the District of Columbia.

          "Supplemental Servicing Fee" has the meaning set forth in Section 8.11(a) hereof.

          "Transfer and Contribution Agreement" means the Transfer and Contribution Agreement, dated as of November 1, 2005, between the successor-in-interest to the Bank and BVAC pursuant to which such successor-in-interest contributed and transferred all of its right, title and interest, if any, in, to and under the Receivables and the related Transferred Property (as defined therein).

          "Transferor" means Bay View Deposit Corporation, a Delaware corporation, in its capacity as the transferor of the Receivables under this Agreement, and each successor to Bay View Deposit Corporation (in the same capacity) pursuant to Section 12.03 hereof.

          "Transition Costs" means reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by and payable by the predecessor Servicer, or to the extent not so paid, by the Issuer, to the extent of Available Funds, pursuant to Section 8.05 of the Indenture, to the successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise) from the Servicer to such successor Servicer, including, without limitation, reasonable costs and expenses incurred in connection with transferring the Receivable Files and amending this Agreement to reflect the transfer of servicing; provided, however, that the fees, costs, expenses and reimbursements itemized in Schedule C hereto shall be deemed to be reasonable and, provided, further, in no event shall the Transition Costs exceed $150,000 without the prior written notice to the Rating Agencies.

          "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "Trust" means the Delaware statutory trust created by this Agreement, the estate of which shall generally comprise the Trust Property.

          "Trust Accounts" means the Collection Account, the Lock-Box Account and the Reserve Account.

          "Trust Agreement" means the Trust Agreement, dated August 26, 2005 of Bay View 2005-3 Owner Trust.

          "Trust Property" has the meaning set forth in Section 3.01 hereof.

          "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     SECTION 2.02 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

     SECTION 2.03 Record Date. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Closing Date.

     SECTION 2.04 Section References. All Section references in this Agreement shall be to Sections in this Agreement unless otherwise specified.

     SECTION 2.05 Compliance Certificates. Upon any application or request by the Transferor, the Servicer or the Back-up Servicer to the Indenture Trustee to take any action under any provision herein, such requesting party shall furnish to the Indenture Trustee, an Officer's Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with, except that in the case of any other such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Every certificate with respect to compliance with a condition or covenant provided herein shall include a statement that each individual signing such certificate has read such covenant or condition and the definitions and other provisions herein relating thereto.

     SECTION 2.06 Directions. Unless otherwise indicated, any direction required to be given by the Noteholders shall be given hereunder by the Majority Controlling Noteholders.

     SECTION 2.07 Calculations. All calculations of the amount of the Servicing Fee, the Back-up Servicer Fee, the Indenture Trustee Fee and the Owner Trustee Fee shall be made on the basis of a 360-day year consisting of twelve thirty-day months. All references to the Principal Balance of a Receivable as of the last day of a Collection Period shall refer to the close of business on such day.

     SECTION 2.08 Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken or consented to by Noteholders, any Note registered in the name of the Issuer, the Transferor, the Servicer or any Affiliate thereof shall be deemed not to be outstanding and shall not be taken into account in determining whether the requisite interest necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee actually knows to be so owned shall be so disregarded.

     SECTION 2.09 Material Adverse Effect. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable or the interest therein of the Issuer or the Noteholders such determination shall be made by the Holders of at least 50% of each Class of Notes that could reasonably be expected to be affected thereby.

                                   ARTICLE III

                            CONVEYANCE OF RECEIVABLES

     SECTION 3.01 Conveyance of Receivables and other Trust Property. In consideration of the Trust's issuance of the Residual Interest and the Owner Trustee's delivery to the Transferor of the proceeds to be realized by the Trust from the issuance of the Notes pursuant to the Indenture and the Certificates pursuant to the Agreement, the Transferor does hereby sell, transfer, assign, and otherwise convey to the Trust, in trust without recourse (subject to the obligations herein) on the Closing Date:

               (i) all right, title, and interest of the Transferor in and to the Receivables listed in Schedule A hereto;

               (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;

               (iii) any proceeds from claims and other amounts relating to Insurance Policies covering the Receivables and other items financed under the Receivables or otherwise covering an Obligor or a Financed Vehicle;

               (iv) any Liquidation Proceeds;

               (v) all property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been or may be acquired pursuant to the liquidation of the Receivable;

               (vi) the interest of the Transferor in any proceeds from recourse to Dealers relating to the Receivables;

               (vii) all documents contained in the Receivable Files;

               (viii) all monies paid on the Receivables and all monies due thereon, including Accrued Interest after the Cut-off Date;

               (ix) all right, title and interest of the Transferor pursuant to this Agreement and pursuant to the Purchase Agreement, including, without limitation, a direct right to cause BVAC to purchase Receivables from the Trust upon the occurrence of a breach of any of the representations and warranties contained in Section 3.02 of the Purchase Agreement or the failure of BVAC to timely comply with its obligations pursuant to Section 5.06 of the Purchase Agreement;

               (x) all rights of the Transferor pursuant to the Transfer and Contribution Agreement; and

               (xi) all proceeds of the foregoing.

     The Transferor does hereby further assign, convey, pledge and grant a security interest in (i) any and all other right, title and interest, including any beneficial interest the Transferor may have in the Trust Accounts and the funds deposited therein, and (ii) any proceeds of any of the foregoing, to the Owner Trustee and for the benefit of the Noteholders to secure amounts payable to Noteholders as provided under this Agreement. The Transferor acknowledges that all of the foregoing shall constitute the "Trust Property" and the Transferor hereby consents to the pledge by the Trust of all of such assets to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture.

                                   ARTICLE IV

                           ACCEPTANCE BY OWNER TRUSTEE

     SECTION 4.01 Acceptance by Owner Trustee. The Owner Trustee does hereby accept on behalf of the Trust all of the Trust Property conveyed by the Transferor pursuant to Article III, and declares that the Owner Trustee shall hold the Trust Property, which shall comprise the Trust estate, upon the trusts herein set forth for the benefit of all present and future Residual Interest Holders and Certificateholders, subject to the terms and provisions of this Agreement.

                                    ARTICLE V

                  INFORMATION DELIVERED TO THE RATING AGENCIES

     SECTION 5.01 Information Delivered to the Rating Agencies.

          (a) The Servicer hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each Servicer's Certificate that it delivers to the Owner Trustee and the Indenture Trustee pursuant to Section
     8.12 hereof, (ii) a copy of each annual Officers' Certificate as to compliance and any notice of default that it delivers to the Indenture Trustee or the Owner Trustee pursuant to Section 8.13 hereof, (iii) delinquency and loss information for the Receivables, written notice of any merger, consolidation, or other succession of the Servicer, pursuant to
     Section 13.03 hereof, or the Transferor, pursuant to Section 12.03 hereof,
     (iv) a copy of each amendment to this Agreement and (v) any Opinion of Counsel delivered to the Owner Trustee pursuant to Section 17.02(i) hereof.

          (b) The Owner Trustee hereby expresses its intention to deliver promptly to each Rating Agency (i) a copy of each annual certified public accountant's report received by the Owner Trustee pursuant to Section 8.14 hereof, (ii) a copy of each amendment to this Agreement and (iii) a copy of the notice of termination of the Trust provided to the Owner Trustee pursuant to Section 16.01 hereof.

          (c) For purposes of delivery pursuant to paragraphs (a) and (b) of this Article V, the addresses for the Rating Agencies are:

               Servicer_reports@sandp.com except for information not deliverable in electronic format and then to:
               ABS Surveillance Group
               Standard & Poor's Ratings Services
               55 Water Street, 40th Floor
               New York, New York 10041-0003

               ServicerReports@moodys.com except for information not deliverable in electronic format and then to:

               Moody's Investors Services, Inc.
               Attention: ABS Monitoring Department
               4th Floor
               99 Church Street
               New York, New York 10007

          (d) The provisions of this Article V are included herein for convenience of reference only and shall not be construed to be contractual undertakings or obligations. The failure of the Servicer or the Owner Trustee to comply with any or all of the provisions of this Article V shall not constitute an Event of Servicer Default, Back-up Servicer Default or a default of any kind under this Agreement or make any remedy available to any Person.

                                   ARTICLE VI

                                AGENT FOR SERVICE

     SECTION 6.01 Agent for Service. The agent for service for the Transferor shall be Tausha Wagner, First Vice President of the Transferor. Any and all service on the agent for service of the Transferor shall be sent to Bay View Deposit Corporation, 1840 Gateway Drive, Suite 400, San Mateo, California 94404 or such other address as the Transferor shall provide notice thereof pursuant to Sections 17.02(c) or 17.05 hereof.

     The agent for service for BVAC shall be Tausha Wagner, First Vice President of the initial Servicer. Any and all service on the agent for service of the initial Servicer shall be sent to Bay View Acceptance Corporation, 1840 Gateway Drive, Suite 300, San Mateo, California 94404, or such other address as BVAC shall provide notice thereof pursuant to Sections 17.02(c) or 17.05 hereof.

     A copy of any service of process served on the Transferor or BVAC hereunder shall also be sent to the Indenture Trustee and the parties to receive notices on behalf of the Transferor or BVAC, as the case may be, under Section 17.05 hereof of this Agreement.

                                   ARTICLE VII

                                 THE RECEIVABLES

     SECTION 7.01 Representations and Warranties of Transferor.

          (a) Pursuant to Article III, the Transferor has assigned to the Trust the benefit of, and its rights respecting, the representations and warranties made to the Transferor in the Purchase Agreement as to the Receivables on which the Trust relies in accepting the Receivables in trust and executing and authenticating the Notes and executing and delivering the Indenture. The Transferor agrees that the representations shall also be for the benefit of the Secured Parties to the same extent as if each of such representations and warranties were fully set forth herein, including, without limitation, the representations and warranties set forth in Sections 3.01 and 3.02 of the Purchase Agreement. Such representations and warranties speak as of the execution and delivery of the Purchase

     Agreement but shall survive the sale, transfer, and assignment of the Receivables to the Trust and the pledge of the Receivables to the Indenture Trustee.

          (b) The Transferor hereby represents and warrants to the Trust that it has entered into the Purchase Agreement with BVAC, that BVAC has made the representations and warranties set forth therein, that such representations and warranties run to and are for the benefit of the Transferor, and that pursuant to Article III of this Agreement, the Transferor has transferred and assigned to the Trust all rights of the Transferor to cause BVAC under the Purchase Agreement to repurchase Receivables in the event of a breach of such representations and warranties.

          (c) The foregoing provisions of this Section 7.01 are intended to grant the Trust and its assignees a direct right against BVAC to demand performance of its obligations under the Purchase Agreement.

          (d) It is the intention of the Transferor that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables and the other Trust Property from the Transferor to the Trust and that the Receivables and the other Trust Property not be part of the bankruptcy estate in the event of the bankruptcy of the Transferor. In the event that a court of competent jurisdiction were to conclude that the transfer of Receivables or the other Trust Property constitutes a grant of a security interest rather than a sale of the Receivables, the other Trust Property and the proceeds thereof, this Agreement and the transactions provided for herein shall be deemed to constitute a grant by the Transferor to the Trust of a valid continuing first priority security interest in the Receivables, the other Trust Property and the proceeds thereof. No Receivable or other item of Trust Property has been sold, transferred, assigned, or pledged by the Transferor to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Transferor had good and marketable title to each Receivable and the other Trust Property, free and clear of all Liens, and, immediately upon the transfer thereof, the Trust (for the benefit of the Residual Interest Holders, the Certificateholders and the Secured Parties pursuant to the Indenture) shall have good and marketable title to each Receivable and the other Trust Property, free and clear of all Liens and rights of others, except for the rights of the Residual Interest Holders, the Certificateholders and the Noteholders; and the transfer has been perfected under the UCC. On or prior to the Closing Date, all filings (including, without limitation UCC filings) necessary in any jurisdiction to give the Trust and its assignees a first priority perfected ownership interest in the Receivables and the other Trust Property shall have been made.

          (e) In the event that a court of competent jurisdiction were to conclude that the transfer of Receivables or the other Trust Property constitutes a grant of a security interest rather than a sale of the Receivables, the Transferor represents and warrants that this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Transferor. The Transferor has taken all steps necessary to perfect its security interest against each Obligor in the property securing the Receivables. The Receivables constitute "tangible chattel paper" within the meaning of the applicable UCC. The Transferor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person. All original executed copies of each written agreement that constitute or evidence the Receivables will be delivered to the Custodian on or prior to the Closing Date. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that includes a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to the Issuer under this Indenture or (ii) that has been terminated. None of the documents that constitute or evidence the Receivables has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to the Issuer, for the benefit of the Noteholders, other than certain Receivables that will be re-marked within seven (7) Business Days of the Closing Date to reflect the interests of the Issuer under this Indenture. The representations and warranties contained in this Section 7.01(e) shall survive the execution and delivery of this Indenture. Compliance with the representations and warranties contained in this Section 7.01(e) may not be waived without the consent of Standard & Poor's.

     SECTION 7.02 Repurchase Upon Breach. Each party hereto shall inform the other parties hereto promptly, in writing, upon the discovery of any breach of the representations and warranties contained in Section 3.02 of the Purchase Agreement and assigned to the Trust hereunder or upon the discovery that any Receivable has been materially and adversely affected because a court has determined that a Receivable is not perfected by a first priority perfected security interest in the related Financed Vehicle in favor of the Indenture Trustee. Unless the breach or failure to perfect shall have been cured by the last day of the first full Collection Period, following the discovery, the Transferor shall cause BVAC, pursuant to its obligations under the Purchase Agreement to repurchase any such Receivable if such Receivable or the interest therein of the Issuer, the Noteholders, the Residual Interest Holders or the Certificateholders is materially and adversely affected by any such breach or failure to perfect as of the last day of the first full Collection Period. In consideration of the purchase of the Receivable, BVAC shall remit the Purchase Amount, in the manner specified in Section 9.04 hereof. As required under
Section 3.03 of the Purchase Agreement, the Transferor shall cause the Seller (as defined therein) to indemnify the Owner Trustee, the Issuer, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Servicer, the Noteholders, the Residual Interest Holders, the Certificateholders and their respective officers, directors and employees against all reasonable costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of claims arising out of the events or facts giving rise to such repurchase. Notwithstanding the foregoing, BVAC shall not be required to remit the Purchase Amount in the manner specified in this Section 7.02 with respect to any Receivable repurchased or subject to repurchase by BVAC pursuant to Section
8.08 for the reasons specified in Section 8.08. In no event shall BVAC's repurchase obligation pursuant to this Section 7.02 apply to the Back-up Servicer whether acting as successor Servicer or otherwise.

     SECTION 7.03 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, for the benefit of the Trust and the Indenture Trustee, to act as the agent of the Trust as custodian thereof in accordance with the Custodian Agreement.

     SECTION 7.04 Duties of Servicer as Custodian on behalf of the Trust.

          (a) Safekeeping. In accordance with the Custodian Agreement, the Servicer, in its capacity as custodian, shall segregate and hold the Receivable Files on behalf of the Indenture Trustee, for the benefit of the Noteholders, and for the Trust pursuant to Section 7.03 hereof and shall maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Trust to comply with this Agreement and the other Basic Documents to which it is a party. In performing its duties as custodian pursuant to Section 7.03 hereof, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the Receivable Files relating to all comparable automobile receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Trust to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at its office specified in Schedule B to this Agreement, or at such other office as shall be specified to the Owner Trustee and the Indenture Trustee by prior written notice and which office shall not be reasonably objectionable to either the Owner Trustee or the Indenture Trustee. The Servicer shall make available to the Owner Trustee and the Indenture Trustee and their duly authorized representatives, attorneys, or auditors a list of locations of the Receivables, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee, as applicable, shall instruct.

          (c) Custodian Agreement. To the extent that there is a conflict between this Agreement and the Custodian Agreement with respect to the duties and obligations of the Custodian, the terms of the Custodian Agreement shall control.

          (d) Back-up Servicer as Custodian. The Back-up Servicer shall only act as Custodian if it is simultaneously acting as successor Servicer pursuant to this Agreement. The predecessor Custodian shall promptly deliver all of the Receivables Files to the successor Custodian and reasonably cooperate with the successor Custodian in organizing and identifying the Receivables Files. The Back-up Servicer, as successor Servicer, shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its duties as Custodian pursuant to this Section 7.04 in accordance with the provision of Section 8.05 of the Indenture.

     SECTION 7.05 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written


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

instructions signed by a Responsible Officer of the Owner Trustee on behalf of the Trust or a Responsible Officer of the Indenture Trustee as set forth in the Custodian Agreement.

                                  ARTICLE VIII

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 8.01 Duties of Servicer.

          (a) The Servicer (and any successor Servicer) is hereby appointed by the Trust and authorized to act as agent for the Trust and, for the benefit of the Trust and the Secured Parties, shall manage, service, administer, and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables will be carried out with reasonable care, using that degree of skill and attention that servicers in the retail automotive financing industry customarily exercise with respect to all comparable receivables that they service for themselves or others and, to the extent more exacting, that the Servicer (or successor Servicer) exercises with respect to all comparable automobile receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, making Advances in accordance with the terms hereof, responding to inquiries of Obligors or of federal, State or local governmental authorities with respect to the Receivables, investigating delinquencies, sending monthly billing statements to Obligors (except to the extent any such Obligor has received a coupon book to use in paying such monthly remittances), accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer; provided, however, that the Servicer shall not materially change its servicing standards and procedures in any manner that could reasonably be expected to be adverse to the interests of the Noteholders or the Certificateholders without the prior written consent of the Majority Controlling Noteholders and the Majority Certificateholders. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables; provided, however, that notwithstanding the foregoing, the Servicer shall not release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except (i) pursuant to an order from a court of competent jurisdiction, (ii) in accordance with its customary procedures or (iii) in accordance with Section 8.05 hereof. If the Servicer shall commence a legal proceeding to enforce a Receivable or a Charged-Off Receivable, the Trust and the Indenture Trustee shall thereupon be deemed to have automatically assigned, solely


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

     for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trust and Indenture Trustee shall be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Owner Trustee and the Indenture Trustee shall execute any documents prepared by the Servicer and delivered to the Trust for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is also authorized and empowered to direct the Trust to sell Receivables to unaffiliated third parties pursuant to Section 8.05(a) hereof in exchange for payment of the related Sale Amount and the Servicer is authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee or any of them, any and all instruments of transfer with respect to such sale

          (b) The Servicer, or a third party retained by Servicer (if BVAC is acting as the Servicer, at its expense, otherwise at the expense of the Trust), shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

          (c) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee and the Collateral Agent from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee, the Indenture Trustee or the Collateral Agent shall reasonably request.

     SECTION 8.02 [Reserved]

     SECTION 8.03 The Back-up Servicer.

          (a) Prior to the Back-up Servicer acting as successor Servicer hereunder, the Back-up Servicer shall only be responsible to perform those duties specifically imposed upon it as Back-up Servicer by the provisions hereof, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to any other Basic Document to which it is not a party.

          (b) Subject to the Back-up Servicer's obligations pursuant to this
     Section 8.03, prior to the Back-up Servicer acting as successor Servicer hereunder, the Back-up Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Back-up Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement so long as the Back-up Servicer is performing in its capacity as Back-up Servicer, and the parties shall look only to the Servicer to perform such obligations.

          (c) The Back-up Servicer (including in its capacity as successor Servicer) may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (d) The Back-up Servicer (including in its capacity as successor Servicer) may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with any such written counsel, a copy of which has been furnished to the Indenture Trustee and the Owner Trustee.

          (e) The Back-up Servicer (including in its capacity as successor Servicer) shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

          (f) The Back-up Servicer (including in its capacity as successor Servicer) may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

          (g) The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Back-up Servicer (including in its capacity as successor Servicer) whenever such acts or omissions occur or whenever such liability is imposed.

          (h) Notwithstanding anything to the contrary herein, the Majority Controlling Noteholders shall have the right, with or without cause, to remove the Back-up Servicer, in its capacity as Back-up Servicer, in its sole discretion and replace the Back-up Servicer upon seven (7) days prior written notice. In the event that the Majority Controlling Noteholders exercises its right to remove and replace the Back-up Servicer, such Person shall have no further obligation to perform the duties of the Back-up Servicer under this Agreement except as set forth in Section 13.02 hereof.

          (i) On or before the fifth Business Day of each month, the Servicer will deliver to the Back-up Servicer a Computer Tape containing such information with respect to the Receivables as of the close of business on the last day of the immediately preceding Collection Period as is necessary for preparation of the Servicer's Certificate. The Back-up Servicer shall use the Computer Tape to recalculate the information specified in Sections 8.03(j)(ii) and (iii) hereof contained in the Servicer's Certificate delivered by the Servicer, and the Back-up Servicer shall notify the Indenture Trustee and the Owner Trustee that it has recalculated such information in the Servicer's Certificate in accordance with this Section
     8.03 and shall notify the Servicer and the Indenture Trustee of any discrepancies, in each case, on or before the fourth Business Day immediately preceding the related Payment Date but in no event fewer than five (5) Business Days after receiving the information required to make such calculations. Such notice shall be substantially in the form of Exhibit F attached hereto. In the event that the Back-up Servicer reports any discrepancies, the Servicer and the Back-up Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the


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

     absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and payments with respect to the related Payment Date. In the event that the Back-up Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, (i) the Back-up Servicer will notify the Indenture Trustee and the Owner Trustee, and (ii) the Servicer shall cause a firm of Independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. All Computer Tapes received by the Back-up Servicer will be stored by the Back-up Servicer in accordance with its customary practices.

          (j) The Back-up Servicer shall review each Servicer's Certificate delivered by the Servicer pursuant to Section 8.12 and shall, based upon the information provided from the Servicer under Section 8.03(i):

               (i) confirm that such Servicer's Certificate is complete on its face;

               (ii) load the Computer Tape received from the Servicer pursuant to Section 8.03(i) hereof, confirm that such Computer Tape is in a readable form, and calculate the Principal Balance of the Receivables based on the aggregate Principal Balance of the Receivables as of the preceding Payment Date (as set forth in such Servicer's Certificate) and the principal portion of the Scheduled Receivable Payment or Modified Scheduled Receivable Payment for the Receivables (as set forth in such Servicer's Certificate) and compare such calculation to that set forth in the Servicer's Certificate (and give notice of any discrepancy to the Indenture Trustee); and

               (iii) recalculate the Available Funds, the Class A-1 Monthly Interest, the Class A-2 Monthly Interest, the Class A-3 Monthly Interest, the Class A-4 Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest, the Class D Monthly Interest, the Certificate Monthly Interest, the Monthly Principal, the Certificate Monthly Principal, the Servicing Fee, the Back-up Servicer Fee, the Indenture Trustee Fee, the Owner Trustee Fee, the amounts on deposit in the Reserve Account and the Collection Account, based solely on the balances and calculations specifically set forth in the Servicer's Certificate, and compare such recalculations to those set forth in the Servicer's Certificate. To the extent of any discrepancy, the Back-up Servicer shall give notice thereof to the Indenture Trustee. The Back-up Servicer's obligation shall be limited to the mathematical recalculation of the amounts set forth in Sections 8.03(j)(ii) and (iii) based on the Servicer's Certificate and Computer Tape.

     SECTION 8.04 Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as servicer under this Agreement until the earlier to occur of (i) the termination of the Trust and (ii) the removal of the Servicer, as servicer, in accordance with Article 14 hereof in connection with the occurrence of an Event of Servicer Default or Back-up Servicer Default, as applicable, which has not otherwise been waived or cured.

     SECTION 8.05 Collection of Receivable Payments.

          (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to maximize the amount to be received by the Trust with respect to the Receivables, including, without limitation, using reasonable efforts to (i) collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself and, in any event, with no less degree of skill and care than would be exercised by a prudent servicer of similar motor vehicle retail installment sales contracts and installment sale loan and security agreements or (ii) directing the Trust to sell any of the Receivables from time to time to an unrelated third party for the maximum market price available for such Receivable at such time, as determined by the Servicer consistent with the standards set forth herein. In connection with any such Receivable sale contemplated by clause (ii) of this Section 8.05(a), the related Sale Amount shall be deposited into the Collection Account in accordance with Section 9.04(e). Promptly after the Closing Date (but in any event within forty (40) days after the Closing
     Date), the Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Lock-Box. If payments are modified or adjusted on a Receivable (provided that no such modification or adjustment may be made to the APR or the number or amounts of the Scheduled Receivable Payments) or are extended in the ordinary course of the Servicer's collection procedures (provided, that no extensions may be granted by the Servicer until at least six Scheduled Receivable Payments have been received by the Servicer under the related Receivable and thereafter only one extension not to exceed one month may be granted each twelve month period and no more than three (3) extensions shall be permitted with respect to any Receivable (other than to the extent allowed pursuant to the Servicer's collection or charge-off policies); provided, that not more than 0.75% (by Principal Balance of the Receivables as a percentage of the Pool Balance) may be extended during any Collection Period), and, as a result, any Receivable would be outstanding after the month immediately preceding the Final Maturity Date for the Class D Notes or any such modification, adjustment or extension is in violation of the foregoing prohibitions, then the Servicer shall be obligated to purchase such Receivable pursuant to Section 8.10 hereof (unless such Receivable is otherwise being purchased pursuant to Section 16.02 hereof). The Servicer may in its discretion waive any late payment charge or any other fees that it is entitled to retain under Section 8.11 hereof, or other fee (to the extent consistent with its credit and collection policy) that may be collected in the ordinary course of servicing a Receivable.

          (b) All allocations of payments with respect to any Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on either the actual number of days elapsed and the actual number of days in the calendar year or on a 365-day calendar year, as specified in the related installment sales contract or installment loan and security agreement. Each payment on a Receivable shall be applied (i) first, in connection with the redemption of a Charged-off Receivable, to reimburse the Servicer for any reasonable out-of-pocket expenses incurred by the Servicer in connection with such Receivable, (ii) second, to late charges and other fees, (iii) third, to the extent necessary to bring such Receivable current, to interest in accordance with the simple interest method and (iv) fourth, to principal in accordance with the simple interest method; provided, however, at the Servicer's option and sole discretion, it may allocate payments first to clauses (iii) and (iv) of this Section 8.05(b), respectively, and then to clauses (i) and/or (ii) of this Section 8.05(b) thereafter. Notwithstanding the foregoing, no allocation pursuant to this
     Section 8.05(b) shall in any way alter or modify the payment priorities and rights and restrictions on Servicer reimbursement and compensation set forth in the Indenture.

     SECTION 8.06 Realization Upon Receivables.

          (a) On behalf of the Trust and the Secured Parties the Servicer shall use its reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely and which Receivable is not sold pursuant to Section 8.05(a) hereof. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers (provided, that if the Back-up Servicer is performing the duties of Servicer hereunder, BVAC agrees to use commercially reasonable efforts to cooperate with such Person in realizing upon such Dealer recourse, it being understood and agreed that the Back-up Servicer in such capacity shall not have any obligation to pursue such remedies) and selling the Financed Vehicle at public or private sale and directing the Trust to sell the Receivables pursuant to Section 8.05(a) hereof. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses. After appropriate disposition of the Financed Vehicle, the Servicer shall also take such measures as it deems reasonable and appropriate to realize value in respect of any deficiency balance of the Receivable including pursuit of action on behalf of the Trust and/or the Secured Parties against the Obligor or public or private sale of the remaining interest of the Trust and/or the Secured Parties in such Receivable. If the Back-up Servicer is the successor Servicer, it shall be reimbursed for all out-of-pocket expenses incurred in connection with this
     Section 8.06(a) and shall not be responsible for expenses incurred in connection with such powers of attorney necessary to satisfy its administrative and servicing duties hereunder.

          (b) BVAC, as initial Servicer, agrees that within 45 days from the Closing Date, it shall make such filings and effect such notices as are necessary under Sections 9-310, 9-324(b) and 9-324(c) of the New York UCC (or comparable section of the UCC of any applicable State) to preserve the Trust's ownership interest (or security interest, as the case may be) and the security interest of the Indenture Trustee in any repossessed Financed Vehicles delivered for sale to Dealers in excess of the limits set forth in
     Section 8.06(c).

          (c) The Servicer agrees that at any time after the Closing Date there will be (i) no more than 10 repossessed Financed Vehicles in the aggregate delivered for sale to any Dealer and (ii) no more than 35 repossessed Financed Vehicles in the aggregate delivered for the sale to all Dealers with respect to which the actions referred to in paragraph (b) above have not been effected. The Servicer agrees that prior to delivering additional Financed Vehicles for sale to any such Dealer in excess of the limits set forth in (i) and (ii) above, it shall make such filings and effect such notices as are necessary under Sections 9-310, 9-324(b) and 9-324(c) of the New York UCC (or comparable section of the applicable UCC) to preserve its ownership interest (or security interest, as the case may be) in any such repossessed Financed Vehicle.

          (d) Unless otherwise stated in this Agreement, the Servicer shall either use its reasonable best efforts to liquidate or, at its sole option, purchase each Financed Vehicle that has not previously been liquidated and that secures, or previously secured, a Charged-Off Receivable either (i) by the end of the Collection Period preceding the Final Maturity Date for the Class D Notes or (ii) if earlier, by the end of the Collection Period following the Collection Period during which such Receivable became a Charged-Off Receivable. Any purchase of a Financed Vehicle by the Servicer shall be made at a price equal to the fair market value of the Financed Vehicle as determined by the Servicer in accordance with the Servicer's normal servicing standards. This purchase obligation shall not apply to any successor Servicer.

     SECTION 8.07 Physical Damage Insurance.

          (a) The Servicer, in accordance with its customary servicing procedures and underwriting standards, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle as of the date of execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an Insurance Policy or certificate naming BVAC, the Bank or the successor-in-interest to the Bank, as policyholder (creditor) or loss payee and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by such extended service contract; provided that the Back-up Servicer, as successor Servicer, shall have no liability for any such failure.

          (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under the insurance policy referred to in
     Section 8.07(a) hereof which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Indenture Trustee, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing Insurance Policies. Any amounts collected by the Servicer under any of the foregoing Insurance Policies shall be deposited in the Collection Account pursuant to Section 9.03 hereof. In no event shall the Servicer be required or forced to place insurance on a Financed Vehicle.

     SECTION 8.08 Maintenance of Security Interests in Financed Vehicles.

          (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to ensure that perfection of the security interest created by each Receivable in the related Financed Vehicle has been obtained and to maintain such security interest. The Trust hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. Any reasonable out-of-pocket expenses incurred by the Servicer or any successor Servicer in connection with any such re-perfection shall be reimbursable in accordance with the priorities set forth in Section 8.05 of the Indenture.

          (b) (i) In accordance with the Custodian Agreement, by the third Business Day following the date which is 180 days following the Closing Date or, if such date is not a Business Day, on the next succeeding Business Day (the "180 day notice date"), BVAC, as the Custodian, shall inform the Indenture Trustee, the Owner Trustee and the other parties to this Agreement of any Receivable listed on the exception list attached to the Certification pursuant to Section 4 of the Custodian Agreement, as certified by the Custodian on the Closing Date, for which the related Receivable File on the 180 day notice date does not include a Certificate of Title (as defined in the Custodian Agreement) (or such evidence of title as may be issued in any applicable jurisdiction as of the close of business on the date which is 180 days after closing). BVAC shall repurchase any such Receivable as of the last day of the Collection Period in which the date, which is 180 days following the Closing Date, occurs (or if such date is not a Business Day, on the first Business Day thereafter), if the related Receivable File does not include a Certificate of Title (as defined in the Custodian Agreement) as of the close of business on such 180th day (or such evidence of title as may be issued in any applicable jurisdiction). In consideration of the purchase of such Receivable, BVAC shall remit the Purchase Amount in the manner specified in Section 8.10 hereof.

               (ii) In accordance with the Custodian Agreement, by the third Business Day following the date which is 30 days following the Closing Date or, if such date is not a Business Day, on the next succeeding Business Day (the "30 day notice date"), BVAC, as the Custodian, shall inform the Indenture Trustee, the Owner Trustee and the other parties to this Agreement of any Receivable listed on the exception list attached to the Certification pursuant to Section 4 of the Custodian Agreement as certified by the Custodian on the Closing Date, for which a Receivable File is missing a fully executed original of the related retail installment contract or retail installment loan contract, as applicable, which remains uncured by the close of business on the date which is 30 days following the Closing Date. BVAC shall repurchase any such Receivable within two Business Days after the date on which BVAC, as the Custodian, delivers its report pursuant to this Section 8.08(b)(ii). In consideration of the purchase of such Receivable, BVAC shall remit the Purchase Amount in the manner specified in Section
          8.10 hereof.


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

          (c) Upon the occurrence of Servicer Default, the Servicer (or BVAC if it is no longer the Servicer), at the written direction of the Majority Controlling Noteholders, or in the absence of such direction, the Majority Certificateholders shall take or cause to be taken such reasonable action as may, in the reasonable business judgment of the Majority Controlling Noteholders or Majority Certificateholders, be necessary or prudent to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer and the Noteholders by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the reasonable business judgment of the Majority Controlling Noteholders or Majority Certificateholders, be necessary or prudent and shall deliver to the Indenture Trustee any Receivable File or portion thereof that has been released by the Indenture Trustee to the Servicer and is then in the possession of the Servicer, including any original certificates of title. The Servicer (so long as the Servicer is BVAC) shall, and if the Servicer has been removed, BVAC shall pay all reasonable costs and expenses related to such perfection or re-perfection (the "Reliening Expenses"). Prior to the occurrence of a Servicer Default, the Majority Controlling Noteholders, or in the absence of such direction, the Majority Certificateholders may instruct the Indenture Trustee and the Servicer (or BVAC if it is no longer the Servicer) to take or cause to be taken such action as may, in the reasonable business judgment of the Majority Controlling Noteholders or Majority Certificateholders, be necessary to perfect or reperfect the security interest in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer, including by amending the title documents of such Financed Vehicles to reflect the security interest of the Indenture Trustee in the related Financed Vehicle or by such other reasonable means as may, in the reasonable business judgment of the Majority Controlling Noteholders or Majority Certificateholders, be necessary or prudent; provided, however, that if the Majority Controlling Noteholders or Majority Certificateholders requests that the title documents be so amended prior to the occurrence of a Servicer Default, the out-of-pocket expenses of the Servicer, BVAC or the Indenture Trustee in connection with such action shall be reimbursed to the Servicer, BVAC or the Indenture Trustee, as applicable, pursuant to Section
     8.05 of the Indenture.

     The Servicer hereby makes, constitutes and appoints the Indenture Trustee acting through its duly appointed officers or any of them, its true and lawful attorney, for it and in its name and on its behalf, for the sole and exclusive purpose of authorizing said attorney to execute and deliver as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to show the Indenture Trustee as lienholder or secured party on the Certificate of Title (as defined in the Custodian Agreement) relating to a Financed Vehicle. BVAC, as initial Servicer, shall cause the successor-in-interest to the Bank to deliver a power of attorney to the Indenture Trustee in accordance with the foregoing with respect to any interest of the Bank.

     SECTION 8.09 Covenants of Servicer. The Servicer hereby makes the following covenants to the other parties hereto on which the Owner Trustee and Indenture Trustee shall rely in accepting the Receivables in trust. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not
(i) release the Financed Vehicle securing each such Receivable


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

from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Indenture Trustee, the Noteholders, the Residual Interest Holders or the Certificateholders in the Receivables,
(iii) change the Annual Percentage Rate with respect to any Receivable, except as may be required by applicable law and (iv) otherwise modify any contract except as permitted by this Agreement. In addition, the Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its current servicing procedures, including its collection policies and charge-off policies (the "Servicer Procedures") for servicing all of its comparable motor vehicle contracts; provided that the Servicer Procedures with respect to the Receivables may not be amended, restated or otherwise modified from time to time if such amendment, restatement or other modification materially and adversely affects any Noteholder, the Residual Interest Holders or the Certificateholders. Notwithstanding the foregoing, nothing contained in this Agreement or the Basic Documents is intended to restrict or otherwise require the Servicer to obtain any consents in order to amend, restate or modify the Servicer Procedures relating to any of its contracts other than the Receivables. No successor Servicer shall incur any liability for the representations, warranties or covenants of any predecessor Servicer hereunder.

     SECTION 8.10 Purchase of Receivables Upon Breach. The Servicer, the Transferor, the Indenture Trustee or the Owner Trustee shall inform each of the other parties promptly, in writing, upon the discovery of (i) any breach by the Servicer of its obligations under Sections 8.01, 8.05, 8.06, 8.07, 8.08 or 8.09 hereof or (ii) the existence of the Servicer's obligation to purchase a Receivable pursuant to Section 8.05(a) hereof; provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless such breach shall have been cured by the last day of the first full Collection Period following the discovery or notice of such breach, the Servicer shall on such day purchase any Receivable materially and adversely affected by such breach or which materially and adversely affects the interests of the Noteholders, the Residual Interest Holders or the Certificateholders (which shall include any Receivable as to which a breach of Section 8.06 hereof has occurred); provided, that with respect to any breach of Section 8.07(b) hereof, the Servicer may at its option, instead of repurchasing the related Receivable, deposit in the Collection Account the amount of the loss resulting from the lapse or lack of insurance. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in Section 9.04 hereof. The Indenture Trustee and Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. The sole remedy of the Owner Trustee, the Trust, or the Secured Parties with respect to the aforementioned breaches shall be to require the Servicer to purchase Receivables pursuant to this Section 8.10; provided, however, that the Servicer shall indemnify, the Issuer, the Indenture Trustee, the Noteholders, the Residual Interest Holders and the Certificateholders and each of their respective officers, employees, directors, agents and representatives against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. No predecessor or successor Servicer shall be responsible for the acts or omissions of any other Servicer. Upon receipt of the Purchase Amount and any related indemnity payments, the Indenture Trustee shall release to the Servicer or its designee the related Receivable File and shall execute and deliver all instruments of transferor assignment, without recourse, as are prepared by the Servicer and delivered to the Indenture Trustee and are necessary to vest in the Servicer or such designee the Issuer's right, title and interest in the Receivable. Notwithstanding the foregoing, BVAC shall not be required to remit the Purchase Amount in the manner specified in this Section
8.10 with respect to any Receivable repurchased or subject to repurchase by BVAC pursuant to Section 8.08 hereof for the reasons specified in Section 8.08 hereof. Notwithstanding the foregoing, if Back-up Servicer shall have become the Servicer, it will not be so obligated to purchase any Receivables or make any payment pursuant to this Section 8.10, and the only obligations of Back-up Servicer, as successor Servicer in connection therewith shall be to make the indemnity in Section 13.02 hereof.

     SECTION 8.11 Servicing Fee

          (a) The Servicer shall be entitled to a Servicing Fee as defined herein. The Servicer shall also be entitled to retain, and need not deposit in the Collection Account, all late fees, and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables during such Collection Period (the "Supplemental Servicing Fee").

          (b) The Back-up Servicer will be entitled to the Back-up Servicer Fee up to but excluding the date on which it is appointed or begins acting as successor Servicer. If it becomes the Servicer, the Back-up Servicer will be entitled to the Servicer Fee (including the Servicing Fee as calculated in Schedule C) for the periods in which it is acting as successor Servicer and shall not be entitled to a Back-up Servicing Fee during such time.

          (c) Neither the Indenture Trustee nor Back-up Servicer (including in its capacity as successor Servicer) shall be liable for any differential between the Servicing Fee and the amount necessary to induce a successor Servicer to accept its appointment as such pursuant to this Agreement.

     SECTION 8.12 Servicer's Certificate. On or before the Determination Date following each Collection Period, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Back-up Servicer and the Collateral Agent a Servicer's Certificate in substantially the form of Exhibit C attached hereto containing all information necessary to make the distributions pursuant to
Section 8.05 of the Indenture (so long as the Notes remain outstanding) for the Collection Period preceding the date of such Servicer's Certificate and the Indenture Trustee shall forward such Servicer's Certificate to the Noteholders and the Owner Trustee to forward to the Residual Interest Holders and the Certificateholders, including (A) the amount of aggregate collections on the Receivables, (B) the aggregate Purchase Amount of the Receivables repurchased by BVAC and purchased by the Servicer, (C) the amount, if any, to be withdrawn from the Reserve Account, (D) information respecting (i) delinquent Receivables that are 30, 60 and 90 days past due, (ii) the number of repossessions of Financed Vehicles during the preceding Collection Period, number of unliquidated repossessed Financed Vehicles, gross and net losses on the Receivables, and Recoveries, and Recoveries on Charged-Off Receivables, and (iii) adjusted, modified or extended Receivables as necessary or requested by a Rating Agency to confirm compliance with Section 8.05(a) hereof; and (E) the Lock-Box Collection Percentage (F) whether, to the knowledge of the Servicer a Servicer Default has occurred, (G) each other item listed in Section 8.05 of the Indenture reasonably requested by a Rating Agency or the

Indenture Trustee. Receivables purchased by BVAC as of the last day of such Collection Period shall be identified by the BVAC account number with respect to such Receivable (as specified in Schedule A to this Agreement).

     SECTION 8.13 Annual Statement as to Compliance; Notice of Default.

          (a) The Servicer shall deliver to the Indenture Trustee (without duplication), the Owner Trustee, the Back-up Servicer, the Rating Agencies and the Noteholders, on or before April 30 of each year, beginning on April 30, 2007, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the initial Officer's Certificate for any Servicer, the period from the Closing Date or the date it became Servicer to and including such preceding December 31) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Servicer shall deliver to, without duplication, the Owner Trustee, the Indenture Trustee, the Back-up Servicer and the Rating Agencies, promptly after having obtained actual knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default (if BVAC is the Servicer) under Section 14.01 or a Back-up Servicer Default (if the Back-up Servicer is the Servicer) under Section 14.02. The Transferor shall deliver to the Owner Trustee, the Indenture Trustee, the Back-up Servicer and the Rating Agencies, promptly after having obtained actual knowledge thereof, but in no event later than 2 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicer Default under clause
     (ii) of Section 14.01. The Indenture Trustee shall forward a copy of each Officer's Certificate so received to each Noteholder.

     SECTION 8.14 Annual Independent Certified Public Accountant's Report.

          (a) The Servicer will deliver to, without duplication, the Indenture Trustee, the Owner Trustee, the Back-up Servicer and the Rating Agencies, on or before April 30 of each year beginning April 30, 2007, a report prepared by Independent Accountants, who may also render other services to the Servicer or any of its Affiliates or to the Transferor addressed to the Board of Directors of the Servicer or any of its Affiliates and the Indenture Trustee and dated during the current year, to the effect that such firm has audited the financial statements of the Servicer and issued its report therefor and that such audit (a) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (c) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile, sport utility vehicle, light-duty truck and van sale contracts and loan and security agreements; and (d) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, sport utility vehicle, light-duty truck and van loans serviced for others that, in the firm's opinion, the Program requires such firm to report. The accountant's report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates; (2) except as disclosed in the report, no exceptions or errors in the Servicer's Certificates were found; and (3) the delinquency and loss information relating to the Receivables contained in the Servicer's Certificates were found to be accurate.

          (b) Such report shall also indicate that the firm is independent of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

          (c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder.

          (d) Notwithstanding this Section 8.14, if the Back-up Servicer is then acting as the successor Servicer, it shall only be required to provide a copy of its annual SAS 70 report.

     SECTION 8.15 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Owner Trustee, the Indenture Trustee and the Back-up Servicer access to the Receivables Files in such cases where such parties shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this
Section 8.15.

     SECTION 8.16 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (other than those that are otherwise reimbursable pursuant to the terms hereof), including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Noteholders, the Residual Interest Holders, the Certificateholders, the Indenture Trustee and the Owner Trustee; provided, however, that any successor Servicer shall be entitled to be reimbursed for any Transition Costs, and with respect to Back-up Servicer, such costs as set forth on Schedule C attached hereto.

     SECTION 8.17 Reports to Noteholders. The Indenture Trustee shall provide to any Noteholder who so requests in writing (addressed to the Corporate Trust Office of the Indenture Trustee) a copy of any certificate described in Section
8.12 hereof, the annual statement described in Section 8.13 hereof, or the annual report described in Section 8.14 hereof. The Indenture Trustee may require the requesting party to pay a reasonable sum to cover the cost of the Indenture Trustee's complying with such request.

     SECTION 8.18 Fidelity Bond. Each of the Servicer, the Back-up Servicer and any successor Servicer hereby represent and covenant that it has obtained, and shall continue to maintain in full force and effect, a fidelity bond and errors and omissions policy covering it of a type and to the extent and in such amount as is customary for prudent servicers engaged in the business of servicing motor vehicle retail installment sales contracts similar to the Receivables.

     SECTION 8.19 Delegation of Duties. The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing motor vehicle contracts; provided, however, that no such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. In the event the Servicer shall for any reason no longer be the Servicer of the Receivables (including by reason of an Event of Servicer Default), the successor Servicer shall assume all of the rights and obligations of the predecessor Servicer under one or more subservicing agreements that may have been entered into by the predecessor Servicer by giving notice of such assumption to the predecessor Servicer and any subcontracted Servicer within ten (10) Business Days of the termination of such Servicer as servicer of the Receivables; provided, however, that a successor Servicer may elect to terminate a subservicing agreement. If the successor Servicer does not elect to assume any subservicing agreement, any and all costs of termination shall be at the predecessor Servicer's expense. Upon the giving of such notice, the successor Servicer shall be deemed to have assumed all of the predecessor Servicer's interest therein and to have replaced the predecessor Servicer as a party to the subservicing agreement to the same extent as if the subservicing agreement had been assigned to the assuming party except that the predecessor Servicer and the subcontracted Servicer, if any, shall not thereby be relieved of any liability or obligations accrued up to the date of the replacement of the predecessor Servicer under the subservicing agreement and the subcontracted Servicer, if any, shall not be relieved of any liability or obligation to the predecessor Servicer that survives the assignment or termination of the subservicing agreement. The successor Servicer shall notify each Rating Agency if any subservicing agreement is assumed by such successor Servicer. The predecessor Servicer shall, upon request of the Indenture Trustee or any successor Servicer, and, at the expense of the predecessor Servicer, deliver to the assuming party all documents and records relating to the subservicing agreement and the Receivables then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

     SECTION 8.20 Derivatives. The Servicer may deposit a de minimis amount of derivatives at any time into the Trust and any such deposited derivatives shall become part of the Trust Property. Such deposits will be made without the intent or effect of guarantying a specific rate of return to the Noteholders or with the intent or effect of providing any credit recourse or enhancement by the Servicer for the benefit of the Trust or the Noteholders. In connection with any such deposit with a fair market value in excess of $1,000, as determined by the Servicer, the


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

Servicer shall obtain an Opinion of Counsel that states, in substance, that such deposit will not change the conclusions reached by any "true sale" opinion delivered on behalf of BVAC on the Closing Date.

     SECTION 8.21 Receivables Sales.

          (a) Upon the sale of any Receivable pursuant to Section 8.05(a) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 8.05(a) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable.

          (b) The Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers, pursuant to Section 8.05(a), which is materially adverse to the interest of the Noteholders.

                                   ARTICLE IX

          COLLECTIONS; DISTRIBUTIONS TO NOTEHOLDERS, RESIDUAL INTEREST
                         HOLDERS AND CERTIFICATEHOLDERS

     SECTION 9.01 Lock-Box Account.

          (a) BVAC, as initial Servicer, shall establish the Lock-Box Account as an Eligible Account with the Lock-Box Bank and, no later than thirty-five
     (35) days after the Closing Date, provide notice thereof to the Obligors of the Receivables, all in accordance with the terms of the Lock-Box Agreement; provided that the Servicer may from time to time (i) upon prior written notice to the Indenture Trustee (which notice shall be at least ten
     (10) Business Days other than with respect to the successor Lock-Box established and by CenterOne in contemplation of such entity assuming the function of Service hereunder), establish additional or substitute Lock-Box Accounts, each of which shall be an Eligible Account, and (ii) close or terminate the use of such account or any subsequently established accounts, each of which accounts, at such time, shall no longer be deemed to be a Lock-Box Account; provided, further, that pursuant to the Lock-Box Agreement, the Lock-Box Processor and no other person, other than the Indenture Trustee or the Servicer, shall have authority to direct disposition of funds related to the Receivables on deposit in the Lock-Box Account consistent with the provisions of this Agreement and the Lock-Box Agreement. The Indenture Trustee shall have no liability or responsibility with respect to the Lock-Box Processor's or the Servicer's directions or activities as set forth in the preceding sentence. The Lock-Box Account shall be established pursuant to and maintained in accordance with the Lock-Box Agreement and shall at all times be an Eligible Account. In conjunction with the establishment of the Lock-Box Account, the Lock-box Processor, on behalf of BVAC, as initial Servicer, shall establish and maintain the Lock-Box at a United States Post Office Branch in accordance with the terms of the Lock-Box Agreement. Notwithstanding the Lock-Box Agreement or any of the provisions of this Agreement relating to the Lock-Box and the Lock-Box


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

     Agreement, the Servicer shall remain obligated and liable to the Trust, the Indenture Trustee, the Noteholders, the Residual Interest Holders and the Certificateholders for servicing and administering the Receivables and the other Trust Property in accordance with provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

          (b) In the event the Servicer shall for any reason no longer be acting as such, the Lock-Box Agreement shall terminate in accordance with its terms and thereafter, funds on deposit in the Lock-Box Account shall be distributed by the Lock-Box Bank, as agent for the beneficial owners of funds in the Lock-Box Account (including the Issuer), as directed by the successor Servicer, and the Lock-Box Bank shall deposit any such funds relating to the Receivables to such other account as shall be identified by the successor Servicer for deposit therein; provided, however, that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lock-Box Bank under such Lock-Box Agreement. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lock-Box Agreement and an accounting of amounts collected and held in the Lock-Box Account or held by the Lock-Box Processor in respect of the Receivables and otherwise use its reasonable best efforts to effect the orderly and efficient transfer of any Lock-Box Agreement to the successor Servicer. In the event that the Lock-Box Account fails at any time to qualify as an Eligible Account, the Servicer, at its expense, shall cause the Lock-Box Bank to deliver, at the direction of the Majority Controlling Noteholders to the Indenture Trustee or a successor Lock-Box Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) on deposit in the Lock-Box Account or held by the Lock-Box Processor in respect of the Receivables (together with an accounting of such amounts) and shall otherwise use its reasonable best efforts to effect the orderly and efficient transfer of the Lock-Box arrangements, and the Servicer shall promptly notify the Obligors to make payments to any new Lock-Box.

          (c) Until such time as the Lock-Box Collection Percentage with respect to any Determination Date equals or exceeds 92.5% (the "Lock-Box Collection Percentage"), the Servicer (i) shall on or prior to the Closing Date, obtain and maintain an employee dishonesty bond in the amount of $3,000,000 covering each employee of the Servicer responsible for opening, processing and depositing Scheduled Receivable Payments received directly by the Servicer, and (ii) shall prepare a weekly reconciliation (certified by an Authorized Officer of the Servicer), of Scheduled Receivable Payments which have been received by the Servicer during the prior calendar week and confirm that such payments have been deposited to the Look-Box Account or the Collection Account (the "Reconciliation Report"), which Reconciliation Report shall be delivered to the Indenture Trustee and the Owner Trustee on Tuesday of each week (or if such day is not a Business Day, the next succeeding Business Day), with respect to collections received during the immediately preceding calendar week. The provisions of this Section 9.01 shall not apply to the Back-up Servicer; provided, however, any subsequent lock-box account established by CenterOne as successor Servicer with respect to the Receivables shall at all times be an Eligible Account at an Eligible Bank.

     SECTION 9.02 Collection Account.

          (a) BVAC, as initial Servicer, shall establish the Collection Account as a segregated non-interest bearing trust account in the name of the Trust for the benefit of the Secured Parties with the Indenture Trustee (at the Indenture Trustee Office) or another Eligible Bank. The Servicer shall direct the Indenture Trustee to invest the amounts in the Collection Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Payment Date and to hold such Eligible Investments to maturity (provided that, if the Back-up Servicer is then acting as Servicer, such direction shall be made by the Transferor). The Indenture Trustee (or its custodian) shall at all times (i) maintain possession of any negotiable instruments or securities evidencing Eligible Investments until the time of sale or maturity and each certificated security or negotiable instrument evidencing an Eligible Investment shall be endorsed in blank or to the Indenture Trustee (or its custodian) or registered in the name of the Indenture Trustee and (ii) cause any Eligible Investment represented by an uncertificated security to be registered in the name of the Indenture Trustee (or its custodian).

          (b) Funds on deposit in the Collection Account shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise) (provided that, if the Back-up Servicer is then acting as Servicer, such selection shall be made by the Transferor), bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next Payment Date if a Person other than the Indenture Trustee is the Obligor thereon, and (ii) no later than the next Payment Date, if the Indenture Trustee is the Obligor thereon; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments unless the Eligible Investment was a direct obligation of the Indenture Trustee or unless such loss was caused by the Indenture Trustee's negligence or willful misconduct (it being understood and acknowledged that no loss on any such Eligible Investment which was made in conformity with this Agreement and the instructions of the Servicer or Transferor, shall be considered "caused by the Indenture Trustee's negligence or willful misconduct"). No investment may be sold prior to its maturity. All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Indenture Trustee on behalf of the Noteholders, the Residual Interest Holders and the Certificateholders as their interests may appear. Funds deposited in the Collection Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are not required to be invested overnight. On each Payment Date, all interest income (net of investment losses and expenses) on funds on deposit in the Collection Account as of the end of the Collection Period shall be included in Available Funds. For purposes of this paragraph, the Indenture Trustee will take delivery of the Eligible Investments in accordance with Schedule D.

          (c) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account to the Indenture Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with


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

     respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default under the Indenture, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in one or more investments within the categories of Eligible Investments as specified in an investment instruction letter delivered by the Servicer (provided that, if the Back-up Servicer is then acting as Servicer, such direction shall be made by the Transferor).

          (d) (1) The Trust shall possess all right, title and interest in all funds from time to time on deposit in, and assets credited to, the Trust Accounts and in all proceeds thereof and all such funds, assets, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, to the extent expressly set forth herein or in the other Basic Documents, the Residual Interest Holders and the Certificateholders as their interests may appear.

               (2) With respect to any Eligible Investments held from time to time in any Trust Account, the Indenture Trustee agrees that:

                    (A) any Eligible Investment that is held in deposit accounts shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto; and

                    (B) any other Eligible Investment shall be held, pending maturity or disposition by the Indenture Trustee in accordance with the terms of the definition of "Delivery."

          (e) No Trust Account shall be maintained with an institution other than the Indenture Trustee unless such institution agrees in writing to the provisions of Sections 9.02(d)(2) and 9.12 hereof as if such institution were the Indenture Trustee, except that pursuant to the first sentence of
     Section 9.12 hereof, the Indenture Trustee shall continue to be the "entitlement holder" of the related Trust Account.

     In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. Subject to the provisions of 9.01 hereof and the Indenture Trustee's standard of care set forth in Section 6.01 of the Indenture, in no event shall the Indenture Trustee be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     SECTION 9.03 Collections.

          (a) Upon establishment of the Lock-Box Account in accordance with
     Section 9.01(a) hereof, the Servicer shall use reasonable best efforts to cause the Lock-Box Processor to transfer any payments in respect of the Receivables from or on behalf of Obligors received in the Lock-Box to the Lock-Box Account on the Business Day on which such payments are received, pursuant to the Lock-Box Agreement. Within two (2) Business Days of receipt of such funds into the Lock-Box Account, the Servicer shall cause the Lock-Box Bank to transfer available funds from the Lock-Box Account to the Collection Account, and if such funds are not available funds, as soon thereafter as they clear (i.e., become available for withdrawal from the Lock-Box Account). In addition, the Servicer shall remit all payments (other than amounts comprising the Supplemental Servicing Fee) by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables), and all Liquidation Proceeds, insurance proceeds and other collections from whatever source, no later than the second Business Day following receipt into the Lock-Box Account or the Collection Account, as applicable. On the Closing Date, the Servicer shall deposit in the Collection Account the foregoing amounts received through the date that is two Business Days prior to the Closing Date with respect to the Receivables during the first Collection Period.

          (b) The Indenture Trustee shall deposit in the Collection Account any funds received from the Collateral Agent or from the Reserve Account.

     SECTION 9.04 Additional Deposits

          (a) (i) Not later than the Determination Date, the Servicer shall remit to the Collection Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 7.02 and 8.10 hereof; and (ii) not later than 11:00 a.m. (New York City time) on the related Payment Date, the Servicer shall remit to the Collection Account the Redemption Price for Receivables on such Payment Date pursuant to Section 16.02 hereof.

          (b) Following the acceleration of the Notes pursuant to Section 5.02 of the Indenture, any proceeds of the Trust Property shall be deposited in the Collection Account to be distributed by the Indenture Trustee in accordance with Section 8.05(g) of the Indenture.

          (c) On or before each Payment Date, the Indenture Trustee shall transfer to the Collection Account any amounts transferred to the Indenture Trustee by the Collateral Agent from the Reserve Account.

          (d) On or before the Redemption Date, the Indenture Trustee shall deposit in the Collection Account the Redemption Price paid by or on behalf of the Issuer pursuant to Article XI of the Indenture.

          (e) On the Business Day upon which any sale of Receivables contemplated by Section 8.05(a), any Sale Amount received shall be deposited into the Collection Account.

     SECTION 9.05 Application of Funds.

          (a) On each Determination Date, the Servicer shall determine the amount of Available Funds and the amount of funds necessary to make the distributions required pursuant to Section 8.05(a) of the Indenture on the next Payment Date. The Servicer shall by a Servicer's Certificate on or before the Determination Date notify the Owner Trustee, Collateral Agent and the Indenture Trustee of such amounts by telecopy to the Corporate Trust Office and the Indenture Trustee Office or to such numbers as the Owner Trustee or Indenture Trustee may from time to time provide, followed promptly by mailing such notice to the Owner Trustee and the Indenture Trustee.

          (b) [Reserved]

          (c) On each Payment Date, the Owner Trustee shall send to the Residual Interest Holders and the Certificateholders the Servicer's Certificate provided to the Owner Trustee by the Servicer for such Payment Date.

     SECTION 9.06 Reserve Account. The Servicer agrees, simultaneously with the execution and delivery of this Agreement, to deposit the Reserve Account Initial Deposit in the Reserve Account on the Closing Date.

     SECTION 9.07 Advances.

          (a) (i) As of the last day of the initial Collection Period, the Servicer shall advance funds equal to the excess, if any, of Monthly Interest due in respect of the initial Collection Period, over the Collected Interest for such Collection Period; and (ii) as of the last day of each subsequent Collection Period, the Servicer shall advance funds in the amount of the Interest Advance Amount (or such other amount as the Servicer shall reasonably determine to cover an Interest Shortfall) with respect to each Receivable that is delinquent for more than 30 days, in each such case, to the extent that the Servicer, in its sole discretion, determines that the Advance will be recoverable from payments by or on behalf of the Obligor, the Purchase Amount, or Liquidation Proceeds. With respect to each Receivable, the Advance paid pursuant to this Section 9.07 shall increase Outstanding Advances. Outstanding Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds, or payments of the Purchase Amount in accordance with the priorities set forth in Section 8.05 of the Indenture. The Servicer shall remit any Advances with respect to a Collection Period to the Collection Account on or before the related Determination Date.

          (b) If the Servicer shall determine that an Outstanding Advance with respect to any Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust in accordance with the priorities set forth in Section 8.05 of the Indenture, and Outstanding Advances with respect to such Receivable shall be reduced accordingly.

          (c) No successor Servicer shall be obligated to make Advances under this Agreement and shall not be liable for Advances incurred by the Servicer before the commencement of performance by such successor Servicer.

     SECTION 9.08 No Segregation of Moneys; No Interest. Subject to Section 9.05 hereof, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or this Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 9.09 Accounting and Reports to the Residual Interest Holders, the Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Residual Interest Holders and the Certificateholders, as may be required by the Code and applicable Treasury Regulations, or as may be requested by such Certificateholders, such information, reports or statements as may be reasonably necessary to enable the Residual Interest Holders and the Certificateholders to prepare their federal, State and local income tax returns. Consistent with the Trust's characterization for tax purposes as a disregarded entity so long as the Transferor or any other Person is the sole beneficial owner of the Trust, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Certificates are issued pursuant to this Agreement and remain outstanding, (ii) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer of a beneficial interest in the Trust permitted by Section 11.04 hereof, the Code requires such a filing or (iii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that there shall be two or more beneficial owners of the Trust (including by virtue of the issuance of the Certificates or treatment of any class of Notes as a beneficial ownership in the Trust pursuant to a final determination of the Internal Revenue Service or a court), the Owner Trustee shall inform the Indenture Trustee in writing of such event other than the issuance of the Certificates, (x) the Administrator, on behalf of the Trust, shall prepare, or shall cause to be prepared, federal and, if applicable, State or local partnership tax returns required to be filed by the Trust (using the calendar year or such other taxable year as may be required by the Code) and shall remit such returns to the Transferor for signature (or if the Transferor no longer owns the Residual Interest, to the Transferor to the extent its tax liability is affected thereby and otherwise to the successor Residual Interest Holder owning the largest percentage interest in the partnership) at least (5) days before such returns are due to be filed, and (y) capital accounts shall be maintained for each beneficial owner in accordance with the Treasury Regulations under Section 704(b) of the Code reflecting each such beneficial owner's share of the income, gains, deductions and losses of the Trust and/or guaranteed payments made by the Trust and contributions to, and distributions from, the Trust. The Transferor (or such successor Residual Interest Holder, as applicable) shall promptly sign, or cause to be signed pursuant to Section 15.04(a), such returns and deliver such returns after signature to the Administrator, on behalf of the Trust, and such returns shall be filed by the Administrator, on behalf of the Trust, with the appropriate tax authorities. In the event that a "tax matters partner" (within the meaning of Code Section 6231(a)(7)) is required to be appointed with respect to the Trust, the Transferor is hereby designated as tax matters partner or, if the Transferor is not a Residual Interest Holder, the Transferor to the extent its tax liability is affected thereby and otherwise the successor Residual Interest Holder owning the largest percentage interest in the partnership, shall be designated as tax matters partner. In no event shall the Owner Trustee, the Administrator or the Transferor (or such designee Residual Interest Holder, as applicable) be liable for any liabilities, costs or expenses of the Trust, any other Residual Interest Holder or the Certificateholders or the Noteholders arising out of the application of any tax law, including federal, State, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee, the Administrator or the Transferor (or such designee Residual Interest Holder), as the case may be, in breach of its obligations under this Agreement. Unless otherwise instructed by the beneficial owner of a majority in interest of the partnership, none of the Owner Trustee, the Administrator, or the Transferor shall elect, or shall cause an election to be made on behalf of the Trust under (i) Section 1278 of the Code to accrue its market discount income currently or (ii) Section 754 of the Code.

     SECTION 9.10 [Reserved].

     SECTION 9.11 Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds; provided, however, that such reimbursement must be requested by the Servicer within six months of the related mistaken deposit into the Collection Account, otherwise such right to reimbursement shall be forfeited (this proviso shall not apply to any successor Servicer). The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 8.05 of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee as may be reasonably necessary to verify the accuracy of such certification.

     SECTION 9.12 Securities Accounts. The Indenture Trustee agrees that any Trust Account held by it hereunder shall be maintained as a "securities account" as defined in the Uniform Commercial Code as in effect in New York (the "New York UCC"), and that it shall be acting as a "securities intermediary" for the Indenture Trustee itself as the "entitlement holder" (as defined in Section 8-102(a)(7) of the New York UCC) with respect to each such Trust Account. The parties hereto agree that each Trust Account shall be governed by the laws of the State of New York, and regardless of any provision in any other agreement, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the New York UCC) shall be the State of New York. The Indenture Trustee acknowledges and agrees that (a) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC and (b) notwithstanding anything to the contrary, if at any time the Indenture Trustee shall receive any order from the Indenture Trustee directing transfer or redemption of any financial asset relating to the Trust Accounts, the Indenture Trustee shall comply with such entitlement order without further consent by the Transferor or any other person. In the event of any conflict of any provision of this Section 9.12 with any other provision of this Agreement or any other agreement or document, the provisions of this Section 9.12 shall prevail.

                                    ARTICLE X

                         VOTING RIGHTS AND OTHER ACTIONS

     SECTION 10.01 Prior Notice with Respect to Certain Matters. The Owner Trustee shall not take any of the actions set forth below unless the Owner Trustee shall have notified the Residual Interest Holders, the Certificateholders and each Rating Agency of the proposed action and each of the Residual Interest Holders and the Certificateholders have approved such action in writing, which approval has been received by the Owner Trustee by, the 30th day after such notice has been given:

               (i) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

               (ii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

               (iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Residual Interest Holders or the Certificateholders;

               (iv) except pursuant to Section 17.01 hereof, the amendment, change or modification of this Agreement;

               (v) except as provided in Article XVI hereof, dissolve, terminate or liquidate the Trust in whole or in part;

               (vi) do any act which would make it impossible to carry on the ordinary business of the Trust;

               (vii) confess a judgment against the Trust;

               (viii) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

               (ix) cause the Trust to lend any funds to any entity;

               (x) change the Trust's purpose and powers from those set forth in this Agreement; or

               (xi) cause the Trust to incur, assume or guaranty any indebtedness except as set forth in this Agreement and the other Basic Documents.

     SECTION 10.02 Action with Respect to Certain Matters. The Owner Trustee shall not have the power, except in accordance with the Basic Documents and upon the written direction of (i) the Indenture Trustee upon the direction of the Majority Controlling Noteholders


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

or (ii) after the Notes have been paid in full and written notice thereof has been delivered by the Indenture Trustee to the Owner Trustee, the Certificateholder or (iii) after the Certificates have been paid in full and written notice thereof has been delivered by the Indenture Trustee to the Owner Trustee, the Residual Interest Holders (in each case, such directing party, the "Instructing Party") to (a) remove the Servicer, or the Back-up Servicer hereunder or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Instructing Party and the furnishing of indemnification satisfactory to the Owner Trustee by the Residual Interest Holders and/or the Certificateholders and providing each Rating Agency with prior or concurrent notice of such action. Notwithstanding anything to the contrary set forth in this Agreement, any instruction, direction or consent to be given by the Majority Controlling Noteholders or Instructing Party under this Agreement or any other Basic Document to the Owner Trustee shall include a certification by such Majority Controlling Noteholders or Instructing Party that such Person is the Majority Controlling Noteholders or Instructing Party in accordance with the provisions of the Basic Documents, and the Owner Trustee shall have no liability to the extent it relies in good faith thereon.

     SECTION 10.03 Restrictions on Residual Interest Holders' and the Certificateholders' Power.

          (a) Neither the Residual Interest Holders nor the Certificateholders shall direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 1.03 hereof nor shall the Owner Trustee follow any direction to the extent the Owner Trustee has actual knowledge that such direction is in violation hereof.

          (b) Neither the Residual Interest Holders nor the Certificateholders shall have any right by virtue or by availing themselves of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless such Residual Interest Holders or Certificateholders are the Instructing Party pursuant to Section 10.02 hereof and unless such Residual Interest Holders or Certificateholders previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and also unless such Residual Interest Holders or Certificateholders shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 10.02 hereof. For the protection and enforcement of the provisions of this Section, the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.


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

     SECTION 10.04 Control. The Residual Interest Holders or the Certificateholders shall not have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement. Except as expressly provided herein, any written notice of the Residual Interest Holders or the Certificateholders delivered pursuant to this Agreement shall be effective if signed by, in the case of Residual Interest Holders, the Holders of Residual Interests evidencing not less than a majority of the Residual Interest at the time of the delivery of such notice or, in the case of Certificateholder, the Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

     SECTION 10.05 [Reserved].

     SECTION 10.06 Registration of Transfer and Exchange of the Certificates. Upon the formation of the Trust by the contribution by the Transferor pursuant to Article III hereof and until the issuance of the Certificates to the initial Certificateholders, the Transferor shall be the sole beneficiary of the Trust.

                                   ARTICLE XI

                   THE RESIDUAL INTEREST AND THE CERTIFICATES

     SECTION 11.01 Initial Ownership. Upon the formation of the Trust by the contribution by the Transferor pursuant to Article III and until the issuance of the Certificates to the initial Certificateholders, the Transferor shall be the sole beneficiary of the Trust.

     SECTION 11.02 The Residual Interest and the Certificates. The Certificates shall be issued in the form of one or more certificates and shall be initially issued to J.P.Morgan Securities Inc. or an affiliate thereof. The Residual Interest shall be uncertificated and shall initially be issued to the Transferor. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. A Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificate.

     SECTION 11.03 Authentication of Certificates. Subject to Section 11.04 hereof, the Owner Trustee shall cause one or more Certificates to be executed on behalf of the Trust, authenticated, and delivered to or upon the written order of the Transferor, signed by its chairman of the board, its president, or any vice president, without further corporate action by the Transferor, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially as set forth in the form of Certificates attached as Exhibit E to this Agreement, executed by a Responsible Officer of the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

     SECTION 11.04 Registration of Transfer and Exchange of Residual Interest or Certificates.

          (a) Upon formation of the Trust by the contribution by the Transferor pursuant to Section 1.05, J.P.Morgan Securities Inc. or any affiliate thereof shall be issued the Certificates, duly executed and delivered in exchange therefor, and the Transferor shall be issued the Residual Interest, each evidencing, collectively, ownership of 100% of the beneficial ownership of the assets of the Trust.

          (b) Neither the registered nor the beneficial interest in the Residual Interest or any Certificate may be transferred, assigned, hypothecated or pledged in any manner by any direct or indirect owner thereof (including any transferee thereof subsequent to the date hereof) without the prior written notice by such owner to the Owner Trustee. Any purported transfer, assignment, hypothecation or pledge in any manner of any such registered or beneficial interest in the Residual Interest or any Certificate in the Trust in violation of this Section 11.04(b) shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee.

          (c) (i) The Owner Trustee shall keep or cause to be kept, at the Corporate Trust Office, a Residual Interest Register and a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of each interest in the Residual Interest and each Certificate and of transfers and exchanges of the Residual Interest and Certificates subject to the restrictions provided herein.

               (ii) The Residual Interest Registrar shall provide the Indenture Trustee with the names and addresses of the Residual Interest Holders on the Closing Date, to the extent such information has been provided to the Residual Interest Registrar and in the form provided to the Residual Interest Registrar on such date. Upon any transfers of the Residual Interest, the Residual Interest Registrar shall notify the Indenture Trustee of the name and address of the transferee in writing, by facsimile, on the day of such transfer, or promptly thereafter.

               (iii) The Certificate Registrar shall provide the Indenture Trustee with the names and addresses of the Certificateholders on the Closing Date, to the extent such information has been provided to the Certificate Registrar and in the form provided to the Certificate Registrar on such date. Upon any transfers of the Certificates, the Certificate Registrar shall notify the Indenture Trustee of the name and address of the transferee in writing, by facsimile, on the day of such transfer, or promptly thereafter.

          (d) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Owner Trustee shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee, provided, however, that (A) registration of transfer of the Certificate or the Residual Interest may not be effected unless (i) the Owner Trustee receives an Opinion of Counsel, satisfactory to it, to the effect that (x) such transfer may be made in


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

     reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and (y) such transfer will not adversely affect the tax treatment of the Notes as indebtedness for federal income tax purposes or cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; and (ii) the Rating Agency Condition shall have been satisfied with respect to such transfer and (B) registration of transfer of any Certificate may not be effected unless the conditions set forth in Section
     11.08 are satisfied.

          (e) Every request to register a transfer or exchange of the Residual Interest and every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Owner Trustee.

          (f) No service charge shall be made for any registration of transfer or exchange of the Residual Interest or a Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Residual Interest or a Certificate.

     SECTION 11.05 Mutilated, Destroyed, Lost, or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 11.05, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 11.05 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 11.06 Persons Deemed Certificateholders. Every Person by virtue of becoming a Residual Interest Holder or a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a request to transfer the Residual Interest or a Certificate for registration of transfer, the Owner Trustee, any agent of the Owner Trustee, the Residual Interest Registrar and the Certificate Registrar, may treat the Person in whose name any Residual Interest shall be registered in the Residual Interest Register or the Person in whose name a Certificate shall be registered in the Certificate Register as the owner of such Residual Interest or Certificate for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Residual Interest Registrar, the Certificate Registrar or any agent of the Owner Trustee be bound by any notice to the contrary absent the presentation of such request to transfer the Residual Interest or such Certificate.

     SECTION 11.07 Covenants of the Residual Interest Holders and the Certificateholders. The Residual Interest Holders and the Certificateholders, as to themselves only, by becoming beneficial owners of the Residual Interest or a Certificate or by acceptance of a Certificate agree:

          (a) to be bound by the terms and conditions of the Certificates of which such Certificateholder is the beneficial owner and of this Agreement and the other Basic Documents, including any supplements or amendments hereto and thereto and to perform the obligations of a Residual Interest Holder or a Certificateholder, as applicable, as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Transferor, the Noteholders and any other Residual Interest Holder or Certificateholder, present and future;

          (b) to the appointment of the Owner Trustee as such Residual Holder's or Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and, if requested by the Trust, to sign such federal income tax information return in its capacity as Holder of an interest in the Trust;

          (c) not to take any position in such Residual Holder's or Certificateholder's tax returns inconsistent with those taken in any tax returns filed by the Trust;

          (d) if such Residual Holder or Certificateholder is other than an individual or other entity holding its interest in the Residual Interest or the Certificates through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of its interest in the Residual Interest or a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

          (e) until one year and one day after the completion of the events specified in Section 16.0l(a) hereof, not, for any reason, to institute proceedings for the Trust or the Transferor to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or Insolvency Proceedings against the Trust or the Transferor, or file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Transferor or a substantial part of its property, or cause or permit the Trust or the Transferor to make any assignment for the benefit of its creditors or to admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action; without limiting the generality of the foregoing, no such party shall cooperate with or encourage any other Person to take any of the actions that it would be prohibited from taking itself pursuant to this
     Section 11.07(e).

     SECTION 11.08 Certificate Transfer Restrictions.

          (a) The Certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code and any


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     transfer of a Certificate to a person that is not a U.S. Person shall be void. Each Certificateholder will be required to represent and warrant under penalties of perjury that it is a U.S. Person. Each Certificateholder (other than J.P. Morgan Securities, Inc., as initial Certificateholder) will be required to provide to the Owner Trustee, the Certificate Registrar and the Transferor an originally executed and properly completed Internal Revenue Service Form W-9.

          (b) The Certificates may not be acquired by or for the account of a Plan and any transfer of a Certificate to a Plan or a person who uses assets of a Plan to acquire or hold such Certificate shall be void. Each Certificateholder will be required to represent and warrant that no portion of the assets used by such Certificateholder to acquire or hold the Certificate constitutes assets of any Plan.

          (c) The Certificates have not been and will not be registered under the Securities Act and will not be listed on any exchange. No transfer of a Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Owner Trustee, the Certificate Registrar and the Transferor in writing the facts surrounding the transfer in substantially the form set forth in Exhibit G (the "Investment Letter"). Except in the case of a transfer as to which the proposed transferee has provided an Investment Letter with respect to a transaction pursuant to Rule 144A, there shall also be delivered to the Owner Trustee or the Certificate Registrar and the Transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and state securities laws, which Opinion of Counsel shall not be an expense of the Issuer, the Owner Trustee, the Certificate Registrar, the Indenture Trustee, the Transferor or the Seller. Each Holder of a Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuer, the Owner Trustee, the Indenture Trustee, the Certificate Registrar and the Transferor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

          (d) So long as the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Certificateholder, the Administrator shall promptly furnish to such Certificateholder and to a prospective purchaser of such Certificate designated by such Certificateholder the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Certificates in accordance with the terms hereof (such information to consist of a copy of the prospectus supplement and base prospectus related to the Notes dated December 5, 2005 together with a copy of the Basic Documents and all Servicer's Certificates then available.


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                                   ARTICLE XII

                                 THE TRANSFEROR

     SECTION 12.01 Representations and Undertakings of Transferor.

          (a) Representations and Warranties of Transferor. The Transferor makes the following representations on which the Trust relies in accepting the Receivables in trust and issuing the Residual Interest and executing and authenticating the Certificates and undertaking its obligations under the Indenture. The Transferor agrees that the representations shall also be for the benefit of the Secured Parties, the Residual Interest Holder and the Certificateholders. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust and the subsequent pledge of the Receivables to the Indenture Trustee.

               (i) Organization and Good Standing. The Transferor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority, and legal right to acquire and own the Receivables and the other Transferred Property (as defined in the Purchase Agreement) transferred to it under the Purchase Agreement and to convey the Receivables and the other Trust Property to the Trust pursuant to this Agreement, and to perform its other obligations under this Agreement and any other Basic Documents to which it is a party. The Transferor is, and from inception has been, organized exclusively under the laws of the State of Delaware.

               (ii) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the purchase of the Receivables from BVAC under the Purchase Agreement, the conveyance of the Receivables by the Transferor pursuant to this Agreement, and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) shall require such qualifications, licenses and/or approvals, other than where the failure to obtain such qualification, license or approval would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or any other Basic Document to which it is a party, on any Receivable or on the interest therein of the Issuer or the Noteholders.

               (iii) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a


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          party have been duly authorized by the Transferor by all necessary corporate action.

               (iv) Binding Obligation. Each of this Agreement and each other Basic Document to which the Transferor is a party shall constitute a legal, valid, and binding obligation of the Transferor enforceable in accordance with its terms except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               (v) No Violation. The execution, delivery and performance by the Transferor of this Agreement and the other Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Transferor, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it is bound or to which any of its properties are subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than the Basic Documents); nor violate any law, order, rule or regulation applicable to the Transferor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties.

               (vi) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (A) asserting the invalidity of this Agreement, the Notes, the Residual Interest, the Certificates, or any other Basic Document;
          (B) seeking to prevent the issuance of the Notes, the Residual Interest or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, the Notes, the Residual Interest or the Certificates or any other Basic Document to which it is a party; or
          (D) relating to the Transferor and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Notes, the Residual Interest or the Certificates.

               (vii) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required to be obtained by the Transferor for the issuance or sale of the Notes, the Residual Interest or the Certificates or the consummation of the other transactions contemplated by this Agreement or any other Basic Document to which it is a party, except such as have been duly made or obtained or where the failure to obtain such consent,


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

          approval, authorization, order or declaration, or to make such filing, would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement or any other Basic Document to which it is a party or on any Receivable or the interest therein of the Issuer, the Noteholders, the Residual Interest Holders or the Certificateholders.

               (viii) Valid Assignment. Each Receivable has been validly assigned by the Transferor to the Issuer on the Closing Date pursuant to this Agreement and no Receivable has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer.

               (ix) Legal Name. The Transferor's exact legal name is, and has always been, Bay View Deposit Corporation.

               (x) Executive Office. The Transferor's chief executive office is located in San Mateo, California.

          (b) Covenants of Transferor. The Transferor further covenants that, prior to termination of the Trust:

               (i) It will not engage at any time in any business or business activity other than such activities expressly set forth in its Certificate of Incorporation, and will not amend its Certificate of Incorporation or otherwise amend, alter, change or repeal the special purposes or separateness provisions or the definition of Independent Director (as defined in the Certificate of Incorporation) with respect to the Certificate of Incorporation or bylaws of the Transferor without (x) the prior written consent of the Majority Controlling Noteholders, (y) delivery of an Opinion of Counsel stating that, in the opinion of such counsel, engaging in such business or business activity or amendment to its Certificate of Incorporation or bylaws would not be materially adverse to the interests of the Noteholders and (z) satisfaction of the Rating Agency Condition.

               (ii) [Reserved].

               (iii) It will not:

                    (A) Fail to do all things necessary to maintain its corporate existence separate and apart from BVAC or the Trust and any other Person, including, without limitation, holding regular meetings of its stockholders and board of directors and maintaining appropriate corporate books and records (including a current minute book);

                    (B) Suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment or authorize or suffer any Person (other than its own officers and directors or others customarily delegated under powers


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

                         of attorney) to take any action for which a corporation's own officers and directors would customarily be responsible;

                    (C) Fail to (i) maintain, or cause to be maintained by an agent of the Transferor under the Transferor's control, physical possession of all its books and records, (ii) maintain capitalization adequate for the conduct of its business, (iii) account for and manage all its liabilities separately from those of any other Person, including payment by it of all payroll, administrative expenses and taxes, if any, from its own assets, (iv) segregate and identify separately all of its assets from those of any other Person, (v) to the extent any such payments are made, pay its employees, officers and agents for services performed for the Transferor or
                         (vi) maintain a separate office address with a separate telephone number from those of BVAC, the Trust or any other affiliate thereof; or

                    (D) Except as may be provided in this Agreement, or a similar agreement relating to other securitizations in which the Transferor has similar rights and/or obligations, commingle its funds with those of BVAC or any affiliate thereof or use its funds for other than the Transferor's uses.

          (c) It shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation, bylaws and the Basic Documents;

          (d) It shall not, for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to or join in the institution of bankruptcy or Insolvency Proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

          (e) It shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into in connection herewith or any other Basic Document on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to one year and one day after the completion of the event specified in Section 16.01(a) hereof such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other


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     similar proceedings under the laws of the United States or any State of the
     United States; and

          (f) Subject to Section 13.05 hereof, it shall not, for any reason, withdraw or attempt to withdraw from this Agreement or any other Basic Document to which it is a party, dissolve, institute proceedings for it to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or Insolvency Proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

     SECTION 12.02 Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

               (i) The Transferor shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Back-up Servicer (including in its capacity as successor Servicer), and their respective officers, directors, employees and agents, the Trust, the Noteholders, the Residual Interest Holders and the Certificateholders from and against any taxes that may at any time be asserted against such parties with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, the Residual Interest and the Notes (except any income taxes arising out of fees paid to the Owner Trustee, the Indenture Trustee and the Back-up Servicer and except any taxes to which the Owner Trustee, the Indenture Trustee or the Back-up Servicer may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of distributions on the Notes or the Residual Interest or the Certificates other than any Residual Interest or Certificates held by the Transferor) and reasonable costs and expenses in defending against the same.

               (ii) The Transferor shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Servicer, the Back-up Servicer, and their officers, directors, employees and agents and the Trust from and against any loss, liability, or expense incurred by reason of (a) the Transferor's willful misconduct, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (b) the Transferor's violation of federal or State securities laws in connection with the registration of the sale of the Residual Interest.


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               (iii) The Transferor shall indemnify, defend, and hold harmless the Back-up Servicer (including in its capacity as successor Servicer), the Indenture Trustee and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties of the Transferor set forth in Sections
          7.01 and 12.01 hereof.

     Indemnification under this Section 12.02 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments to the Owner Trustee or the Trust pursuant to this Section and the Owner Trustee or the Trust thereafter shall collect any of such amounts from others, the Owner Trustee or the Trust, as the case may be, shall repay such amounts to the Transferor, without interest. This indemnification shall survive the termination of this Agreement and the resignation or removal of the Owner Trustee or the Indenture Trustee. Notwithstanding the foregoing, any amounts Transferor shall pay pursuant to this
Section 12.02 shall be paid solely from funds available for distribution to the Residual Interest Holder in accordance with the terms of the Basic Documents and shall in any case be nonrecourse to the Transferor and to the Transferor's assets and, to the extent funds are not so available to pay any amounts when due and owing, the claims relating thereto shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against the Transferor but shall continue to accrue. Each party hereto agrees that the payment of any claim of any such party pursuant to this Section 12.02 shall be subordinated to the payment in full of all outstanding interest and principal due pursuant to the Notes to the Noteholders. The payment of any claim pursuant to this Section 12.02 shall in no event be construed as a "fee" of the Indenture Trustee or the Owner Trustee as such term is used in Section 8.05(a)(i) or
Section 8.05(a)(iii) of the Indenture. The Transferor's obligation to provide indemnity under this Section 12.02 shall survive the termination of this Agreement or the earlier resignation or removal of either of the indemnified parties.

     SECTION 12.03 Merger or Consolidation of, or Assumption of the Obligations of Transferor. Any Person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party, or (c) which may succeed to all or substantially all of the properties and assets of the Transferor's business, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 hereof shall have been breached and no Event of Servicer Default, and no event that, after notice or lapse of time, or both, would become an Event of Servicer Default, shall have happened and be continuing, (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 12.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Transferor shall have delivered an Opinion of Counsel to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, (A) either (x) all financing statements and continuation statements and amendments thereto have been


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executed or duly authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (y) no such action shall be necessary to preserve and protect such interest and (B) that the consummation of such transactions would not be materially adverse to the interest of the Noteholders. Notwithstanding the foregoing, the Transferor shall not engage in any merger or consolidation with any Person, or a disposition of all or substantially all of its assets without providing advance written notice thereof to the Owner Trustee, the Indenture Trustee and the Rating Agencies and without obtaining the prior written consent of the Majority Controlling Noteholders and satisfaction of the Rating Agency Condition.

     SECTION 12.04 Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Transferor shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 12.05 Transferor May Own Notes, the Residual Interest and the Certificates. The Transferor and any Person controlling, controlled by, or under common control with, the Transferor may in its individual or any other capacity become the owner or pledgee of Notes, the Residual Interest and the Certificates with the same rights as it would have if it were not the Transferor or an affiliate thereof, except as otherwise provided in the definition of "Noteholders", "Residual Interest Holder" and "Certificateholders". Notes, interests in the Residual Interest and Certificates so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes, the Residual Interest or the Certificates.

                                  ARTICLE XIII

                        THE SERVICER AND BACK-UP SERVICER

     SECTION 13.01 Representations and Warranties

          (a) The Servicer. BVAC makes the following representations and warranties on which the Trust, the Owner Trustee, the Indenture Trustee and the Back-up Servicer rely in accepting the Receivables in trust and in connection with the performance by each of the Indenture Trustee and the Back-up Servicer of its obligations hereunder. The representations and warranties speak as of the execution and delivery of this Agreement on the Closing Date, but shall survive each sale of the Receivables to the Trust and the subsequent pledge thereof to the Indenture Trustee pursuant to the
     Indenture:

               (i) Organization, Good Standing and Due Qualification. The Servicer is duly organized and validly existing in good standing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business


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          is presently conducted, and had at all relevant times, and has, the corporate power, authority, and legal right to acquire, own, sell, and service the Receivables, and is duly qualified and has all necessary licenses in all such jurisdictions as are required by it to conduct its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement) except when the failure to so qualify would not materially and adequately affect the performance by the Servicer of its obligations under, or the validity or enforceability of this Agreement or the Notes.

               (ii) Power and Authority; Binding Obligations. The Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms hereof. This Agreement and each other Basic Document to which it is a party delivered hereunder or pursuant hereto, and the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate proceedings of the Servicer. This Agreement has been duly and validly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto, this Agreement is a valid and legally binding agreement of the Servicer enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

               (iii) No Violation. The execution and delivery of this Agreement and performance under this Agreement by the Servicer and the compliance by the Servicer with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality and do not conflict with or result in a breach of or (with or without notice or lapse of time) default under any of the terms or provisions of any contract or agreement to which the Servicer is subject or by which it or its property is bound, or result in the creation or imposition of a Lien upon any of its properties pursuant to the terms of any such contract or agreement, nor does such execution, delivery or compliance violate the certificate of incorporation or by-laws of the Servicer except when the failure to so qualify would not materially and adequately affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Notes.

               (iv) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency, or other tribunal governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement, the other Basic Documents to which the Servicer is a party, the Notes, the Residual Interest or the Certificates, (B) seeking to prevent the issuance of the Notes, the Residual Interest or the Certificates or the consummation of any of the transactions contemplated by this Agreement the Notes, the Residual Interest or the Certificates, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this


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          Agreement, the Notes, the Residual Interest or the Certificates, (D)
          relating to the Servicer and which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Securities, or (E) that could have a material adverse effect on the Receivables.

               (v) No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Notes or the consummation of the transactions contemplated by this Agreement except such as have been duly made or obtained.

               (vi) The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes to the extent that such taxes have become due.

               (vii) The Servicer hereby represents and warrants that the Servicer's principal place of business and chief executive office is, and for the four months preceding the date of this Agreement has been, located at: 818 Oak Park Road, Covina, California 91724.

               (viii) The practices used or to be used by the Servicer to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables will be, in all material respects, legal, proper and in conformity with the requirements of all applicable federal and State laws, rules and regulations, and this Agreement. The Servicer is in possession of all State and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated.

               (ix) There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement.

               (x) The Servicer is in compliance with all requirements of federal and State laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Servicer, its business or its properties, or the ability of the Servicer to perform its obligations under this Agreement.

     The representations and warranties contained in this Section 13.01(a) shall survive the execution and delivery of this Agreement, the transfer of the Receivables on the Closing Date and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

          (b) The Back-up Servicer makes the following representations and warranties on which the Trust, the Owner Trustee and the Indenture Trustee rely in accepting the Receivables in trust. The representations and warranties speak as of the execution and delivery of this Agreement on the Closing Date, but shall survive each sale of the Receivables to the Trust and the subsequent pledge of the Receivables to the Indenture Trustee pursuant to the Indenture:


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               (i) Organization and Good Standing. The Back-up Servicer is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire, own, sell, and service the Receivables;

               (ii) Due Qualification. The Back-up Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the performance of its other obligations under this Agreement and the other Basic Documents to which it is a party) requires such qualifications except where such failure will not have a material adverse effect on the Back-up Servicer, its business or its properties, or the ability of the Back-up Servicer to perform its obligations under this Agreement or any other Basic Document to which it is a party;

               (iii) Power and Authority. The Back-up Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms, and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Back-up Servicer by all necessary corporate action;

               (iv) Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Back-up Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity;

               (v) No Violation. The execution, delivery and performance by the Back-up Servicer of this Agreement and the other Basic Documents to which the Back-up Servicer is a party, and the consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter documents of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it may be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor, to the best of the Back-up Servicer's knowledge, violate any law applicable to the Back-up Servicer or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any federal or State regulatory body, administrative


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          agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties;

               (vi) No Proceedings. There are no proceedings or investigations pending, or, to the Back-up Servicer's actual knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties: A) asserting the invalidity of this Agreement or any of the Basic Documents to which it is a party, B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party or C) seeking any determination or ruling that would materially and adversely affect the performance by the Back-up Servicer of its obligations under this Agreement or any of the Basic Documents to which it is a party;

               (vii) No Consents. No consent, license, approval, authorization or order of, or registration declaration or filing with, any governmental authority or other Person is required to be made in connection with the execution, delivery or performance of the Basic Documents to which Back-up Servicer is a party or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained and except where such failure would not have a material adverse effect on the ability of the Back-up Servicer to perform its obligations under this Agreement;

               (viii) Taxes. The Back-up Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due;

               (ix) Chief Executive Office. The principal place of business and chief executive office of the Back-up Servicer is, and for the four months preceding the date of this Agreement has been, located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442;

               (x) No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which would adversely affect the performance by the Back-up Servicer or its obligations under, or the validity and enforceability of, this Agreement; and

               (xi) Compliance with Law. The Back-up Servicer is in compliance with all requirements of federal and State laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the ability of the Back-up Servicer to perform its obligations under this Agreement.

     The representations and warranties contained in this Section 13.0l(b) shall survive the execution and delivery of this Agreement, the transfer of the Receivables on the Closing Date and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.


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     SECTION 13.02 Indemnities of Servicer and Back-up Servicer.

          (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and no implied duties or obligations shall be read into this Agreement against the Servicer.

               (i) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Back-up Servicer and their officers, directors, employees and agents, the Trust, each Residual Interest Holder, each Certificateholder and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

               (ii) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Back-up Servicer and the Trust from and against any taxes that may at any time be asserted against such parties with respect to the transactions contemplated herein (except any income taxes arising out of fees paid to the Owner Trustee, the Indenture Trustee, the Collateral Agent, Back-up Servicer and the Trust and except any taxes to which the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Back-up Servicer or the Trust may otherwise be subject to, without regard to the transactions contemplated hereby), including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, the Residual Interest the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Residual Interest, the Certificates or the Notes) and reasonable costs and expenses in defending against the same.

               (iii) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Back-up Servicer, the Trust, each Certificateholder, each Residual Interest Holder and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such parties through, the negligence (or, with respect to CenterOne, gross negligence), willful misconduct, or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement; provided, however, that the Servicer shall not be liable to the Owner Trustee or Indenture Trustee for any portion of any such amount resulting from the willful misconduct, bad faith, or negligence of the Owner Trustee or the Indenture Trustee, as applicable. This indemnity shall survive the termination of this Agreement or the Trust and the resignation or removal of the Owner Trustee and the Indenture Trustee and the Back-up Servicer.


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               (iv) The Servicer shall indemnify, defend, and hold harmless the
          Owner Trustee, the Indenture Trustee, the Collateral Agent, the Back-up Servicer and their respective officers, directors, employees and agents and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained or any of the provisions contained in any of the Basic Documents, or any of the transactions contemplated thereby, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misconduct, bad faith, or negligence (or, with respect to CenterOne, gross negligence) of such indemnified party; (b) relates to any tax other than the taxes with respect to which either the Transferor or Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee; (c) shall arise from the breach of any of representations or warranties of such indemnified party; (d) shall be one as to which the Transferor is required to indemnify the Owner Trustee or the Indenture Trustee under this Agreement and the Transferor has paid such indemnity claim; or
          (e) shall arise out of or be incurred in connection with the acceptance or performance by the Indenture Trustee of the duties of successor Servicer.

     Notwithstanding the foregoing, clauses (ii) and (iv) above shall not apply to the Back-up Servicer in the event the Back-up Servicer becomes the successor Servicer. The succession of Back-up Servicer to Servicer hereunder shall not reduce or otherwise effect any of the indemnifications provided in this Section
13.02 for the benefit of such entity as Back-up Servicer and such entity will continue to remain the beneficiary of such obligations with respect to that period in which such entity acted as Back-up Servicer.

     Indemnification by each of the Servicer or the Back-up Servicer (or any other successor Servicer), as Servicer, shall be made only with respect to the period that it acts as Servicer and its acts and omissions while acting as such. Indemnification under this Section by the Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

          (b) The Back-up Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Back-up Servicer in its capacity as Back-up Servicer under this Agreement, and no implied duties or obligations shall be read into this Agreement against the Back-up Servicer. The Back-up Servicer shall indemnify, defend, and hold harmless the Trust, the Indenture Trustee, the Servicer, the Noteholders, the Residual Interest Holders and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Indenture Trustee, the Servicer, the Noteholders, the Residual Interest Holders or the Certificateholders through the negligence (or, with respect to CenterOne, gross


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     negligence), willful misconduct or bad faith of the Back-up Servicer, in the performance of its duties as Back-up Servicer under this Agreement or by reason of reckless disregard of the Back-up Servicer's obligations and duties as Back-up Servicer under this Agreement. In the event that the Back-up Servicer becomes the successor Servicer, the Back-up Servicer in its capacity as successor Servicer, shall be liable in accordance with, and to the extent set forth in, Section 13.02(a) hereof.

          (c) Indemnification under this Section 13.02 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer or indemnifying party shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer or indemnifying party, without interest. This indemnification under Section
     13.02 shall survive the termination of this Agreement and the removal of the Servicer, the Back-up Servicer and/or the Indenture Trustee.

     SECTION 13.03 Merger or Consolidation of, or Assumption of the Obligations of the Servicer and Back-up Servicer.

          (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement and the other Basic Documents to which the Servicer is a party. Any such Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party which may succeed to the properties and assets of the Servicer substantially as a whole or (iii) succeeding to the business of the Servicer (or to substantially all of the Servicer's business insofar as it relates to the servicing of the Receivables), will be the successor to the Servicer under this Agreement and the other Basic Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to
     Section 13.01 hereof or made by BVAC in the Purchase Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), no Event of Servicer Default or Event of Default shall have occurred and be continuing, and no event which, after notice or lapse of time, or both, would become an Event of Servicer Default or Event of Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with, and (y) the Servicer shall have delivered to the Indenture Trustee and the Owner Trustee, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that


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     are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section to the Rating Agencies then providing a rating for the Securities. The Indenture Trustee shall forward a copy of each such notice to each Noteholder and to the Owner Trustee to forward to each Certificateholder. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above. The Opinion of Counsel required by this Section shall not be an expense of the Indenture Trustee or the Owner Trustee.

          (b) Any Person (i) into which the Back-up Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, (iii) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole or
     (iv) succeeding to the business of the Back-up Servicer, shall execute an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, and whether or not such assumption agreement is executed, shall be the successor to the Back-up Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Back-up Servicer from any obligation. In connection with any transaction described above, the Back-up Servicer must comply with the provisions of this Section
     13.03 as if it were then acting as Servicer.

     SECTION 13.04 Limitation on Liability of Servicer and Others.

          (a) Neither the Servicer nor the Back-up Servicer nor any of their respective directors or officers or employees or agents shall be under any liability to the Trust, the Indenture Trustee, the Certificateholders, the Residual Interest Holders or the Noteholders, except as specifically provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or, with respect to CenterOne, gross negligence) in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and the Back-up Servicer and any respective director or officer or employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

          (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Charged-Off Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.


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          (c) Notwithstanding anything to the contrary herein, neither the
     Servicer nor the Back-up Servicer, nor any of their respective directors or officers or employees or agents of the Servicer, shall be liable to any party hereto (or any Affiliate of any such Person) for indirect, punitive, exemplary, or consequential damages arising from any breach of contract, tort, or other wrong relating to the establishment, administration, or collection of the Receivables or as a result of any transaction contemplated under this Agreement or any other Basic Document; provided, however, that this provision shall not protect the Servicer or Back-up Servicer, respectively, against any liability that would otherwise be imposed by reason of negligence (or, with respect to CenterOne, gross negligence) in the performance of its respective actions or by the failure to act in performing its respective duties under this Agreement.

     SECTION 13.05 Servicer and Back-up Servicer Not to Resign. Subject to the provisions of Sections 14.01 and 14.02 hereof, as applicable, neither the Servicer nor the Back-up Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Back-up Servicer, respectively, except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Back-up Servicer, as the case may be, and the Majority Controlling Noteholders does not (i) elect in its absolute discretion to waive the obligations of the Servicer or the Back-up Servicer, as the case may be, to perform the duties that render it legally unable to act or (ii) allow in its absolute discretion the Servicer or the Back-up Servicer, as the case may be, to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or the Back-up Servicer shall be evidenced by an Opinion of Counsel as to the legal requirements that would be violated, delivered to the Owner Trustee and the Indenture Trustee. No resignation of the Servicer shall become effective until the Back-up Servicer or an entity acceptable to the Majority Controlling Noteholders, or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Servicer or the Back-up Servicer shall relieve the Servicer or the Back-up Servicer, as the case may be, of any liability to which it has previously become subject under this Agreement or any Basic Document.

     SECTION 13.06 Delegation of Duties. Except as provided in Section 13.03 hereof, it is understood and agreed by the parties hereto that the Servicer or the Transferor may at any time delegate any duties including duties as custodian to any Person willing to accept such delegation and to perform such duties (including any affiliate of the Servicer) in accordance with the customary procedures of the Servicer. In connection with such delegation, the Servicer or the Transferor may assign rights to the delegee or direct the payment to the delegee of benefits or amounts otherwise inuring to the benefit of, or payable to, the Transferor or the Servicer hereunder. Any such delegation shall not relieve the Servicer or the Transferor of their respective liability and responsibility with respect to such duties, and shall not constitute a resignation within Section 13.05 hereof. The Servicer shall give written notice to the Rating Agencies, the Owner Trustee and the Indenture Trustee of any such delegation.


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                                   ARTICLE XIV

                     SERVICER AND BACK-UP SERVICER DEFAULTS

     SECTION 14.01 Events of Servicer Default. While the Servicer or any successor Servicer (other than the Back-up Servicer) is acting as the Servicer hereunder, any one of the following events shall constitute an "Event of Servicer Default":

               (i) Any failure by the Servicer (x) to deposit, or to deliver to the Indenture Trustee for deposit, to any Trust Account any amount required to be so delivered or deposited therein by the Servicer that shall continue unremedied for a period of one (1) Business Day or (y) to deliver to the Indenture Trustee or the Back-up Servicer, the Servicer's Certificate on the related Determination Date that shall continue unremedied for a period of two (2) Business Days or the statement required by Section 8.13 hereof or the report required by
          Section 8.14 hereof shall not have been delivered within five (5) Business Days after the date such statement or report, as the case may be, is required to be delivered after, in either case, (A) after written notice from either the Owner Trustee or the Indenture Trustee or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes is received by the Servicer as specified in this Agreement or (B) after actual discovery by an officer of the Servicer;

               (ii) Failure on the part of the Servicer, and for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor or BVAC, as the case may be, to repurchase a Receivable in accordance with Sections 7.02, 8.08 or 8.10 hereof and, in the case of BVAC pursuant to Section 7.02 hereof and Section 3.03 of the Purchase Agreement, as the case may be, which failure shall continue unremedied for a period of two (2) Business Days after the same is required to be delivered in accordance with such Sections after, in either case, (A) after written notice from either the Owner Trustee or the Indenture Trustee or by the holders of Notes evidencing not less than 25% of the aggregate outstanding balance of the Notes is received by the Servicer or BVAC as specified in this Agreement or (B) after discovery by an officer of the Servicer;

               (iii) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.09 hereof or, for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor to observe its covenants and agreements in Article V of the Purchase Agreement;

               (iv) Failure on the part of the Servicer, and for so long as the Servicer is obligated to perform as the Servicer, failure on the part of the Transferor or BVAC duly to observe or to perform any other covenants or agreements of the Servicer, the Transferor or BVAC (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (a) materially and adversely affect the rights of Noteholders and (b) continue unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be


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

          remedied, shall have been given (1) to the Servicer, the Transferor or BVAC (as the case may be) by or the Indenture Trustee, or (2) to the Servicer, the Transferor or BVAC (as the case may be) and to the Indenture Trustee by the Noteholders evidencing not less than either 25% of the Class A Note Balance or 25% of the aggregate outstanding balance of the Notes;

               (v) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer (or, so long as the Servicer is obligated to perform as the Servicer, the Transferor or any of the Servicer's other Affiliates, if the Servicer's ability to service the Receivables is adversely affected in a material respect thereby) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of BVAC, the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or the commencement of an involuntary case under the federal or State bankruptcy, insolvency or similar laws, as now or hereafter in effect, or another present or future, federal or State bankruptcy, insolvency or similar law with respect to BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) and such case is not dismissed within 60 days;

               (vi) The commencement by BVAC or the Servicer (or, so long as the Servicer is obligated to perform as the Servicer, the Transferor or any of the Servicer's other Affiliates, if the Servicer's ability to service the Receivables is adversely affected thereby) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or the consent by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) or of any substantial part of its property or the making by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) of an assignment for the benefit of creditors or the failure by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) generally to pay its debts as such debts become due or the taking of corporate action by BVAC or the Servicer (or the Transferor or any other Affiliate of BVAC, if applicable) in furtherance of any of the foregoing;

               (vii) Any representation, warranty or statement of the Servicer or, for so long as the Servicer is obligated to perform as the Servicer, BVAC or the Transferor made in this Agreement and, with respect to BVAC and the Transferor, the Purchase Agreement, or in each case any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect as of


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          the time when the same shall have been made (excluding, however, any representation or warranty set forth in Section 3.02 of the Purchase Agreement), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer, or the Noteholders and, within 60 days after written notice thereof, shall have been given (1) to BVAC, the Servicer or the Transferor (as the case may be) by the Indenture Trustee or (2) to BVAC, the Servicer or the Transferor (as the case may be), and to the Indenture Trustee by the Noteholders evidencing not less than either 25% of the Class A Note Balance or 25% of the aggregate outstanding balance of the Notes, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

               (viii) the termination of BVAC as servicer following the occurrence of an "Event of Servicer Default" under and as defined in the Trust and Servicing Agreement dated as of February 1, 2005 by and among the depositor, BVAC, the Back-up Servicer, Deutsche Bank Trust Company Americas and the Owner Trustee as Owner trustee thereunder; or

               (ix) the termination of BVAC as servicer following the occurrence of an "Event of Servicer Default" under and as defined in the Trust and Servicing Agreement dated as of July 1, 2005 by and among the depositor, BVAC, the Back-up Servicer, Deutsche Bank Trust Company Americas and the Owner Trustee as Owner trustee thereunder.

     If an Event of Servicer Default shall occur and be continuing (and not otherwise waived or cured) then, in each and every case, the Indenture Trustee may and, at the direction of the Majority Controlling Noteholders, shall terminate all of the rights and obligations of the Servicer under this Agreement upon written notice to Servicer as provided in Section 14.03(a). Upon sending or receiving any such directive or notice, the Indenture Trustee shall promptly send a copy thereof to the Owner Trustee, the Rating Agencies, the Back-up Servicer and to each Noteholder, Residual Interest Holder and Certificateholder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer as the Servicer under this Agreement, whether with respect to the Securities or the Receivables or otherwise, shall, without further action, pass to and be vested in the Back-up Servicer or any such successor Servicer as may be appointed under Section 14.03 hereof and, without limitation, the Back-up Servicer, any such successor Servicer and the Indenture Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and indorsement of the Receivables and related documents, or otherwise provided, however, that the Back-up Servicer shall have no obligation to assume the responsibilities of the Servicer with fewer than forty-five (45) days prior written notice other than, to use its reasonable efforts to process payments received in respect of the Receivables in accordance with the terms of this Agreement. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or


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should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery to the successor Servicer of all files and records concerning the Receivables and a Computer Tape in readable form containing all information necessary to enable the successor Servicer to service the Receivables and the other property of the Issuer. All Transition Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses and, if not so paid, shall be reimbursable to the successor Servicer, to the extent of Available Funds on each Payment Date, pursuant to the priorities set forth in
Section 8.05 of the Indenture; provided, that such payment shall not relieve the predecessor Servicer from the responsibility for making such payment and the Issuer shall be subrogated to the rights of the successor Servicer with respect to such Transition Costs and shall have a direct right to institute proceedings against the predecessor Servicer for such payment. The predecessor Servicer shall grant the Transferor, the Indenture Trustee and the Back-up Servicer reasonable access to the predecessor Servicer's premises, computer files, personnel, records and equipment at the predecessor Servicer's expense. Upon the appointment of the Back-up Servicer as successor Servicer, any arrangements relating to (i) the Lock-Box Account with the Lock-Box Bank, (ii) the Lock-Box or (iii) the Lock-Box Agreement shall be terminated, and the successor Servicer shall direct the Obligors to make all payments under the Receivables directly to a lock-box in the name of the successor Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly). The Indenture Trustee shall send copies of all notices given pursuant to this Section 14.01 to the Noteholders and to the Owner Trustee to forward to the Residual Interest Holders and the Certificateholders.

     When the Back-up Servicer incurs expenses after the occurrence of an Event of Servicer Default specified in this Section 14.01, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

     SECTION 14.02 Back-up Servicer Default.

          (a) Any one of the following events shall constitute a "Back-up Servicer Default" with respect to the Back-up Servicer acting in its capacity as Back-up Servicer hereunder and in its capacity as successor Servicer hereunder (unless specifically stated otherwise):

               (i) Any failure by the Back-up Servicer (so long as the Back-up Servicer is obligated to perform as the Servicer) (x) to deposit, or to deliver to the Indenture Trustee for deposit, to any Trust Account or the Reserve Account any amount required to be so delivered or deposited therein by the Servicer or (y) to deliver to the Indenture Trustee, the Servicer's Certificate on the related Determination Date that shall continue unremedied for a period of two (2) Business Days or the statement required by Section 8.13 hereof or the report required by Section 8.14 hereof shall not have been delivered within five (5) days after the date such statement or report, as the case may be, is required to be delivered;

               (ii) [Reserved.]


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               (iii) Failure on the part of the Back-up Servicer duly to observe or to perform any other covenants or agreements of the Back-up
          Servicer set forth in this Agreement (except as otherwise specifically referred to in this Section 14.02(a)), which failure shall (a) materially and adversely affect the rights of Noteholders, and (b) continue unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given (1) to the Back-up Servicer by the Indenture Trustee, or (2) to the Back-up Servicer and to the Indenture Trustee by the Noteholders evidencing not less than 25% of the Class A Note Balance;

               (iv) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Back-up Servicer or any of the Back-up Servicer's Affiliates, if the Back-up Servicer's ability to service the Receivables is materially adversely affected thereby, in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Back-up Servicer or any such Affiliate or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of Back-up Servicer or any such Affiliate or the commencement of an involuntary case under the federal or State bankruptcy, insolvency or similar laws, as now or hereafter in effect, or another present or future, federal or State bankruptcy, insolvency or similar law with respect to the Back-up Servicer or any such Affiliate and such case is not dismissed within 60 days (in each case with respect to the foregoing which involves any Affiliate of the Back-up Servicer, only in the event the Back-up Servicer's ability to service the Receivables is materially adversely affected thereby);

               (v) The commencement by the Back-up Servicer or any of the Back-up Servicer's Affiliates, if the Back-up Servicer's ability to service the Receivables is materially adversely affected thereby, of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or the consent by Back-up Servicer or any such Affiliate to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Back-up Servicer or any such Affiliate or of any substantial part of its property or the making by the Back-up Servicer or any such Affiliate of an assignment for the benefit of creditors or the failure by the Back-up Servicer or any such Affiliate generally to pay its debts as such debts become due or the taking of corporate action by the Back-up Servicer or any such Affiliate in furtherance of any of the foregoing (in each case with respect to the foregoing which involves any Affiliate of the Back-up Servicer, only in the event the Back-up Servicer's ability to service the Receivables is materially adversely affected thereby);

               (vi) Any representation, warranty or statement of the Back-up Servicer made in this Agreement or in any certificate, report or other writing delivered


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          pursuant hereto shall prove to be incorrect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or the Noteholders and, within 30 days after written notice thereof shall have been given (1) to the Back-up Servicer by the Indenture Trustee or (2) to the Back-up Servicer and to the Indenture Trustee by the Noteholders evidencing not less than 25% of the Class A Note Balance, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

               (vii) [Reserved.]

          then, and in each and every case, subject to the notice and cure provisions of paragraph (b) below, the Indenture Trustee may or, at the direction of the Majority Controlling Noteholders, by notice then given in writing to the Back-up Servicer as the Servicer or as the Back-up Servicer (and to the Indenture Trustee if given by the Noteholders), shall terminate all of the rights and obligations of the Back-up Servicer as the Servicer or as the Back-up Servicer under this Agreement. Upon sending or receiving any such notice, the Indenture Trustee shall promptly send a copy thereof to the Owner Trustee, the Rating Agencies, the Servicer, the Back-up Servicer and to each Noteholder, each Residual Interest Holder and each Certificateholder. On or after the receipt by the Back-up Servicer of such written notice, all authority and power of the Back-up Servicer as the Servicer and as the Back-up Servicer under this Agreement, whether with respect to the Securities or the Receivables or otherwise, shall, without further action, pass to and be vested in any such successor Back-up Servicer or successor Servicer, as applicable, as may be appointed under
     Section 14.03 hereof; and, without limitation, any such successor Back-up Servicer or successor Servicer, is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

     The Back-up Servicer shall cooperate with the successor Back-up Servicer or successor Servicer, as applicable, in effecting the termination of its responsibilities and rights under this Agreement, including the transfer to the successor Back-up Servicer or successor Servicer, as applicable, for administration by it of all cash amounts that shall at the time be held by it for deposit, or shall thereafter be received by it with respect to any Receivable, and the related accounts and records maintained by the Back-up Servicer.

          (b) The Majority Controlling Noteholders or the Indenture Trustee directly shall provide the Back-up Servicer with written notice of any Back-up Servicer Default, which notice must grant the Back-up Servicer an opportunity to cure any such event of termination as follows: (i) in the case of any failure of the Back-up Servicer to properly administer or deliver any monies as required pursuant to this Agreement, for a period of three (3) Business Days after receipt of the notice by the Back-up Servicer; or (ii) in the case of any failure pursuant to this Agreement that is non-monetary in nature, for a period


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     of thirty (30) days after receipt of the notice by the Back-up Servicer.
     Such notice must explicitly provide that if any such failure by the Back-up Servicer giving rise to the event of termination is not cured within the applicable cure period, then the Majority Controlling Noteholders shall have the right to terminate the appointment of the Back-up Servicer effective as of a date no sooner than the end of the applicable cure period.

          (c) The Back-up Servicer may be released from its obligations under this Agreement if it does not receive payment of its Back-up Servicer Fee or the Servicer Fee if it is a successor Servicer required to be made under the terms of this Agreement, which failure continues unremedied for a period of thirty (30) days after receipt by the Indenture Trustee and the Servicer of written notice of such failure and that the Back-up Servicer intends to terminate its appointment as Back-up Servicer if such failure to pay is not remedied within such thirty (30) day period, which written notice shall explicitly state that failure to pay any Back-up Servicer Fee or successor Servicer Fee owing to the Back-up Servicer, if not cured within thirty (30) days of the date of receipt of notice thereof, will give the Back-up Servicer the right to terminate its appointment as Back-up Servicer.

     SECTION 14.03 Appointment of Successors.

          (a) Upon the Servicer's receipt of notice of its termination from the Indenture Trustee pursuant to Section 14.01 hereof or the Servicer's resignation in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice (which date shall be at least 45 days after the date of such notice), or, if no such date is specified in a notice of termination, until the expiration of 45 days after receipt of such notice by the Servicer and, in the case of resignation, until the later of (x) the date forty-five (45) days from the delivery to the Back-up Servicer and the Indenture Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the forty-five (45) days) in accordance with the terms of this Agreement and
     (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, and unless the Majority Controlling Noteholders directs otherwise, the Back-up Servicer shall, subject to the provisions of
     Section 14.01, automatically be the successor Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Back-up Servicer as Servicer by the terms and provisions hereof; provided, however, that neither the Back-up Servicer, nor any other successor Servicer shall be liable for any actions of the Servicer or any other predecessor Servicer prior to such succession or for any breach by the Servicer or any other predecessor Servicer of any of its representations, warranties or covenants contained in this Agreement or in any related document or agreement.

          (b) Upon appointment, subject to the provisions of Section 14.01, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating


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     thereto placed on the Servicer, and shall be entitled to the Servicer Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement; provided, however, notwithstanding any other provision of this Agreement or any other Basic Document, such responsibilities, duties and liabilities shall be amended as provided in Schedule E hereto. The predecessor Servicer shall be entitled to be reimbursed for Outstanding Advances.

          (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the successor Servicer to be compensated out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that (except as provided in Schedule C with respect to the Back-up Servicer) no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Owner Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (d) To the extent that the Back-up Servicer shall be entitled to any indemnity payment from the Servicer pursuant to Sections 13.02 or 14.03(i) hereof and such indemnity payment has not been made within 30 calendar days of demand thereof, the Back-up Servicer shall be entitled to reimbursement for such unpaid amounts, to the extent of available funds, as provided in
     Section 8.05 of the Indenture.

          (e) If the Back-up Servicer becomes aware of any error or continuing error, which in the reasonable business judgment of the Back-up Servicer impairs its ability to perform its services hereunder, the Back-up Servicer may undertake such data or records reconstruction as it deems appropriate to correct any such error or continued error and to prevent future continuing error. To the extent it is not otherwise reimbursed under this Agreement, the Back-up Servicer shall be entitled to recover its costs incurred in correcting any such error or continuing error.

          (f) Upon the Back-up Servicer's receipt of notice of termination following a Back-up Servicer Default or the Back-up Servicer's resignation in accordance with the terms of this Agreement, the Back-up Servicer shall continue to perform its functions as Back-up Servicer or Servicer, as applicable, under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 30 days from the delivery to the Back-up Servicer, the Indenture Trustee and the Owner Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 30 days) in accordance with the terms of this Agreement and (y) the date upon which the Back-up Servicer shall become unable to act as Back-up Servicer or Servicer, as applicable, as specified in the notice of resignation and accompanying Opinion of Counsel.

          (g) Upon receipt by any successor Servicer (other than the Back-up Servicer in accordance with Section 14.03(f) above) of notice of termination or such successor Servicer's resignation in accordance with the terms of this Agreement, such successor Servicer shall continue to perform its functions as Servicer under this Agreement, in the


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     case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
     (x) the date 30 days from the delivery to the then acting Back-up Servicer, if any, and the Indenture Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the 30 days) in accordance with the terms of this Agreement and (y) the date upon which such successor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of such successor Servicer's resignation or termination hereunder, and if the Majority Controlling Noteholders so directs, the then acting Back-up Servicer, if any, shall be the successor in all respects to the Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the then acting Back-up Servicer shall not be liable for any actions of the predecessor Servicer prior to such succession or for any breach by the predecessor Servicer of any of its representations, warranties and covenants contained in this Agreement or in any related document or agreement.

          (h) Notwithstanding the above, if the Servicer or Back-up Servicer, as applicable, is legally unable to so act or the Majority Controlling Noteholders otherwise directs in accordance with the terms of this Agreement, the Majority Controlling Noteholders shall appoint a successor Servicer or successor Back-up Servicer, as applicable. Otherwise, the Indenture Trustee shall appoint (after soliciting bids from potential servicers), or petition a court of competent jurisdiction to appoint, a Servicer (as successor Servicer) or Back-up Servicer (as successor Back-up Servicer) hereunder, in each case acceptable to the Majority Controlling Noteholders, in the assumption of all or any part of the responsibilities, duties or liabilities of the outgoing Servicer or Back-up Servicer, as applicable, hereunder.

          (i) Any successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to such successor Servicer in connection with succession to Servicer duties, including documents prepared or maintained by BVAC, the Transferor, or the Servicer, or any party providing services related to the Receivables (each, a "Third Party"). The initial Servicer shall indemnify and hold harmless CenterOne, in its capacity as Back-up Servicer or successor Servicer, as applicable, and its officers, employees and agents, the Issuer, the Indenture Trustee, the Noteholders, the Residual Interest Holders and the Certificateholders against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that CenterOne, in its capacity as Back-up Servicer or successor Servicer as applicable, the Issuer, the Indenture Trustee, the Noteholders, the Residual Interest Holders and the Certificateholders may sustain in any way (i) solely related to the negligence or willful misconduct of the Servicer or any such Third Party based upon any matter related to or arising out of this Agreement except for any claims, losses, penalties, fines, forfeitures, legal fees, and related costs and judgments arising from the gross negligence of or willful misconduct of CenterOne in its capacity as Back-up Servicer or successor Servicer, as applicable; or
     (ii) solely related to the conduct of CenterOne in its capacity as Back-up Servicer or successor Servicer, as applicable,


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     undertaken at the direction of any party hereto or which relate to the transfer of servicing to CenterOne. The successor Servicer shall have no duty, responsibility, obligation or liability (collectively "liability") for the acts or omissions of any Third Party. In the event that the initial Servicer fails to make any such indemnity payment to CenterOne pursuant to the terms hereof, and, with respect to each other successor Servicer hereunder, such successor Servicer shall be entitled to receive such payment from the Issuer, to the extent of Available Funds on each Payment Date, as provided in Section 8.05 of the Indenture; provided, that such Issuer payment shall not relieve the initial Servicer from the responsibility for making such payment to CenterOne in its capacity as Back-up Servicer or successor Servicer and the Issuer shall be subrogated to the rights of CenterOne with respect to such indemnity claim and shall have a direct right to institute proceedings against the initial Servicer for such payment. If any error, inaccuracy or omission (collectively "error") exists in any information provided to CenterOne in its capacity as successor Servicer, and such error causes or materially contributes to such successor Servicer making or continuing any error (a "continuing error"), such successor Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect such successor Servicer against any liability arising from its willful misconduct bad faith or gross negligence in discovering or correcting or failing to discover or correct any error or in the performance of its other duties contemplated herein.

          (j) Notwithstanding anything in the Basic Documents to the contrary, in no event shall the Indenture Trustee (i) be liable for, or obligated to pay, any Transition Costs or (ii) have any duty or obligation to act as successor Servicer, to act as successor Back-up Servicer or assume any servicing duties under the Basic Documents.

     SECTION 14.04 Notice of Events of Servicer Default. Upon any notice of an Event of Servicer Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XIV, the Owner Trustee shall give prompt written notice thereof to the Residual Interest Holders at the addresses appearing in the Residual Interest Register, to the Certificateholders at the addresses appearing in the Certificate Register, to each of the Rating Agencies then rating the Notes, to the Indenture Trustee for further notice thereof to the Noteholders.

     SECTION 14.05 Waiver of Past Defaults. The Majority Controlling Noteholders may waive any default by the Servicer in the performance of its obligations hereunder and/or its consequences, except a default in making any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


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                                   ARTICLE XV

                                THE OWNER TRUSTEE

     SECTION 15.01 Duties of Owner Trustee. The Owner Trustee, both prior to and after the occurrence of an Event of Servicer Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event of Servicer Default shall have occurred and shall not have been cured and the Owner Trustee has received notice of such Event of Servicer Default, the Owner Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     The Owner Trustee shall execute and deliver, on behalf of the Trust, each Basic Document to which the Trust is a party and all certificates, instruments and agreements contemplated thereby. The Owner Trustee shall execute and authenticate the Certificates in accordance with this Agreement and shall execute the Notes in accordance with the Indenture.

     It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other documents to which the Trust is a party and to administer the Trust in the interest of the Residual Interest Holders and the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other documents to which the Trust is a party. Without limiting the foregoing, the Owner Trustee shall, upon written direction of the Instructing Party and on behalf of the Trust, file and prove any claim or claims that may exist on behalf of the Trust against the Transferor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Transferor. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other documents to which the Trust is a party to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other document to which the Trust is a party, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the documents to which the Trust is a party, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

     SECTION 15.02 Action upon Instruction.

          (a) Subject to Article X the Instructing Party shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not in violation of the express terms set forth herein or in any Basic Document. The Instructing Party shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Basic Documents.

          (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability or


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     unreimbursed expenses on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Residual Interest holder and the Certificateholders and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction from it and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten
     (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Residual Interest Holders and the Certificateholders and shall have no liability to any Person for such action or inaction except as otherwise expressly provided in this Agreement.

          (e) The Owner Trustee shall not take any action (a) that violates the purposes of the Trust set forth in Section 1.03 hereof or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Instructing Party shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

          (f) The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. To the extent not otherwise provided to such Person


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     pursuant to the terms hereof or the other Basic Documents, and otherwise without duplication, the Owner Trustee shall furnish to the Residual Interest Holders, the Certificateholders and the Rating Agencies promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

          (g) The Owner Trustee shall furnish to the Residual Interest Holders, the Certificateholders and the Rating Agencies promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

          (h) No provision of this Agreement shall be construed to relieve the Owner Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

               (i) Prior to the occurrence of an Event of Servicer Default, and after the curing of all such Events of Servicer Default that may have occurred, the duties and obligations of the Owner Trustee shall be determined solely by the express provisions of this Agreement, the Owner Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee and, in the absence of bad faith on the part of the Owner Trustee, or manifest error, the Owner Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement;

               (ii) The Owner Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee shall have been grossly negligent in ascertaining the pertinent facts;

               (iii) The Owner Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Instructing Party relating to the time, method, and place of conducting any proceeding for any remedy available to the Owner Trustee, or exercising any trust or power conferred upon the Owner Trustee, under this Agreement;

               (iv) The Owner Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) or (ii) of Section 14.01 hereof, or of any failure by the Transferor to comply with the obligations of the Transferor referred to in clause (ii) of Section 14.01 hereof, unless a Responsible Officer of the Owner Trustee receives written notice of such failure (it being understood that knowledge of the Servicer


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          or the Servicer as custodian, in its capacity as agent for the Owner
          Trustee, is not attributable to the Owner Trustee) from the Servicer or the Transferor, as the case may be; and

               (v) Without limiting the generality of this Section or Section
          15.07 hereof, the Owner Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to therein or any financing statement (or continuation statement) evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed, or levied against, any part of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trust pursuant to this Agreement believed by the Owner Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Transferor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

     The Owner Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Owner Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Owner Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement. Except for actions expressly authorized by this Agreement, the Owner Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

     SECTION 15.03 Accounting and Records to the Residual Interest Holders, the Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis with respect to amounts actually received or disbursed by the Owner Trustee (unless otherwise required by Code Section 706(b)), (b) deliver (or cause to be delivered) to each Residual Interest Holder and each Certificateholder, such information as may be required by the Code, the Internal Revenue Service and applicable Treasury Regulations to enable each Residual Interest Holder and each Certificateholder to prepare its federal, State and local income tax returns, and (c) file or cause to be filed such tax returns relating to the Trust provided to it in execution form, and pursuant to direction of BVAC make such elections, except Form 8832, as may from time to time be requested in connection with any applicable State, federal or local statute or rule or regulation thereunder. The Owner Trustee shall make all elections pursuant to this Section as directed in


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writing by BVAC. The Owner Trustee shall sign all tax information returns provided to it in execution form pursuant to this Section and any other returns as may be requested by BVAC, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, BVAC. The Trust shall comply with the provisions in Section 9.09 related to elections under Sections 754 and 1278 of the Code.

     SECTION 15.04 Signature on Returns; Tax Matters Partner.

          (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires a Residual Interest Holder to sign such documents, in which case, as provided in
     Section 9.09 hereof such documents shall be signed by BVAC (or the successor Residual Interest Holder holding the largest percentage interest in the partnership) as "tax matter partner."

          (b) The Residual Interest Holders and the Certificateholders hereby elect BVAC (or the successor Residual Interest Holder holding the largest percentage interest in the partnership) as the "tax matters partner" of the Trust pursuant to Section 6231 of the Code and the Treasury Regulations promulgated thereunder.

     SECTION 15.05 Owner Trustee's Certificate. On or as soon as practicable after each Payment Date on which Receivables shall be (i) assigned to BVAC pursuant to Section 7.02 hereof or deemed to be assigned to the Transferor as a result of the application of Available Funds in respect of Charged-Off Receivables pursuant to Sections 9.05 hereof or (ii) assigned to the Servicer pursuant to Section 8.10 hereof or to the Servicer or any other Person designated by the Servicer pursuant to Section 16.02 hereof, the Owner Trustee shall, at the written request of the Servicer, execute an Owner Trustee's Certificate, substantially in the form of, in the case of an assignment to BVAC, Exhibit A, or, in the case of an assignment to the Servicer, Exhibit B, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Collection Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased or deemed to be repurchased by BVAC pursuant to Sections 7.02 or 8.08 hereof or purchased by the Servicer pursuant to Section 8.10 or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02 during such Collection Period, and shall deliver such Owner Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to BVAC or the Servicer, as the case may be, with a copy to the Indenture Trustee. The Owner Trustee's Certificate shall be an assignment pursuant to
Section 15.06 hereof.

     SECTION 15.06 Trust's Assignment of Purchased Receivables. With respect to each Receivable repurchased by BVAC pursuant to Section 7.02 hereof, or deemed to be so repurchased pursuant to Section 8.08 hereof, purchased by the Servicer pursuant to Section 8.10 hereof or the Servicer or any other Person designated by the Servicer pursuant to Section 16.02 hereof, the Trust shall assign, as of the last day of the Collection Period during which such Receivable became a Charged-Off Receivable or became subject to repurchase by BVAC or purchase by the Servicer or such other Person, without recourse, representation, or warranty, to BVAC, the Servicer or such other Person (as the case may be) all the Trust's right, title, and interest in and to such Receivables, and all security and documents relating thereto, such assignment being an assignment outright and not for security. If in any enforcement suit or legal


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proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at BVAC's expense, take such steps as the Owner Trustee deems necessary to enforce the Receivable, including bringing suit in its name and/or the name of the Indenture Trustee.

     SECTION 15.07 Certain Matters Affecting the Owner Trustee. Except as otherwise provided in Section 15.01:

               (i) The Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (ii) The Owner Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or Opinion of Counsel.

               (iii) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct, or defend any litigation under this Agreement or in relation to this Agreement, at the request, order, or direction of the Instructing Party pursuant to the provisions of this Agreement, unless such Instructing Party shall have offered to the Owner Trustee reasonable security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Owner Trustee of the obligations, upon the occurrence of an Event of Servicer Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (iv) The Owner Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

               (v) Prior to the occurrence of an Event of Servicer Default and after the curing of all Events of Servicer Default that may have occurred, the Owner Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, or other paper or document, unless requested in writing to do so by the Indenture Trustee or holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes;


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          provided, however, that if the payment within a reasonable time to the
          Owner Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the reasonable business judgment of the Owner Trustee, not reasonably assured to the Owner Trustee by the security afforded to it by the terms of this Agreement, the Owner Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by BVAC, as initial Servicer, or, if paid by the Owner
          Trustee, shall be reimbursed by BVAC, as initial Servicer, upon demand. Nothing in this clause (v) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors.

               (vi) The Owner Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Owner Trustee shall not be responsible for any misconduct or negligence solely attributable to the acts or omissions of the Servicer in its capacity as Servicer or custodian or the Administrator.

               (vii) The Owner Trustee shall have no duty of independent inquiry, except as may be required by Section 15.01 hereof, and the Owner Trustee may rely upon the representations and warranties and covenants of the Transferor and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

     SECTION 15.08 Owner Trustee Not Liable for the Residual Interest, Certificates or Receivables. The recitals contained herein and in the Certificates (other than the certificate of authentication on a Certificate) shall be taken as the statements of the Transferor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on a Certificate), or of any Receivable or related document. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to the Residual Interest Holders, the Certificateholders or the Noteholders under this Agreement or the Indenture, including, without limitation: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any physical damage insurance, lender's single interest insurance, or credit life or disability and hospitalization insurance with respect to any Receivable; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Transferor or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Owner Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any


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loss resulting therefrom (it being understood that the Owner Trustee shall remain responsible for any Trust Property that it may hold); the acts or omissions of the Transferor, the Servicer, or any Obligor; an action of the Servicer taken in the name of the Owner Trustee; or any action by the Owner Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Agreement or based on the Owner Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificateholders, the Residual Interest Holders or the Noteholders, or any Receivable or assignment thereof against the Owner Trustee in its individual capacity, the Owner Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder, any Residual Interest Holders or the Noteholders or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Owner Trustee shall not be accountable for the use or application by the Transferor of any Certificate, Residual Interest or Notes or of the proceeds thereof, or for the use or application of any funds paid to the Transferor or the Servicer in respect of the Receivables.

     SECTION 15.09 Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Owner Trustee.

     SECTION 15.10 Owner Trustee's and Indenture Trustee's Fees and Expenses; Indemnification.

          (a) In accordance with the priorities set forth in Section 8.05(a) of the Indenture, the Owner Trustee shall receive as compensation for its services hereunder the Owner Trustee Fee, and the Owner Trustee shall be entitled to be reimbursed in accordance with such priorities for its other reasonable expenses incurred hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents, and the Servicer shall pay or reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Owner Trustee in accordance with any provisions of this Agreement and the Indenture, except any such expense, disbursement, or advance as may be attributable to its willful misconduct, negligence, or bad faith. Any amounts paid to the Owner Trustee pursuant to this Section 15.10 shall be deemed not to be a part of the Trust Property immediately after such payment. The Servicer shall indemnify the Owner Trustee (which, for purposes of this section, shall include its directors, officers, employees, and agents) for and hold it harmless against any loss, liability, or expense incurred without willful misconduct, negligence, or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and any Basic Document to which it is a


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     party on behalf of the Trust. The Servicer shall pay the fees and expenses of the Administrator under the Administration Agreement; provided, however, that the Servicer shall only be required to pay the reasonable fees and expenses of any successor Administrator or such other fees agreed to in writing by the Servicer and BVAC. Additionally, the Transferor, pursuant to
     Section 12.02 and subject to the limitations set forth therein, and the Servicer, pursuant to Section 13.02, respectively, shall indemnify the Owner Trustee with respect to certain matters. The indemnities of this paragraph shall survive the termination of this Agreement and the Indenture or the termination of the Trust and the resignation or removal of the Owner Trustee.

          (b) The Servicer hereby agrees to pay or reimburse the fees and reasonable expenses of the Indenture Trustee as provided in Section 6.07 of the Indenture.

          (c) No successor Servicer (including the Back-up Servicer) shall be obligated to make any payments or indemnities required by this Section
     15.10 and instead the Owner Trustee and the Indenture Trustee shall receive such amounts, to the extent of Available Funds on each Payment Date, in the priorities set forth in Section 8.05(a) of the Indenture.

     SECTION 15.11 Eligibility Requirements for Owner Trustee. The Owner Trustee under this Agreement shall at all times be a corporation (i) having an office in the same State as the location of the Corporate Trust Office as specified in this Agreement; (ii) organized and doing business under the laws of such State or the United States of America; (iii) authorized under such laws to exercise corporate trust powers; (iv) having a net worth of at least $50,000,000; (v) subject to supervision or examination by federal or State authorities; and (vi) the long-term unsecured debt of which is rated at least A2 by Moody's and A by Standard & Poor's or which satisfies the Rating Agency Condition. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 15.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 15.11, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 15.12 hereof.

     SECTION 15.12 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer (or if Back-up Servicer is then acting as Servicer, the Indenture Trustee), shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 15.11 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged


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bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the initial Servicer (or if the Back-up Servicer is then acting as Servicer, the Majority Controlling Noteholders) may remove the Owner Trustee. If it shall remove the Owner Trustee under the authority of the immediately preceding sentence, the initial Servicer (or if the Back-up Servicer is then acting as Servicer, the Majority Controlling Noteholders) shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Owner Trustee so removed and one copy to the successor Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 15.12 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 15.13 hereof.

     SECTION 15.13 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 15.12 hereof shall execute, acknowledge, and deliver to the Servicer and to the predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed, or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. Any successor Owner Trustee appointed hereunder shall file an amendment to the Certificate of Trust with the Delaware Secretary of State reflecting the name and principal place of business of such successor Owner Trustee in the State of Delaware. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

     No successor Owner Trustee shall accept appointment as provided in this
Section 15.13 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 15.11 hereof.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 15.13, the Servicer shall mail notice of the successor of such Owner Trustee under this Agreement to the Indenture Trustee, to each Residual Interest Holder at its address as shown in the Residual Interest Registrar and to each Certificateholder at its address as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer (or if BVAC is no longer the Servicer, the Owner Trustee shall be reimbursed for such expenses in accordance with the priorities set forth in Section 8.05(a) of the Indenture).

     SECTION 15.14 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate


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trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 15.11 hereof, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 15.15 Appointment of Co-Trustee or Separate Owner Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer (or if the Back-up Servicer is then acting as Servicer, the Majority Controlling Noteholders) and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Residual Interest Holders and the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 15.15, such powers, duties, obligations, rights, and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicer Default shall have occurred and be continuing or the Back-up Servicer is then acting as Servicer, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 15.11 hereof and no notice to the Residual Interest Holders or the Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 15.13 hereof.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

               (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) The Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.


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     Any notice, request, or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XV. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor Owner Trustee.

     SECTION 15.16 Representations and Warranties of Owner Trustee. The Owner Trustee makes the following representations and warranties on which the Transferor, the Residual Interest Holders, the Certificateholders and the Secured Parties may rely:

          (a) Organization and Existence. The Owner Trustee is a national banking corporation duly organized and validly existing under the laws of the State of Delaware and authorized to engage in a banking and trust business under such laws.

          (b) Power and Authority. The Owner Trustee has full power, authority, and legal right to execute, deliver, and perform this Agreement, and shall have taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

          (c) Duly Executed. This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid, and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Owner Trustee, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.


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                                   ARTICLE XVI

                                   TERMINATION

     SECTION 16.01 Termination of the Trust.

          (a) The respective obligations and responsibilities of the Transferor, the Servicer, the Back-up Servicer, the Indenture Trustee and the Owner Trustee created hereby shall terminate and the Trust created by this Agreement shall dissolve upon (i) written notice to the Owner Trustee from the Servicer (or if Back-up Servicer is then acting Servicer, the Transferor) at any time after the disposition of the Trust corpus as of the last day of any Collection Period at the direction of the Servicer, at its option, pursuant to Section 16.02 hereof, or (ii) the payment to all Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the Indenture and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the date as of which this Agreement is executed. The Servicer shall promptly notify the Owner Trustee and the Indenture Trustee in writing of any prospective termination pursuant to this Section 16.01.

          (b) Neither the Transferor nor any Certificateholder nor any Residual Interest Holder shall be entitled to revoke or terminate the Trust.

          (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender its Certificates to the Indenture Trustee, as paying agent who shall then surrender such Certificates to the Owner Trustee for cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Transferor or Servicer, as the case may be, given pursuant to this Section 16.01 stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Indenture Trustee therein designated,
     (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Owner Trustee therein specified. The Owner Trustee shall give such notice to the Certificate Registrar and the Residual Interest Registrar (if other than the Owner Trustee), and the Indenture Trustee at the time such notice is given to the Certificateholders. Upon presentation and surrender of the Certificates to the Owner Trustee, the Indenture Trustee shall cause to be distributed to the Certificateholders and to the Residual Interest Holders amounts distributable on such Payment Date pursuant to Section 16.02.

          In the event that a Certificateholder shall not surrender its Certificate for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to such Certificateholder to surrender its Certificates for cancellation and receive the final distribution with respect thereto. If within one (1) year after the second notice, such Certificates shall not have been surrendered for cancellation, any funds remaining in the Trust after exhaustion of


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     such remedies shall be distributed, subject to applicably escheat laws, by the Indenture Trustee to the Transferor and such Certificateholder shall look solely to the Transferor for payment.

          (d) Any funds remaining in the Trust, after funds for final distribution have been distributed or set aside for distribution and reasonable provision has been made for known claims and obligations of the Trust, shall be distributed to the Certificateholder to the extent the Certificateholder is entitled to receive such funds pursuant to Section
     8.05 of the Indenture, and then the Residual Interest Holders.

          (e) Upon dissolution and the winding up of the Trust pursuant to
     Section 16.01(a) hereof, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act.

     SECTION 16.02 Optional Disposition of All Receivables. On any Payment Date (after giving effect to any payments to be made on such Payment Date) on which the aggregate Principal Balance of the Receivables will be equal to or less than 15% of the Original Pool Balance, the Servicer shall have the option to cause the Owner Trustee to sell (to the Servicer or any other person designated by the Servicer) the corpus of the Trust at the Redemption Price. Any such purchase will be effective as of the end of the Collection Period which relates to the Payment Date on which the repurchase occurs. The proceeds of such sale will be deposited into the Collection Account for distribution in accordance with
Section 8.05 of the Indenture on the next succeeding Payment Date. The Servicer shall notify the Owner Trustee and the Indenture Trustee on or before the Determination Date if the aggregate Principal Balance as of the related Payment Date (after giving effect to any payments to be made on such Payment Date) will be less than or equal to 15% of the Original Pool Balance. The Servicer shall notify the Owner Trustee and the Indenture Trustee in writing on or before the applicable Determination Date if the Servicer intends to exercise its option to purchase the corpus of the Trust pursuant to this Section 16.02. Such Redemption Price shall be deposited to the Collection Account in immediately available funds by 11:00 a.m., New York City time, on the Payment Date and, upon notice to the Owner Trustee and the Indenture Trustee of such deposit, whereupon the Notes, the Residual Interest and the Certificates shall no longer evidence any right or interest in the Receivables or any proceeds thereof. The fair market value of the outstanding Receivables for purposes of this Section 16.02 shall be an amount equal to the average of the bid prices for such assets taken as a whole, provided to the Servicer by two independent, nationally recognized dealers in automobile loans substantially similar to the Receivables.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

     SECTION 17.01 Amendment.

          (a) This Agreement may be amended from time to time by the Issuer, the Transferor, the Servicer, the Back-up Servicer, the Owner Trustee and the Indenture Trustee with the consent of the Majority Controlling Noteholders (which consent given


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

     pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holders and on all future Holders of such Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or payments that shall be required to be made on any Note, the Residual Interest or Certificate or change the applicable interest rate payable on any Note, the Residual Interest or Certificate or the Certificate Pass Through Rate without the consent of each Noteholder, Residual Interest Holder and Certificateholder affected thereby and the satisfaction of the Rating Agency Condition, (b) reduce the aforesaid percentage of the Note Balance required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding or eliminate the right of the Noteholders, the Residual Interest Holder or the Certificateholders to consent to any change described in clause (a) affecting the Noteholders, the Residual Interest Holder or the Certificateholders without the consent of the Noteholders, the Residual Interest Holder or the Certificateholders, as applicable, or (c) result in a downgrade or withdrawal of the then current rating of the Notes by either of the Rating Agencies without the consent of all the Noteholders; provided, further that this Agreement may be amended from time to time by the Issuer, the Transferor, the Servicer, the Back-up Servicer, the Owner Trustee and the Indenture Trustee for any of the following purposes:

               (x) to correct or amplify the description of any property at any time conveyed to the Issuer hereunder, or better to assure, convey and confirm unto the property conveyed pursuant hereto;

               (y) to add to the covenants of the Transferor, BVAC, the Servicer or the Back-up Servicer for the benefit of the Holders of the Notes, or

               (z) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement; provided that such action pursuant to this subclause (z) shall not adversely affect in any material respect the interests of the Holders of the Notes, as evidenced by satisfaction of the Rating Agency Condition.

          (b) The Owner Trustee shall furnish prior notice of any such proposed amendment to each Rating Agency and promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish a copy of such amendment and/or consent, if applicable, to each Noteholder, and each of the Rating Agencies.

          (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this


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

     Agreement and the Opinion of Counsel referred to in Section 17.02(i)(l) hereof and an Opinion of Counsel stating that such amendment will not cause adverse tax consequences to the Trust, any Certificates, the Residual Interest or any Noteholder. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

          (d) [Reserved].

          (e) [Reserved].

          (f) It shall not be necessary for the consent of the Residual Interest Holders, the Certificateholders or the Noteholders pursuant to this Section
     17.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Certificateholders or the Residual Interest Holders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (g) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

     SECTION 17.02 Protection of Title to Trust.

          (a) Each of the Transferor and BVAC, as to itself, shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Noteholders, to the extent expressly set forth herein or the other Basic Documents, and the Indenture Trustee in the Receivables and in the proceeds thereof and the sale of accounts and chattel paper. Each of the Transferor and BVAC, as to itself, shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither BVAC nor the Transferor shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Transferor or BVAC in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given the Indenture Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other Trust Property, and reciting the details of such filings or


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     (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          (c) Each of the Transferor and BVAC shall give the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office, or State of incorporation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other Trust Property, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly (including by means of tagging) the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

          (f) If at any time BVAC or the Transferor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly (including by means of tagging) that such Receivable has been sold and is owned by the Trust and pledged to the Indenture Trustee.

          (g) Upon reasonable prior notice, the Servicer shall permit the Indenture Trustee, the Owner Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable provided, that such inspection and audit shall not unreasonably interfere with the Servicer's daily business operations.


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          (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee within five Business Days, a list of all Receivables (by account number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables attached hereto as Schedule A and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i) The Servicer shall deliver to the Owner Trustee and the Indenture
     Trustee:

          (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been executed (or otherwise authorized) and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

          (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Such Opinion of Counsel shall also describe the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee in the Receivables, until the end of such 90-day period in the following calendar year.

     Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (j) If the Back-up Servicer is acting as the successor Servicer, it shall be reimbursed for any costs incurred by it in performing its duties pursuant to this Section.


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     SECTION 17.03 Limitation on Rights of Noteholders, the Residual Interest
Holders and the Certificateholders.

          (a) The death or incapacity of any Noteholder, Residual Interest Holder or Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder's, such Residual Interest Holder's or such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

          (b) No Noteholder shall have any right to vote (except as provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement except as expressly set forth herein, nor shall anything in this Agreement set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholders be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement. No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, and unless also (i) the default arises from the Transferor's or the Servicer's failure to remit payments when due hereunder, or (ii) the Majority Controlling Noteholders shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee under this Agreement and such Holder shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Indenture Trustee pursuant to this Section or Section 13.04; no one or more Holders of Notes or the Certificates or the Residual Interest shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes, the Residual Interest or the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Noteholders, Residual Interest Holders or Certificateholders, as applicable. For the protection and enforcement of the provisions of this Section, each Noteholder, each Residual Interest Holder, each Certificateholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

          (c) In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Securities, each representing less than the required amount of the Securities, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement.


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     SECTION 17.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS AND WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (EXCEPT WITH REGARD TO THE UCC).

     SECTION 17.05 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by facsimile or electronic transmission to, sent by courier to or mailed by certified mail, return receipt requested (except as otherwise indicated below), and shall be deemed to have been duly given unless otherwise provided herein, upon receipt:

          (a) in the case of the Transferor, at the following address: Bay View Deposit Corporation, 1840 Gateway Drive, Suite 400, San Mateo, California 94404, Attention: Tausha Wagner; at the following phone number: (650) 312-6807; and at the following fax number (650) 573-6381.

          (b) in the case of the Servicer, at the following address: Bay View Acceptance Corporation, 1840 Gateway Drive, Suite 300, San Mateo, California 94404, Attention: Tausha Wagner; at the following phone number:
     (650) 312-6807; and at the following fax number (650) 573-6381.

          (c) in the case of the Owner Trustee at the following address: Bay View 2005-3 Owner Trust, c/o Wilmington Trust Company, Owner Trustee, Plaza Building, 1st Floor, 301 West 11th Street, Wilmington, Delaware 19890-0001,
     Attention: Corporate Trust Administration; at the following phone number
     (302) 636-6000, and at the following fax number (302) 636-4140;

          (d) in the case of the Indenture Trustee, at its Corporate Trust Office, Attention: Structured Finance - Bay View 2005-3;

          (e) in the case of the Back-up Servicer, at the following address:
     CenterOne Financial Services LLC, Attention: Ed Brown; at the following phone number (954) 596-3976; and at the following fax number (954) 596-7713.

          (f) in the case of Moody's, all notices thereto via electronic delivery to ServicerReports@moodys.com, except for any information not available in electronic format, then to the following address in accordance with delivery instructions set forth above: at the following address: 99 Church Street, New York, New York 10007 Attn: ABS Monitoring Department;

          (g) in the case of Standard & Poor's, all notices thereto via electronic delivery to Servicer_reports@sandp.com, except for any information not available in electronic format, then to the following address in accordance with delivery instructions set forth above: 55 Water Street, New York, New York 10041, Attention: Asset-Backed Surveillance Department;


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     Any notice required or permitted to be mailed to a Noteholder, Residual
Interest Holder or Certificateholder, as the case may be, shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note, the Residual Interest Register or Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder, the Residual Interest Holder or the Certificateholder, as the case may be, shall receive such notice.

     SECTION 17.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificate or the Notes or the rights of the Holders or holders thereof.

     SECTION 17.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided below or in Sections 12.03 and 13.03 hereof and as provided in the provisions of this Agreement concerning the resignation of the Servicer or the Back-up Servicer, this Agreement may not be assigned by the Transferor, the Servicer or the Back-up Servicer without the prior written consent of the Owner Trustee and the Majority Controlling Noteholders.

     SECTION 17.08 [Reserved].

     SECTION 17.09 Nonpetition Covenants. The Owner Trustee (in its individual capacity and as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, each Residual Interest Holder, by accepting its interest in the Residual Interest, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents. Without limiting the generality of the foregoing, no such Person shall cooperate with or encourage any other Person to take any of the actions that it would be prohibited from taking itself pursuant to this Section 17.09.

     SECTION 17.10 No Recourse. (a) Each Certificateholder and each Residual Interest Holder, by accepting a Certificates or an interest in the Residual Interest, as applicable, acknowledges that such its Certificate or interest represents a percentage beneficial interest in the assets of the Trust only and does not represent an interest in or obligation of the Transferor, the Servicer, the Back-up Servicer, BVAC, the Owner Trustee, the Indenture Trustee, the Collateral Agent, the Custodian or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

(b) Each or the parties hereto acknowledges, and each Certificateholder and Residual Interest Holder acknowledges by its acceptance of its interest in the Certificate or the Residual Interest, that (i) the Certificate and the Residual Interest are (x) obligations of the Trust and not obligations of BVAC or the Depositor and (y) do not constitute a claim against Bay View Acceptance Corporation or Bay View Deposit Corporation should the cash flow from the Trust Assets be insufficient to repay either such obligation in full, (ii) that neither it nor the Owner Trustee will have any recourse with respect to any assets of the Transferor other the Trust Property (collectively, the "Other Assets"), whether transferred by or through the Transferor in connection with another securitization or otherwise and (iii) if, notwithstanding the foregoing, the Certificateholder (in its capacity as such) or Residual Interest Holder (in its capacity as such) were deemed to have an interest in any asset of the Transferor that comprises any of the Other Assets then such interest shall be subordinate to the interest of the holders of any notes or other obligations that were issued in connection with such Other Asset. This Agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

     SECTION 17.11 No Legal Title to Trust Property in Residual Interest Holders or Certificateholders. Neither the Residual Interest Holders nor the Certificateholders shall have legal title to any part of the Trust Property. The Residual Interest Holders and the Certificateholders shall be entitled to receive distributions only in accordance with the Indenture and this Agreement. No transfer, by operation of law or otherwise, of any right, title or interest of the Residual Interest Holders or the Certificateholders to and in its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     SECTION 17.12 Further Assurances. The Transferor, the Servicer and the Back-up Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee more fully to effect the purposes of this Agreement and the other Basic Documents, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     SECTION 17.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Noteholders, the Residual Interest Holders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     SECTION 17.14 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders, the Residual Interest Holders and the Certificateholders, respectively, and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other person will have any right or obligation hereunder. The Owner Trustee (including in its individual capacity) is an express third party beneficiary of this Agreement.

     SECTION 17.15 Actions by Noteholders, Residual Interest Holders or Certificateholders.

          (a) Wherever in this Agreement a provision states that an action may be taken or a notice, demand, or instruction given by Noteholders, by Residual Interest Holders or by Certificateholders, as the case may be, such action, notice, demand or instruction may be taken or given by any Noteholder, any Residual Interest Holder or any Certificateholder, unless such provision requires a specific percentage of Noteholders, Residual Interest Holders or Certificateholders, as the case may be.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be taken or given by Noteholders, Residual Interest Holders or Certificateholders, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, Residual Interest Holders or Certificateholders, as the case may be, in person or by an agent duly appointed in writing.

          (c) The fact and date of the execution by any Noteholder, any Residual Interest Holders or any Certificateholder of any instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

          (d) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder, a Residual Interest Holder or a Certificateholder, as the case may be, shall bind such Noteholder, Residual Interest Holder or Certificateholder, as the case may be, and every subsequent holder of such Certificate, Residual Interest or Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee, the Transferor, the Servicer or the Back-up Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate, Residual Interest or Note.

          (e) The Indenture Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 17.16 Corporate Obligation. No recourse may be taken, directly or indirectly, against any partner, incorporator, subscriber to the capital stock, stockholder, director, officer or employee of the Transferor, the Servicer or the Back-up Servicer with respect to their respective obligations and indemnities under this Agreement or any certificate or other writing delivered in connection herewith.

     SECTION 17.17 Covenant Not File a Bankruptcy Petition. The parties hereto agree that until one year and one day after such time as the Notes issued under the Indenture are paid in full, they shall not (i) institute the filing of a bankruptcy petition against the Transferor or the Trust based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Transferor or the Trust under the Bankruptcy Law; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Transferor or the Trust or a substantial portion of the property of the Transferor or the Trust. The parties hereto agree that all obligations of the Issuer and the Transferor are non-recourse to the Trust Property except as specifically set forth in the Basic Documents.

     SECTION 17.18 Independence of the Servicer and Back-up Servicer. For all purposes of this Agreement, each of the Servicer and Back-up Servicer shall be an independent contractor and shall not be subject to the supervision of the Trust, the Indenture Trustee or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer and Back-up Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     SECTION 17.19 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer or the Back-up Servicer and either of the Trust or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 17.20 Headings. The headings of articles and sections and the table of contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement.

     SECTION 17.21 Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

     SECTION 17.22 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in this Agreement, as Owner Trustee, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements of the Issuer delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of this Agreement.

     SECTION 17.23 [Reserved].

     SECTION 17.24 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     SECTION 17.25 Consent to Jurisdiction.

          (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

          (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

          (c) Each of the Transferor and BVAC, so long as it is the Servicer, hereby agree that until such time as the Notes have been paid in full, each of the Transferor and BVAC shall have appointed an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date hereof is Corporate Research Solutions, Inc., 1773 Western Avenue, Albany, New York 12203). Each of the Transferor and BVAC agrees that service of such process upon such Person shall constitute personal service of such process upon it.

     SECTION 17.26 Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION

DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

     SECTION 17.27 Sarbanes-Oxley Certifications. The certifications required by the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to be included in filings with respect to the Trust pursuant to the Securities Exchange Act of 1934, as amended, shall be made by BVAC, so long as BVAC is the Servicer; provided, however, in the event BVAC is no longer the Servicer, such certifications shall be made by the Transferor. If BVAC is no longer the Servicer, the successor Servicer shall provide to the Transferor all information as the Transferor may reasonably request in order to fulfill its obligations to make such certifications.

     SECTION 17.28 Amendment and Restatement of Existing Trust Agreement. This Agreement amends and restates that certain Trust Agreement dated as of August 26, 2005.

      [remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Trust and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        BAY VIEW DEPOSIT CORPORATION,
                                        as Transferor


                                        By: /s/ John Okubo
                                            ------------------------------------
                                        Name: John Okubo
                                        Title: Chief Financial Officer


                                        BAY VIEW ACCEPTANCE CORPORATION,
                                        as Servicer


                                        By: /s/ John Okubo
                                            ------------------------------------
                                        Name: John Okubo
                                        Title: Chief Financial Officer

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Indenture Trustee


                                        By: /s/ Mary Jo Davis
                                            ------------------------------------
                                        Name: Mary Jo Davis
                                        Title: Vice President

                                        CENTERONE FINANCIAL SERVICES LLC
                                        as Back-up Servicer


                                        By: /s/ Brent D. Burns
                                            ------------------------------------
                                        Name:  Brent D. Burns
                                              ----------------------------------
                                        Title:  President
                                               ---------------------------------

                                        WILMINGTON TRUST COMPANY,
                                        as Owner Trustee


                                        By: /s/ Jeffrey J. Rossi
                                            ------------------------------------
                                        Name:  Jeffrey J. Rossi
                                              ----------------------------------
                                        Title: Senior Financial Services Officer
                                               ---------------------------------

                                                                       Exhibit A

                           Owner Trustee's Certificate
                            pursuant to Section 15.05
                      of the Trust and Servicing Agreement

     Wilmington Trust Company, as owner trustee (the "Owner Trustee") of the Bay View 2005-3 Owner Trust created pursuant to the Trust and Servicing Agreement (the "Trust Agreement") dated as of November 1, 2005, among Bay View Deposit Corporation, as depositor (the "Transferor"), Bay View Acceptance Corporation, as Servicer (the "Servicer"), JPMorgan Chase Bank, National Association, as Indenture Trustee, CenterOne Financial Services LLC, as Back-up Servicer and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey to Bay View Acceptance Corporation without recourse, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been repurchased by the Transferor pursuant to Section 7.02 or Section 8.08 of the Trust Agreement and all security and documents relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand this _____ day of
__________.

                                                                       Exhibit B

                           Owner Trustee's Certificate
                            pursuant to Section 15.05
                      of the Trust and Servicing Agreement

     Wilmington Trust Company, as owner trustee (the "Owner Trustee") of the Bay View 2005-3 Owner Trust created pursuant to the Trust and Servicing Agreement (the "Trust Agreement"), dated as of November 1, 2005, among Bay View Deposit Corporation, as depositor (the "Transferor"), Bay View Acceptance Corporation, as Servicer (the "Servicer"), JPMorgan Chase Bank, National Association, as Indenture Trustee, CenterOne Financial Services LLC, as Back-up Servicer and the Owner Trustee, does hereby sell, transfer, assign, and otherwise convey to the Servicer, representation, or warranty, all of the Owner Trustee's right, title, and interest in and to all of the Receivables (as defined in the Trust Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which have been purchased by the Servicer pursuant to Section 8.10 or Section 16.02 of the Trust Agreement, and all security and documents relating thereto.

     IN WITNESS WHEREOF I have hereunto set my hand this _____ day of
__________.

                                                                       Exhibit C

                         Form of Servicer's Certificate
                            pursuant to Section 8.12
                      of the Trust and Servicing Agreement

                             SERVICER'S CERTIFICATE

                                    EXHIBIT D

                          FORM OF CERTIFICATE OF TRUST

                                    ON FILE.

                                                                       EXHIBIT E

                              [Form of Certificate]

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN INDIVIDUAL OR ENTITY THAT IS NOT A U.S. PERSON AS DEFINED IN SECTION 7701(A)(30) OF THE CODE. BY ACCEPTING AND HOLDING A CERTIFICATE, THE HOLDER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT (OR, IF IT IS ACTING AS A NOMINEE, THE BENEFICIAL OWNER) IS A U.S. PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED OTHER THAN IN COMPLIANCE WITH THE TRUST AGREEMENT.

THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUTN SHOWN OF THE FACE HEREOF.

                           BAY VIEW 2005-3 OWNER TRUST
                              AUTOMOBILE RECEIVABLE
                               BACKED CERTIFICATE

     evidencing an undivided interest in the Trust, as defined below, the property of which includes a pool of simple interest installment sale and installment loan contracts and security agreements secured by new and used automobiles, light-duty trucks, sport utility vehicles and vans. The contracts were sold to the Trust by Bay View Deposit Corporation.

     (This Certificate does not represent an interest in or obligation of Bay View Deposit Corporation or any of its affiliates. Neither this Certificate nor the underlying Receivables, as defined below, are insured or guaranteed by any other government agency).

          NUMBER   Certificate Balance
          R-___

     THIS CERTIFIES THAT __________________, is the registered owner of a nonassessable, fully-paid interest in the Bay View 2005-3 Owner Trust (the "Trust"), a Delaware statutory trust. The Trust was created pursuant to a Trust and Servicing Agreement dated as of November 1, 2005 (the "Agreement"), among Bay View Deposit Corporation, as Transferor, Bay View Acceptance Corporation, as Servicer, JPMorgan Chase Bank, National Association, as Indenture Trustee, CenterOne Financial Services LLC, as Back-up Servicer, and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Owner Trustee by any Certificateholder upon request. This Certificate has a Certificate Pass-Through Rate as set forth in the Agreement and Indenture referenced therein. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple interest installment sale and installment loan contracts and security agreements for new and used automobiles, light-duty trucks, sport utility vehicles and vans (the "Receivables"), all monies paid thereon, and all monies due thereon, including Accrued Interest, after October 31, 2005 (but excluding Accrued Interest paid or due before the Closing Date), security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof and certain other property and rights described in the Agreement and the proceeds of the foregoing.

     This Certificate represents an interest in certain assets of the Trust, including the right to receive a portion of the collections and other amounts at the times and in the amounts specified in the Agreement. The rights of the Certificateholders in the assets of the Trust are subordinated to the rights of the Noteholders as set forth in the Indenture and the Agreement.

     Unless the certificate of authentication hereon shall have been executed by a Responsible Officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose. Registration of transfer of this Certificate to a person may not be effected except as set forth in this Agreement.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer may at its option cause the Owner Trustee to sell the corpus of the Trust at a price not to be less than the price specified in the Agreement; however, such right is exercisable only as of the last day of a Collection Period on which the Pool Balance is less than or equal to 15% of the Original Pool Balance. The Servicer is required to pay any unpaid fees and reasonable expenses of the Owner Trustee and in connection with such disposition.

     Although this Certificate summarizes certain provisions of the Agreement, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. In the event of any inconsistency or conflict between the terms of this Certificate and the terms of the Agreement, the terms of the Agreement shall control. By acceptance of this Certificate, the holder agrees to be bound by the terms of the Agreement, including the agreement to treat the Trust as a partnership for income tax purposes and the Certificate as an equity interest therein.

     IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

Dated: November ___, 2005

                                        BAY VIEW 2005-3 OWNER TRUST

                                        By Wilmington Trust Company, not in its
                                           individual capacity, but solely in
                                           its capacity as Owner Trustee


                                        By                                     ,
                                           ------------------------------------
                                           Responsible Officer

                          CERTIFICATE OF AUTHENTICATION

     This is the Certificate referred to in the Within-mentioned Agreement.

                                        Wilmington Trust Company, not in its
                                        individual capacity, but solely in its
                                        capacity as Owner Trustee


                                        By                                     ,
                                           ------------------------------------
                                           Signatory

Dated:
       --------------

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
       --------------

                                        *
                              Signature Guaranteed:

                                        *

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank, trust company savings bank or other savings and loan institution.

                                                                       EXHIBIT F

                          CONFIRMATION OF COMPUTER TAPE

Bay View Acceptance Corporation
1840 Gateway Drive
San Mateo, California 94404

     Re: Bay View 2005-3 Owner Trust

Month __________                                                 Year __________

     Under the Trust and Servicing Agreement dated as of November 1, 2005 among Wilmington Trust Company, as Owner Trustee, Bay View Acceptance Corporation, as Servicer, Bay View Deposit Corporation, as Transferor, CenterOne Financial Services LLC, as Back-up Servicer, and JPMorgan Chase Bank, National Association, as Indenture Trustee (the "Servicing Agreement"), the undersigned is hereby providing written confirmation that (i) it has received the Computer Tape and (ii) such Computer Tape is in readable form and in the correct format subject only to minor changes or modifications that would not significantly affect the Back-up Servicer's assumption and performance of the Servicer's duties hereunder (subject to those duties that would be specifically excluded if the Back-up Servicer was the successor Servicer). Capitalized terms shall have the meaning ascribed to such terms in the Servicing Agreement].

                                        CenterOne Financial Services LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------

                                                                       EXHIBIT G

FORM OF INVESTMENT LETTER
Bay View Deposit Corporation,
as Transferor under the Trust and Servicing Agreement

Wilmington Trust Company
as Certificate Registrar and Owner Trustee
Attention: Corporate Capital Markets/

Re: Bay View 2005-3 Owner Trust Certificates

Reference is hereby made to the Trust and Servicing Agreement, dated as of November 1, 2005 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Trust and Servicing Agreement"; terms defined therein being used herein as therein defined), between Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), and Bay View Deposit Corporation, as Transferor thereunder and Bay View Acceptance Corporation, as Servicer (the "Servicer"). Capitalized terms used but not defined herein shall have the meanings given to them in the Trust and Servicing Agreement.

This letter relates to the Certificates (the "Certificates") issued by Bay View 2005-3 Owner Trust (the "Issuer"), representing $_____________ in Certificate Balance in the Certificates and $_____________ in Certificate Balance registered in the name of [transferor] (the "Transferor"). The Transferor has requested a transfer of the Certificates to [transferee] (the "Transferee"). In connection with such request and in respect of such Certificates, the Transferor does hereby certify as follows:

     [ ] Such Certificates are being transferred to the Transferee who is certifying herein that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or

     [ ] Such Certificates are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A under the Securities Act, and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished to that effect simultaneously with the delivery of this certificate.

The Transferee does hereby certify as follows:

               (i) The Transferee is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or
          (7) of the Securities Act;

               (ii) The Transferee is a U.S. Person as defined in Section 7701(a)(30) of the Code;

               (iii) Attached hereto is Internal Revenue Service Form W-9 originally executed and properly completed by the Transferee; and

               (iv) No portion of the assets used by the Transferee to acquire or hold the Certificates constitute assets of any Plan subject to Title I of ERISA, Section 4975 of the Code or Similar Law.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuer.

                                        [Insert name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [Insert name of Transferee]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------

cc: Bay View 2005-3 Owner Trust

                                   Schedule A
                      to the Trust and Servicing Agreement

                             SCHEDULE OF RECEIVABLES

       Transferor
     Account Number
(as of the Cut-off Date)   Name of Obligor   Amount Financed
------------------------   ---------------   ---------------
$

          A COPY OF THE SCHEDULE OF RECEIVABLES, INCLUDING THE ABOVE CAPTIONED INFORMATION WITH RESPECT TO EACH RECEIVABLE, WAS DELIVERED TO THE INDENTURE TRUSTEE, CUSTODIAN, OWNER TRUSTEE WITH A COUNTERPART OF THE TRUST AND SERVICING AGREEMENT.

                                   Schedule B
                      to the Trust and Servicing Agreement

2. Location of Receivables:

   Bay View Acceptance Corporation
   818 Oak Park Road
   Covina, California 91724

                                   Schedule C
                      to the Trust and Servicing Agreement

                      SCHEDULE OF BACK-UP SERVICER FEES AND
                             SUCCESSOR SERVICER FEES

PRICING
   BACK-UP SERVICING(1)
   Set-Up Fee:                                         $2,500
   Monthly Fee(2):                        the greater of 2.5 bps or $1,000

   SUCCESSOR SERVICING
   Boarding Fee(2):                              $5.00 per contract
   Monthly Fee(1,3):                the greater of 100 bps or $5.00 per contract
   Minimum Monthly Servicing Fee:                      $5,000

   DEFICIENCY RECOVERY
   In-House Fee                                   35% of recoveries
   Agency Management Fee                          5% of recoveries

PASS THRU EXPENSES:

     Pass through expenses listed include but, are not limited to the following items:

     BACK-UP SERVICING

     - Reasonable costs associated with due-diligence effort, including travel

     -    Legal Fees

     TRANSITION PERIOD SERVICING(2)

     -    Travel

     -    Document packaging and shipments

     -    Obligor letters (welcome and good-bye) and mailing costs

     SUCCESSOR SERVICING

     -    Third party insurance or insurance tracking

     -    Third-party audit fees

     -    Legal fees

     -    Statement and mailing costs

     - Costs related to repossession and liquidation processes (including the replevin process)

     - Costs related to the collection or preservation of active accounts (including third-party skip tracing and field calls)


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

     -    Bankruptcy fees

     -    Lockbox fees and bank charges

ASSUMPTIONS:

     - After the transition period, all administrative fees including but, not limited to late fees, NSF and Phone Pay fee income will be retained by CenterOne.

     - Monthly duties are limited to receiving a month-end file from BayView and comparing the summarized results to the month-end servicer statement/certificate.

----------
(1) Basis points are annualized (i.e., applicable basis points/12) and shall be based on beginning of month outstanding principal balance of each individual Active Contract, as defined below.

(2)  Transition Fees and Expenses shall not exceed $150,000 in the aggregate.

(3) CenterOne shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts;
     (ii) contracts in which the asset has been liquidated and CenterOne has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which CenterOne has completed all work in connection with processing and receiving insurance payoffs.

                                   Schedule D
                      to the Trust and Servicing Agreement

                              Delivery Requirements

     The Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any shall, except for clearing corporation securities, be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner that complies with this Agreement and the requirements of the definition of Eligible Investments.

                                   Schedule E
                      to the Trust and Servicing Agreement

   EXCEPTIONS LIST OF CENTERONE FINANCIAL SERVICES LLC ("CenterOne") ATTACHED TO THAT CERTAIN TRUST AND SERVICING AGREEMENT, DATED AS OF NOVEMBER 1, 2005 (THE "TRUST AGREEMENT") AND MADE A PART THEREOF; ALL CAPITALIZED TERMS USED
    HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED TO SUCH
                           TERM IN THE TRUST AGREEMENT

     Notwithstanding the definitions of Liquidation Proceeds, Recoveries, Transition Costs and any other provision of the Basic Documents which proposes to limit reimbursements or expenses by caps or otherwise, CenterOne will be reimbursed for all of its out-of-pocket expenses and other expenses and amounts as itemized in the fee schedule attached as Schedule C to the Trust Agreement to the extent amounts are available for such payments pursuant to Section 8.05 of the Indenture.

     Upon transfer of servicing to CenterOne: CenterOne shall service the Receivables in its own name and direct obligors to make payments to the CenterOne lock-box. Section 9.01 (except as specifically noted therein) and
Section 9.03(a) of the Trust Agreement shall not apply to CenterOne. Upon identification, CenterOne will transfer collections to the Collection Account. No party will have a security interest in the CenterOne lock-box.

     The Servicing Fee shall be, with respect to CenterOne as Servicer, with respect to any Collection Period, the sum of (a) the greater of (1) the sum of the aggregate for each Receivable of the greater of (x) the Servicing Fee Rate times the Principal Balance of that Receivable as of the opening of business on the first day of such Collection Period times one twelfth and (y) $5 and (2) $5,000 and (b) the reimbursable expenses (including any delinquency recovery fees) of CenterOne incurred in connection with that Collection Period.

     CenterOne will not be required to perform the periodic audits of the Receivables Files required by Section 7.04(a) and all Receivables Files held by CenterOne, as successor Custodian, shall be held at one of its offices specified on Annex A to this Schedule E.

     Notwithstanding Section 8.01(a), 8.05(a) or any other provision of the Basic Documents, CenterOne shall not be required to service the Receivables in accordance with industry standards, but rather shall service the Receivables solely with reasonable care, using that degree of skill and attention that CenterOne exercises with respect to all comparable automobile receivables that it services for itself and others, and CenterOne will be permitted to change those policies without prior written consent of the Majority Controlling Noteholders or the Majority Certificateholders provided it changes its policies for the receivables it services for itself or others.

     Notwithstanding Section 8.01(b), CenterOne shall not be responsible for obtaining licenses for the Trust.

     Any additional information required to be supplied by CenterOne pursuant to
Section 8.01(c) or 8.12(G) shall be a reimbursable expense of CenterOne.

     Sections 8.06(c) and (d) regarding limits on numbers and purchases of repossessed vehicles shall not apply to CenterOne.

     Section 8.08(b) regarding verification of Receivables Files completeness shall not apply to CenterOne.

     CenterOne shall not be obligated to re-lien any vehicle pursuant to Section 8.08(c) unless it shall reach a separate agreement with the Majority Controlling Noteholders respect to that process and compensation therefor.

     CenterOne shall in no event be obligated to purchase a receivable under
Section 8.10 or any other provision of the Basic Documents. Sole recourse shall be pursuant to the indemnification provisions.

     CenterOne will provide notice of any Servicer Default or other event requested or required under the Basic Documents of which it has knowledge, but CenterOne shall have no liability for its failure to do so other than with respect to defaults caused by its own action or inaction.

     CenterOne will not be required to provide audited financials notwithstanding Section 8.14(d).

     Notwithstanding Section 8.15 and 17.02(g), any access to CenterOne's records shall be a reimbursable expense of CenterOne and on site visits shall be limited to 2 times per year unless a Back-up Servicer Default has occurred.

     Notwithstanding Sections 8.16 or 15.10, in no event shall CenterOne be obligated to pay the fees or expenses of the Owner Trustee, the Indenture Trustee or any other person.

     CenterOne as successor Servicer will not be obligated to assume any subservicing arrangement as provided in Section 8.19, all of which will be terminated if CenterOne becomes the successor Servicer.

     CenterOne shall have no obligation under Section 9.06.

     The indemnity of the Transferor in Section 12.02(i) and (iii) will cover CenterOne as successor Servicer.

     Under Section 13.02, indemnification by the Back-up Servicer shall be for its gross negligence, not mere negligence.

     The provisions of Section 13.03, shall not apply to mergers or similar transitions between CenterOne and its affiliates.

     CenterOne would like 45 days notice before it is required to assume the role as successor Servicer as required in Section 14.01.

     Notwithstanding Section 15.15, CenterOne shall have no responsibility for appointing a successor Owner Trustee.

     CenterOne shall not be responsible for delivering the opinions and certificates regarding the security interests required under Section 17.02(i).

     CenterOne shall not have any obligation to sue to enforce or collect upon any Insurance Policy.

     In the event that (a) CenterOne is removed as successor Servicer unless a Back-up Servicer Default with respect to CenterOne has occurred and is continuing or (b) all or substantially all of the Receivables are removed by sale or otherwise from the Trust, CenterOne shall be entitled to a termination fee, immediately payable in cash as part of the Servicing Fee, in an amount equal to four times the average monthly fee of CenterOne over the preceding four Collection Periods less any fees paid after notice of such termination. Termination fees can be paid in any combination of fees paid after notice of termination or termination fees so long as CenterOne receives fees equal to at least four times such average monthly fee (for example if CenterOne is given one month notice, CenterOne would be due one month of monthly fees plus three additional months of fees as a termination fee). CenterOne will waive the termination fee after the deal has reached the clean-up call status.

     CenterOne shall have no responsibility for preparing the documents and instruments required to perfect the interests of the Indenture Trustee as provided in Section 3.05 of the Indenture.

     CenterOne shall have no responsibility for reviewing or approving any opinion delivered pursuant to Section 3.10(a)(iv) or (b)(iv) of the Indenture.

     CenterOne will not be responsible for liquidating the Pledged Assets in connection with an Event of Default pursuant to Section 5.04 of the Indenture.

                                     ANNEX A
                              TO SCHEDULE E OF THE
                                 TRUST AGREEMENT

Locations at which Receivables Files will be kept:

3120 Rider Trail S.
Earth City, MO 63045

185-190 Jim Moran Boulevard
Deerfield Beach, FL 33442

6150 Omni Park Drive
Mobile, AL 36609

2051 W. I-65 Service Road N.
Mobile, AL 36618